Exhibit 4.42

ATT.: Arbitration Court of Moscow 17 Bolshaya Tulskaya St., Moscow 115191

Claimant: Sberbank Public Joint-Stock Company (Sberbank PJSC) TIN 7707083893 PSRN 1027700132195 Date of incorporation - 20.06.1991 19 Vavilova St., Moscow, 117997

Respondent: Southern Kuzbass Coal Company Open Joint-Stock Company (Southern Kuzbass OAO)

TIN 4214000608 PSRN 1024201388661 Date of incorporation - 04.06.1993

6 Yunosti St., Mezhdurechensk, Kemerovo Region, 652877

CASE No.A40-187413/15

AMICABLE AGREEMENT

Moscow	December 18, 2015

Sberbank Public Joint-Stock Company (Sberbank PJSC), hereinafter referred to as the “Claimant”, represented by Maxim Nikolaevich Degtiarev, Vice-President - Director of Toxic Assets Division of Sberbank PJSC, acting under Power of Attorney No. 55-D dated February 25, 2015, on the one part, and

Southern Kuzbass Coal Company Open Joint-Stock Company (Southern Kuzbass OAO), hereinafter referred to as the “Respondent”, represented by Pavel Viktorovich Shtark, General Director of Mechel-Mining Management Company Limited Liability Company (short name - Mechel-Mining MC OOO, PSRN 1085410004811, located at: 1 Krasnoarmeyskaya St., Moscow, 125167 Russian Federation), performing functions of Southern Kuzbass OAO sole executive body under contract on delegating Southern Kuzbass OAO executive body authorities to a management entity - Mechel-Mining MC OOO, dated October 21, 2013, acting under Mechel-Mining MC OOO Articles of Association and Southern Kuzbass OAO Articles of Association, on the other part, hereinafter - the Parties, when jointly referred to the Claimant and the Respondent, being parties to case No. A40-187413/15 under Sberbank PJSC claim, have entered into this Amicable Agreement for the purposes of dispute voluntary settlement, as follows:

1. This amicable agreement is entered into by the parties on the basis of Articles 139, 140 of the Russian Federation Arbitration Procedure Code aiming to settle the dispute resultant from Respondent’s failure to perform obligations to repay the amount of credit and interest on credit accrued under Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 and Novation Agreement No. 5593 dated 05.12.2012 (hereinafter - the Credit Agreement), as well as to pay the state duty expenses relating to the enforced collection.

2. The Respondent shall recognize the Claimant’s claim as on and including 02.10.2015 amounting to USD 171,921,207.12 (under the First Facility Part), including:

Forfeit indebtedness in USD	434,816.80
incl. the principal overdue (for 02.10.2015)	97,847.36
incl. the interest overdue (18.04.2015 through 02.10.2015)	336,969.44
Interest on credit in USD	9,148,727.98
incl. accrued	0
incl. overdue (29.03.2015 through 01.10.2015)	9,148,727.98
Principal in USD	162,337,662.34
incl. accrued	0
incl. overdue (as on 02.10.2015)	162,337,662.34

and amounting to RUB 1,595,699,687.80 (under the Second Facility Part), including:

Forfeit indebtedness in RUB	2,588,728.89
incl. the principal overdue (for 02.10.2015)	1,076,712.33
incl. the interest overdue (30.06.2015 through 02.10.2015)	1,512,016.56
Interest on credit in RUB	93,110,958.91
incl. accrued	0
incl. overdue (29.03.2015 through 01.10.2015)	93,110,958.91
Principal in RUB	1,500,000,000.00
incl. accrued	0
incl. overdue (as on 02.10.2015)	1,500,000,000.00

3. The amount of outstanding forfeits accrued as of the Amicable Agreement date on the amount of:

3.1. principal overdue under the First Facility Part for the period from and including 02.10.2015 to and excluding the Amicable Agreement execution date shall be recalculated based on the forfeit at the rate of 11 (eleven) percent per annum;

3.2. principal overdue under the Second Facility Part for the period from and including 02.10.2015 to and excluding the Amicable Agreement execution date shall be recalculated based on the forfeit at the rate of 13,1 (Thirteen point one) percent per annum;

3.3. interest overdue under the First Facility Part for the period from and including 18.04.2015 to and excluding the Amicable Agreement execution date shall not be subject to collection from the Respondent;

3.4. interest overdue under the Second Facility Part for the period from and including 30.06.2015 to and excluding the Amicable Agreement execution date shall not be subject to collection from the Respondent.

4. Subject to item 3 of the Amicable Agreement, Respondent’s indebtedness to the Claimant under the Credit Agreement as on and including the Amicable Agreement date under the First Facility Part shall amount to:

Amount, USD
Forfeit for the principal overdue (for the period from and including 02.10.2015 to and excluding the Amicable Agreement execution date)	3,767,123.29
interest overdue (for the period from 29.03.2015 to 01.10.2015)	9,148,727.98
principal overdue (as on 02.10.2015)	162,337,662.34

Total:	175,253,513.61

and shall amount under the Second Facility Part to:

Amount, RUB
forfeit for the principal overdue (for the period from and including 02.10.2015 to and excluding the Amicable Agreement execution date)	41,453,424.66
interest overdue (for the period from 29.03.2015 to 01.10.2015)	93,110,958.91
principal overdue (as on 02.10.2015)	1,500,000,000.00

Total:	1,634,564,383.57

5. The Respondent shall undertake to discharge the debt recognized thereby, as specified in p. 4 of the Amicable Agreement amounting to USD 175,253,513.61 (under the First Facility Part), and amounting to RUB 1,634,564,383.57 (under the Second Facility Part) according to the procedure as follows:

5.1. Indebtedness specified in p. 4 of the Amicable Agreement must be discharged by the Respondent as a flat payment on 22.12.2015.

5.2. Should following circumstances (in the aggregate) occur by and including 22.12.2015:

•

Amicable Agreements are signed by and between Sberbank Leasing, JSC and Mechel GC member companies being parties to arbitration cases Nos. A40-61418/2015; A40-62474/2015; A40-61412/2015; A19-4864/2015; A19-4866/2015; A19-4863/2015; A19-4930/2015; A19-4865/2015; A19-4862/2015; A40-62069/15; A40-62071/2015; A40-61374/2015; A40-61992/2015; A58-1674/2015; A40-61208/2015; A45-6321/2015; A45-6591/2015; A45-6590/2015; A45-6589/2015; A45-10320/2015; A45-10321/2005; A45-10322/2015; A45-10324/2015; A40-61367/2015; A40-137407/2015; A40-137403/2015, A40-137399/2015; A40-99769/2015; A60-14978/2015; A60-14888/2015; A60-14982/2015; A60-14838/2015; A60-14980/2015; A60-15110/2015; A60-15218/2015; A60-15126/2015; A60-15137/2015; A60-15125/2015; A60-15124/2015; A60-15135/2015, as well as cash

2

funds remitted by Mechel GC member companies being parties to amicable agreements above, in the total amount of RUB 900,000,000.00 in favour of Sberbank Leasing, JSC in total reimbursement for legal expenses under all other lawsuits with Sberbank Leasing, JSC and performance of obligations established by amicable agreements under arbitration cases mentioned;

•	Agreements on creditor’s right of first refusal are signed by and between the Claimant and Mechel OAO, Mechel-Mining OAO, Mechel-Trans LLC, Mechel-Service LLC, Mechel Energo LLC, Mechel International Holdings GmbH, Mechel Coke LLC;

•	Cash funds are received by the Claimant under agreements on cession of rights (claims) with respect to Southern Kuzbass OAO obligations under Non-Revolving Credit Facility Agreements No.5593 dated 09.10.2012, No.5594 dated 09.10.2012, No.8507 dated 09.10.2012, No.8508 dated 09.10.2012 and Amicable Agreements to the Agreements mentioned in the total volume equivalent to RUB 31,500,000,000;

•	Amicable Agreements are signed by and between the Claimant and respondents - Mechel GC member companies being parties to the following arbitration cases: Nos. A40-187413/15, A40-187451/15, A40-187412/15, A40-187416/15, A71-8039/15, A40-135744/15, A40-83634/15, A19-9461/15, A40-110111/15, A40-86346/15;

•	The Claimant has been furnished with properly certified copies of decisions taken by Board of Directors of Public Joint-Stock Companies - Mechel GC member companies, on convocation of general meetings of such Mechel GC member companies’ shareholders having issues put on the agenda on the approval of contracts (or additional agreements to contracts), as may be entered into by the Claimant and each of such Mechel GC member companies, being interested party transactions providing for granting the security to the Claimant of performance of Mechel GC member companies’ obligations under agreements on extending loans entered into with the Claimant, subject to all modifications and supplements as on December 21, 2015, if such matter deciding is attributed to the competence of the general meeting of shareholders of Public Joint-Stock Companies - Mechel GC member companies in accordance with the legislation;

•	there are no cases in court proceedings as on 22.12.2015 upon applications by Mechel GC member companies and/or third parties on contestation of:

•	Non-Revolving Credit Facility Agreements No.5593 dated 09.10.2012, No.5594 dated 09.10.2012, No.8507 dated 09.10.2012, No.8508 dated 09.10.2012 and novation agreements thereto, entered into by and between the Claimant and Southern Kuzbass OAO, or particular terms and conditions of such agreements and novation agreements thereto;

•	contracts (or particular terms and conditions of contracts) providing for furnishing the Claimant with the security for performance of Southern Kuzbass OAO obligations under Non-Revolving Credit Facility Agreements No.5593 dated 09.10.2012, No.5594 dated 09.10.2012, No.8507 dated 09.10.2012, No.8508 dated 09.10.2012 and novation agreements thereto;

•	The Claimant has received payments towards the discharge of overdue indebtedness to the Claimant on interest, fees, forfeits and towards the repayment of Claimant’s expenses for the state duty paid for the consideration of cases before arbitration courts in the amount equivalent to RUB 3.3 bln, in accordance with Annex hereto,

The indebtedness specified in p.4 of the Amicable Agreement must be discharged by the Respondent according to the following schedule:

5.2.1. For the First Facility Part:

5.2.1.1. forfeit for the principal overdue (for the period from and including 02.10.2015 to and excluding the Amicable Agreement execution date) amounting to USD 3,767,123.29 shall be payable by the Respondent on 22.12.2015;

5.2.1.2. interest overdue for the period from 29.03.2015 to 01.10.2015 amounting to USD 9,148,727.98 shall be payable by the Respondent on 22.12.2015;

5.2.1.3. the principal overdue:

5.2.1.3.1. The Respondent shall undertake to repay the Principal Overdue on 22.12.2015 in the amount calculated according to the following formula:

RUB 28,306,889,041.09	- USD 283,502,409.85
Rate of the Bank of Russia as on 22.12.2015

However, the amount thus calculated may not exceed USD162,337,662.34.

Furthermore, should the amount thus calculated be negative, the amount of Principal Overdue repayment on 22.12.2015 shall be USD 0.

3

5.2.1.3.2. The Respondent shall undertake to repay the Principal Overdue left after accounting for the payment calculated in accordance with p. 5.2.1.3.1 of the Amicable Agreement, starting from 10.04.2017, as per the following schedule:

No. No. of Payment	Date of Repayment	Payment Amount in Fractions of Principal Overdue Balance as on April 10, 2017	No. No. of Payment	Date of Repayment	Payment Amount in Fractions of Principal Overdue Balance as on April 10, 2017
1	10/04/2017	1/37	20	10/11/2018	1/37
2	10/05/2017	1/37	21	10/12/2018	1/37
3	10/06/2017	1/37	22	10/01/2019	1/37
4	10/07/2017	1/37	23	10/02/2019	1/37
5	10/08/2017	1/37	24	10/03/2019	1/37
6	10/09/2017	1/37	25	10/04/2019	1/37
7	10/10/2017	1/37	26	10/05/2019	1/37
8	10/11/2017	1/37	27	10/06/2019	1/37
9	10/12/2017	1/37	28	10/07/2019	1/37
10	10/01/2018	1/37	29	10/08/2019	1/37
11	10/02/2018	1/37	30	10/09/2019	1/37
12	10/03/2018	1/37	31	10/10/2019	1/37
13	10/04/2018	1/37	32	10/11/2019	1/37
14	10/05/2018	1/37	33	10/12/2019	1/37
15	10/06/2018	1/37	34	10/01/2020	1/37
16	10/07/2018	1/37	35	10/02/2020	1/37
17	10/08/2018	1/37	36	10/03/2020	1/37
18	10/09/2018	1/37	37	10/04/2020	1/37
19	10/10/2018	1/37	X	X	X

5.2.1.3.3. Should following circumstances (in the aggregate) occur by and including 10.04.2017:

•	the Claimant receives certified copies of credit documentation entered into from the Respondent (or confirmations in writing from GPB Bank (JSC) and VTB Bank (PJSC), as appropriate, of such credit documentation entering into) on establishing principal (debt under the loan) repayment schedule similar hereto with respect to all credit agreements existing as on 01.04.2017, as may be entered into by and between: i) GPB Bank (JSC) as a creditor and companies within Mechel GC as borrowers; ii) VTB Bank (PJSC) as a creditor and companies within Mechel GC as borrowers;

•	the court approves Amicable Agreements by and between the Claimant and the Respondent under the following arbitration cases: Nos. A40-187416/15, A40-187451/15, A40-187412/15;

•	the Claimant is furnished with properly certified extracts from minutes (or copies of minutes) of general meetings of shareholders of the following Mechel GC entities: Mechel OAO, the Respondent, CMP PAO, Korshunovsky Mining Plant OAO, Izhstal OAO with respect to decisions on the approval of contracts (or additional agreements to contracts), as may be entered into by the Claimant and each of such Mechel GC member companies, being interested party transactions providing for furnishing the Claimant with the security for the performance of Mechel GC member companies’ obligations under credits on extending loans entered into with the Claimant, subject to modifications and supplements as on April 10, 2017, if such matter deciding is attributed to the competence of the general meeting of shareholders of such Mechel GC member companies in accordance with the legislation;

4

the Respondent shall undertake, instead of the schedule specified in p. 5.2.1.3.2 of the Amicable Agreement, to repay the remaining Principal Overdue amount starting from 10.04.2020, as per the following schedule:

No. No. of Payment	Date of Repayment	Payment Amount in Fractions of Principal Overdue Balance as on April 10, 2017	No. No. of Payment	Date of Repayment	Payment Amount in Fractions of Principal Overdue Balance as on April 10, 2017
1	10/04/2020	1/37	20	10/11/2021	1/37
2	10/05/2020	1/37	21	10/12/2021	1/37
3	10/06/2020	1/37	22	10/01/2022	1/37
4	10/07/2020	1/37	23	10/02/2022	1/37
5	10/08/2020	1/37	24	10/03/2022	1/37
6	10/09/2020	1/37	25	10/04/2022	1/37
7	10/10/2020	1/37	26	10/05/2022	1/37
8	10/11/2020	1/37	27	10/06/2022	1/37
9	10/12/2020	1/37	28	10/07/2022	1/37
10	10/01/2021	1/37	29	10/08/2022	1/37
11	10/02/2021	1/37	30	10/09/2022	1/37
12	10/03/2021	1/37	31	10/10/2022	1/37
13	10/04/2021	1/37	32	10/11/2022	1/37
14	10/05/2021	1/37	33	10/12/2022	1/37
15	10/06/2021	1/37	34	10/01/2023	1/37
16	10/07/2021	1/37	35	10/02/2023	1/37
17	10/08/2021	1/37	36	10/03/2023	1/37
18	10/09/2021	1/37	37	10/04/2023	1/37
19	10/10/2021	1/37	X	X	X

5.3. under the Second Facility Part:

5.3.1. forfeit for the principal overdue amounting to RUB 41,453,424.66 shall be payable by the Respondent on 22.12.2015;

5.3.2. interest overdue amounting to RUB 93,110,958.91 shall be payable by the Respondent on 22.12.2015;

5.3.3. principal overdue amounting to RUB 1,500,000,000.00 shall be repayable by the Respondent on 22.12.2015;

6. The Respondent shall pay Interest on the amount of Principal overdue and Interest Overdue, as specified in p. 4 of the Amicable Agreement, within the period from the day of Amicable Agreement execution by the Parties and until the date of total Principal overdue and Interest Overdue repayment (p. 5 of the Amicable Agreement), in accordance herewith:

6.1. Interest rate amount:

6.1.1. Under the First Facility Part - shall be equal to LIBOR 3M as on the quotation date, plus 7 (seven) per cent per annum (hereinafter - the Base Interest Rate 1).

LIBOR shall mean the London Interbank Offered Rate for USD deposits fixed by ICE Benchmark Administration Limited (published by Thomson Reuters on Reuters’ information system LIBOR01 page).

As from the day of Amicable Agreement execution, and until and including January 10, 2016, the interest rate shall be fixed in the amount of LIBOR 3M as at 03:00 p.m., Moscow time, of the Amicable Agreement execution day, plus 7 (seven) per cent per annum.

The Base Interest Rate shall be further fixed on a quarterly basis for the appropriate rate fixing period by way of Claimant notifying Respondents of the interest rate fixed for the Rate Fixing Period specified in accordance with the following table:

LIBOR 3M Quotation Date	Rate Fixing Period
Date falling on 2 (Two) business days prior to January 11	January 11 through April 10 (both dates included)
Date falling on 2 (Two) business days prior to January 11	April 11 through July 10 (both dates included)
Date falling on 2 (Two) business days prior to January 11	July 11 through October 10 (both dates included)
Date falling on 2 (Two) business days prior to January 11	October 11 through January 10 (both dates included)

LIBOR 3M amount shall be fixed in accordance with data specified on Reuters’ information system LIBOR01 page as at 03:00 p.m., Moscow time, on the quotation date.

If on LIBOR 3M quotation date envisaged by the Amicable Agreement:

•	no LIBOR 3M is published on the page mentioned (due to a holiday/non-business day inter alia), then the LIBOR 3M amount shall be determined based on the nearest preceding quotation date;

•	the period, during which no LIBOR 3M is published on the page mentioned, is not less than 10 (Ten) business days (otherwise than due to holidays/non-business days or temporary

5

technical failure upon publishing rates), then the floating interest rate shall be replaced by the fixed interest rate of 11 (Eleven) per cent per annum. Furthermore, if LIBOR is published again, the replacement of the fixed interest rate by the Base Interest Rate shall be made starting from the following interest period.

For this purpose, interest rate changing shall be performed by Claimant’s notifying the Respondent in writing of the interest rate change. Should the Respondent receive no such notice, then the interest rate shall be calculated by the Respondent independently in accordance with this Amicable Agreement.

Notice copy shall be also forwarded by the Claimant within 5 (five) business days to Respondent’s e-mail corpfin@mechel.com.

6.1.2. Under the First Facility Part - shall be equal to the existing Bank of Russia key rate value plus 3.5 (Three point five) percent per annum (hereinafter - Base Interest Rate 2). The key rate shall be published on the Bank of Russia website and in other public domain. The interest rate shall change as from the date of key rate amount changing by the Bank of Russia.

For this purpose, interest rate changing shall be performed by Claimant’s notifying the Respondent in writing of the interest rate change. Should the Respondent receive no such notice, then the interest rate shall be calculated by the Respondent independently in accordance with this Amicable Agreement.

Notice copy shall be also forwarded by the Claimant within 5 (five) business days to Respondent’s e-mail corpfin@mechel.com.

6.2. Interest shall be chargeable on the Overdue Principal amount specified in p. 4 of the Amicable Agreement, starting from the day of Amicable Agreement execution and until and including the day of total discharge of debt.

Interest shall be chargeable on the Overdue Interest amount specified in p. 4 of the Amicable Agreement, starting from the day following the day Amicable Agreement execution and until and including the day of total discharge of debt.

6.3. Interest payment procedure:

6.3.1. Interest under the Amicable Agreement charged as from the day of Amicable Agreement execution and until January 10, 2016, shall be payable on January 10, 2016.

6.3.2. Interest under the Amicable Agreement charged as from 11.01.2016, shall be payable on a monthly basis on the 10th date of each calendar month, starting from February 2016 (hereinafter - the Interest Payment Date), and on the date of total Principal Overdue discharge.

6.3.3. For the purposes of p. 6 of the Amicable Agreement, the “Interest Period” shall mean each of the following periods:

•	time period from and including the day of Amicable Agreement execution by the Parties and until 10.01.2016;

•	time periods amongst successful Interest Payment Dates.

6.3.4. A part of interest charged in each Interest period, as may be determined in accordance with p. 6.3.6 of the Amicable Agreement, shall be payable on due dates envisaged in pp. 6.3.1 and 6.3.2 of the Amicable Agreement (hereinafter - Interest Payable).

6.3.5. A part of interest charged in each Interest period, as may be determined in accordance with p. 6.3.6 of the Amicable Agreement, shall be payable by the Respondent on the final date of Principal Overdue repayment (hereinafter - Interest Capitalized).

Furthermore, the amount of Interest Capitalized accrued shall bear interest charged at the Base Interest Rate 1 and Base Interest Rate 2, as appropriate, which will be payable by the Respondent simultaneously with the Interest Capitalized payment.

6.3.6. For the purpose of First Facility Part of each Interest Period, the ratio of Interest Payable and Interest Capitalized shall be determined as follows:

Joint Debt / EBITDA Ratio Value	Interest Payable (Percent per Annum)	Interest Capitalized (Percent per Annum)
Over 6.01 (six point one hundredth)	LIBOR 3M + 5 (Five)	2 (Two)
Over 5.01 (five point one hundredth) and up to 6.01 (six point one hundredth)	LIBOR 3M + 5.5 (Five point five)	1.5 (one point five)
Over 4.01 (four point one hundredth) and up to 5.01 (five point one hundredth)	LIBOR 3M + 6 (Six)	1 (One)
4.01 (four point one hundredth) and less	LIBOR 3M + 7 (Seven)	0 (Zero)

6

The Parties have agreed that upon determining the Interest Payable and Interest Capitalized value they would proceed from the Joint Debt / EBITDA ratio value of 6.01 (six point one hundredth) as from the date of Amicable Agreement execution and until the date of first Certificate providing in accordance with the paragraph below.

For the purposes of p. 6 of the Amicable Agreement, Mechel GC shall mean Mechel Open Joint-Stock Company (Mechel OAO, address: 1 Krasnoarmeyskaya, Moscow, TIN 7703370008, PSRN 1037703012896) and companies, the composition whereof is from time to time determined in Mechel OAO consolidated financial statements under IAS or US GAAP for the prior reporting period.

For the purposes of p. 6 of the Amicable Agreement, the “Joint Debt” shall mean the aggregate Mechel GC member companies’ “Financial Liability” calculated on the basis of IAS/US GAAP statements.

Financial Liability	Any liability of Mechel GC member companies (without double-entry accounting) as at the end of each relevant Calculation Period, having arisen as a result of:

	(a)	receiving cash funds in the form of loan, credit, overdraft or project financing;

	(b)	capitalization of interest and other payments;

	(c)	obtaining commodity and commercial credits for the period exceeding 180 calendar days, issuing a letter of credit and granting bank guarantees;

	(d)	issuing bonds, notes, bills and any other debt instruments;

	(e)	entering into financial leasing agreements and rental contracts providing for buy-out commitment upon the agreement term expiration;

	(f)	selling or discounting receivables (save any receivables alienated on a non-recourse basis);

	(g)	entering into factoring agreements on a recourse basis;

	(h)	making derivative transactions for the purpose of protection against or benefiting from, fluctuations of any rates, interest rates or prices; provided that the amount of transaction with such derivatives will be calculated based on market indices existing from time to time;

	(i)	making repo or any other transactions which constitute borrowings for economic purposes (or in accordance with accounting rules);

	(j)	assuming indemnification obligations or commitments on reimbursement of expenses under financial liabilities incurred by third parties;

	(k)	amounts received upon issuing redeemable shares (save shares redeemed by issuer’s decision);

	(l)	assuming obligations under a surety or guarantee with respect to performing any commitments by third parties or for reimbursement of payment amounts under a bank guarantee to the warrantor; keeping records of such sureties is carried out according to actual indebtedness under obligations secured, however, neither sureties nor guarantees by several Mechel GC member companies on the same commitment shall be summarized; and

	(m)	other financial instruments not specified in other sub-paragraphs of this definition, qualified as indebtedness in accordance with IAS/US GAAP.
For the purposes of p. 6 of the Amicable Agreement, “EBITDA” shall mean such indicator calculated on the basis of IAS/US GAAP statements for the relevant reporting period.
EBITDA	Net Mechel GC earnings determined in Mechel GC financial reports for the relevant Reporting Period for computation of Joint Debt / EBITDA ratio, established in the table herein below:

	(a)	before deducting any charge or payment with respect to taxes on entity earnings;

	(b)	before adding any interest, commissions, discounts and other fees, any interest, commissions, discounts and other fees received/receivable, as may be paid/payable with respect to any Financial Liability by any company within Mechel GC;

	(c)	without regard to any items exceptional or extraordinary, earnings and/or expenses arising as a result of transactions and activities other than Mechel GC Usual Business, including any amounts with respect to:

	•	expenses and earnings connected with exchange differences;

	•	results of revaluation of long-term assets and any earnings or expenses connected with the retirement of any Mechel GC member company’s long-term assets;

	•	results of revaluation of any of GC member company’s contingent obligations;

7

•	any earnings and expenses having arisen as a result of alienating a part or the entire interest in any GC member company;

•	amounts relating to write-offs or reserves and changes in reserve created for the impairment of receivables/assets;

•	profits of overdue payables;

•	any amounts of penalties, fines, forfeits and remissions thereof;

•	any amounts of other expenses classified as expenses other than connected with principal activity in Borrower’s financial statements prepared in accordance with IAS/US GAAP;

(d)	before adding profits and deducting losses from assets/liabilities under pension plans;

(e)	before adding profits from incentive plans based on equity instruments;

(f)	before deduction of amortization or depreciation of intangible assets, including goodwill, and amortization or depreciation of tangible assets;

(g)	before deduction of losses or adding profits of any Mechel GC member company’s subsidiary, as may relate to non-controlling interest;

(h)	before adding profits and losses specified in a)-g), as may relate to terminated activities.

Indices above shall be determined for each Interest Period based on the latest Mechel GC consolidated financial statements under IAS / US GAAP for the semi-annual / annual reporting period preceding such Interest Period and published on Mechel GC Internet website at www.mechel.com.

Joint Debt / EBITDA ratio calculation shall be made available to the Claimant by the Respondent in the form of an official letter signed by Respondent’s authorized executive body (hereinafter referred to as the Certificate) on or before the Date of Presentation specified in the table below, and shall be applicable to the relevant Interest Period indicated in the table below.

No.	Reporting Period for Joint Debt / EBITDA Ratio Calculation	Date of Presentation, on or before	Interest Period
1	01/01/2015-31/12/2015	28/06/2016	11/07/2016-10/11/2016
2	01/07/2015-30/06/2016	28/10/2016	11/11/2016-10/07/2017
3	01/01/2016-31/12/2016	29/06/2017	11/07/2017-10/10/2017
4	01/07/2016-30/06/2017	28/09/2017	11/10/2017-10/07/2018
5	01/01/2017-31/12/2017	29/06/2018	11/07/2018-10/10/2018
6	01/07/2017-30/06/2018	28/09/2018	11/10/2018-10/07/2019
7	01/01/2018-31/12/2018	29/06/2019	11/07/2019-10/10/2019
8	01/07/2018-30/06/2019	28/09/2019	11/10/2019-10/07/2020
9	01/01/2019-31/12/2019	28/06/2020	11/07/2020-10/10/2020
10	01/07/2019-30/06/2020	28/09/2020	11/10/2020-10/07/2021
11	01/01/2020-31/12/2020	29/06/2021	11/07/2021-10/10/2021
12	01/07/2020-30/06/2021	28/09/2021	11/10/2021-10/07/2022
13	01/01/2021-31/12/2021	29/06/2022	11/07/2022-10/10/2022
14	01/07/2021-30/06/2022	28/09/2022	11/10/2022-10/04/2023

In case of failure to submit the Certificate by the Date of Presentation, the latest Certificate submitted shall be applicable to the relevant interest period.

7. Upon failure to remit the payment timely towards the settlement of debt and/or repayment of interest following the date of entering into the Amicable Agreement, forfeits shall be charged in the amount of the Base Interest Rate 1 and Base Interest Rate 2, as appropriate, effective under the Amicable Agreement as on the date of delay, increased by 1.5 (One point five) times. Furthermore, no interest shall be charged on the Overdue Principal part and/or Interest Capitalized part outstanding as on the due date fixed by the Amicable Agreement.

8. The Respondent shall undertake to remunerate the Claimant for expenses for 50% of the state duty paid for the case consideration before the Arbitration Court of Moscow amounting to RUB 100,000.00 (One hundred thousand). The Respondent shall undertake to remit cash funds to the Claimant’s account specified in parties’ details not later than within 45 (forty five) calendar days from the date of rendering a ruling by the Arbitration Court on Amicable Agreement approval.

9. In case of uncertainty in payment purpose indicated in the remittance order, the funds received in repayment of debt under the Amicable Agreement shall be directed in the following order of priority:

•	for state duty compensation (p.8 of the Amicable Agreement);

8

•	for repayment of overdue Interest Payable under the Second Facility Part (unpaid on the dates fixed by the Amicable Agreement (pp. 6.3.1 - 6.3.2, 6.3.4 of the Amicable Agreement));

•	for repayment of overdue Interest Payable (unpaid on the dates fixed by the Amicable Agreement under the First Facility Part (pp. 6.3.1 - 6.3.2, 6.3.4 of the Amicable Agreement));

•	for repayment of Principal Overdue part under the Second Facility Part unpaid on the dates fixed by the Amicable Agreement (p. 5 of the Amicable Agreement);

•	for repayment of Principal Overdue part under the First Facility Part unpaid on the dates fixed by the Amicable Agreement (p. 5 of the Amicable Agreement);

•	for repayment of Principal Overdue maturing part under the Second Facility Part (p. 5 of the Amicable Agreement);

•	for repayment of Principal Overdue maturing part under the First Facility Part (p. 5 of the Amicable Agreement);

•	for repayment of maturing Interest Payable under the Second Facility Part (pp. 6.3.1 - 6.3.2, 6.3.4 of the Amicable Agreement));

•	for repayment of maturing Interest Payable under the First Facility Part (pp. 6.3.1 - 6.3.2, 6.3.4 of the Amicable Agreement));

•	for repayment of interest charged on Interest Capitalized, based on p. 6.3.5 of the Amicable Agreement under the Second Facility Part;

•	for repayment of interest charged on Interest Capitalized, based on p. 6.3.5 of the Amicable Agreement under the First Facility Part;

•	for repayment of Interest Overdue and Interest Capitalized charged in accordance with p. 6.3.5 - 6.3.6 of the Amicable Agreement, under the Second Facility Part;

•	for repayment of Interest Overdue and Interest Capitalized charged in accordance with p. 6.3.5 - 6.3.6 of the Amicable Agreement, under the First Facility Part;

•	for payment of forfeits on the Principal Overdue, forfeits on interest overdue (p. 5.3.1 of the Amicable Agreement);

•	for payment of forfeits on the Principal Overdue, forfeits on interest overdue (p. 5.2.1.1 of the Amicable Agreement);

•	for payment of forfeits for the failure to perform obligations under the Amicable Agreement on the date fixed under the Second Facility Part (p. 7 of the Amicable Agreement);

•	for payment of forfeits for the failure to perform obligations under the Amicable Agreement on the date fixed under the First Facility Part (p. 7 of the Amicable Agreement).

10. In case of Respondent’s total or partial failure to perform obligations envisaged in pp. 5-8 of the Amicable Agreement and/or the Credit Agreement, the Claimant shall, based on art.142 part 2 of the Russian Federation Arbitration Procedure Code, receive a writ of execution from the Arbitration Court of Moscow for the enforced collection at its own discretion of all or overdue part of debt under the Amicable Agreement from the Respondent, less payments made by the Respondent.

11. The Parties confirm hereby that the Credit Agreement and all Additional Agreements thereof entered into as on the date of making the Amicable Agreement (hereinafter - the Credit Agreement) shall continue in operation subject to terms and conditions hereof. Entering into the Amicable Agreement shall neither terminate the Credit Agreement (constitute a Novation), nor terminate Respondent’s obligations to the Claimant under the Credit Agreement other than settled hereunder. Entering into the Amicable Agreement shall not constitute a ground for terminating Respondent’s obligations to the Claimant, under the Credit Agreement inter alia, other than settled hereunder. Upon Respondent’s failure to perform obligations under the Credit Agreement other than settled hereunder (such as obligations on the payment of interest on credit and/or forfeits for other periods, other than those the debt is collected for under the present case, and other conditions, including non-payment obligations), the Claimant shall be entitled to file an appropriate separate lawsuit.

12. When entering hereinto, the Parties shall act on the premise that Agreements entered into for the purposes of ensuring the proper performance of obligations under the Credit Agreement shall continue in force and effect and survive. The Agreements above shall ensure the proper performance of obligations under the Credit Agreement and this Amicable Agreement as from the date of coming hereof into effect, and no entering into additional agreements shall be required.

13. The Amicable Agreement shall enter into force as from the date of its approval by the Arbitration Court of Moscow.

9

14. The Amicable Agreement has been made in 4 originals, two copies for the Claimant, one copy for the Respondent, and one copy - for the Arbitration Court of Moscow.

15. Based on Articles 139, 140, 141 of the Russian Federation Arbitration Procedure Code, the Claimant and the Respondent hereby request the arbitration court to approve the Amicable Agreement and dismiss the matter under art. 150 p.2 of the Russian Federation Arbitration Procedure Code.

16. The Claimant and the Respondent are aware of dismissal of action consequences envisaged in art. 151 part 3 of the Russian Federation Arbitration Procedure Code.

Parties’ addresses, details and signatures:

Claimant:

Location: 19 Vavilova St., Moscow, Russian Federation

Address and Postal Address: 19 Vavilova St., Moscow, 117997

TIN 7707083893, PSRN 1027700132195, KPP 775001001, OKPO 00032537.

For RUB Remittances: account 30301810000006000014, corr./account No.30101810400000000225 with Bank of Russia Main Branch for the Central Federal District, BIC 044525225.

For USD Remittances:

Account with Institution: IRVTUS3N, Bank of New York Mellon, New York, NY

Beneficiary Institution: SABRRUMM, SBERBANK, MOSCOW.

Sender to Receiver Information: /BNF/ 30301840300006000014

For EUR Remittances:

Account with Institution: DEUTDEFF, Deutsche Bank AG, Frankfurt am Main.

Beneficiary Institution: SABRRUMM, SBERBANK, MOSCOW.

Sender to Receiver Information: /BNF/ 30301978900006000014,

Phone: +7 495 747 37 98. Fax: +7 495 957 55 68.

Respondent:

Location: Russian Federation, Address: 6 Yunosti St., Mezhdurechensk, Kemerovo Region, 652877, Russian Federation

Address and Postal Address: 6 Yunosti St., Mezhdurechensk, Kemerovo Region, 652877, Russian Federation

TIN 4214000608, PSRN 1024201388661, KPP 421401001, OKPO 26644096.

Settlement Account No. 40702810026070100405 with Sberbank PJSC Kemerovo Branch No.8615

E-mail Address: corpfin@mechel.com.

Phone: +7 (38475) 7-22-00 (help desk), 7-22-37. Fax: +7 (38475) 7-22-41.

CLAIMANT	RESPONDENT

Vice-President - Director of Toxic Assets Division of Sberbank PJSC	General Director of management entity - Mechel-Mining MC OOO

/M.N. Degtiarev/	/P.V. Shtark/
L.S.	L.S.

10

Annex to Amicable Agreement

Register of interest payments, fees, penalties and state fees of the Mechel GC under credit agreements with the Bank in amount equivalent to RUB 3.3 bln

No.	Date of Payment	Payer	Amount	Currency of Payment	Payment Destination
1	22/12/2015	CMP PAO	6,473,824.91	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5703 dated 19.12.2013 for the period from 26.03.2015 to 07.07.2015 as per court judgement in Case No. A40-83634/15
2	22/12/2015	CMP PAO	43,726,334.63	RUB	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. 5703 dated 19.12.2013 for the period from 31.03.2015 to 07.07.2015 as per court judgement in Case No. A40-83634/15
3	22/12/2015	CMP PAO	349,142,440.96	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 5703 dated 19.12.2013 for the period from 26.03.2015 to 25.06.2015 as per court judgement in Case No. A40-83634/15
4	22/12/2015	CMP PAO	8,122,067.92	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5321 dated 13.10.2010 for the period from 31.03.2015 to 07.07.2015 as per court judgement in Case No. A40-83634/15
5	22/12/2015	CMP PAO	163,356,164.39	RUB	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. 5321 dated 13.10.2010 for the period from 31.03.2015 to 07.07.2015 as per court judgement in Case No. A40-83634/15
6	22/12/2015	CMP PAO	888,375.07	RUB	forfeit for overdue service fee under Non-Revolving Credit Facility Agreement No. 5321 dated 13.10.2010 for the period from 31.03.2015 to 07.07.2015 as per court judgement in Case No. A40-83634/15
7	22/12/2015	CMP PAO	403,253,424.65	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 5321 dated 13.10.2010 for the period from 29.03.2015 to 28.06.2015 as per court judgement in Case No. A40-83634/15
8	22/12/2015	CMP PAO	43,551,369.86		Service fee (overdue) under Non-Revolving Credit Facility Agreement No. 5321 dated 13.10.2010 for the period from 29.03.2015 to 28.06.2015 as per court judgement in Case No. A40-83634/15
9	22/12/2015	CMP PAO	Calculated by formula: 1,990,845,651.60 - 26,258,151.38 USD at the rate of the Bank of Russia as on the date of each payment in USD hereunder	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 5703 dated 19.12.2013 and/or Non-Revolving Credit Facility Agreement No. 5321 dated 13.10.2010
10	22/12/2015	Mechel Trading AG	12,826.02	USD	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5609 dated 20.12.2012 for the period from 31.03.2015 to 13.05.2015; and from 30.06.2015 to 20.07.2015 as per court judgement in Case No. A40-86346/15

11

No.	Date of Payment	Payer	Amount	Currency of Payment	Payment Destination
11	22/12/2015	Mechel Trading AG	171,513.8	USD	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. No. 5609 dated 20.12.2012 for the period from 31.03.2015 to 20.07.2015 as per court judgement in Case No. A40-86346/15
12	22/12/2015	Mechel Trading AG	1,127,860.02	USD	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 5609 dated 20.12.2012 for the period from 29.03.2015 to 28.06.2015 as per court judgement in Case No. A40-86346/15
13	22/12/2015	Mechel Trading AG	4,275.34	USD	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5624 dated 30.04.2013 for the period from 31.03.2015 to 13.05.2015; and from 13.06.2015 to 20.07.2015 as per court judgement in Case No. A40-86346/15
14	22/12/2015	Mechel Trading AG	57,171.27	USD	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. 5624 dated 30.04.2012 for the period from 31.03.2015 to 20.07.2015 as per court judgement in Case No. A40-86346/15
15	22/12/2015	Mechel Trading AG	375,953.34	USD	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 5624 dated 30.04.2012 for the period from 29.03.2015 to 28.06.2015 as per court judgement in Case No. A40-86346/15
16	22/12/2015	Southern Kuzbass OAO	76,134.36	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 (under the First Facility Part) for the period for 30.09.2014 as per court judgement in Case No. A40-159730/2014
17	22/12/2015	Southern Kuzbass OAO	1,751,090.26	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 (under the First Facility Part) for the period from 30.09.2014 to 14.11.2014 as per court judgement in Case No. A40-25992/2015
18	22/12/2015	Southern Kuzbass OAO	94,824.08	USD	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 (under the First Facility Part) for the period from 30.12.2014 to 17.04.2015 as per court judgement in Case No. A40-25992/2015
19	22/12/2015	Southern Kuzbass OAO	4,002,275.23	USD	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 (under the First Facility Part) for the period from 29.09.2014 to 28.03.2015 as per court judgement in Case No. A40-25992/2015
20	22/12/2015	Southern Kuzbass OAO	30,331.51	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 (under the Second Facility Part) for the period for 30.09.2014 as per court judgement in Case No. A40-159730/2014
21	22/12/2015	Southern Kuzbass OAO	1,132,651.28	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 (under the Second Facility Part) for the period from 01.10.2014 to 17.04.2015 as per court judgement in Case No. A40-25992/2015
22	22/12/2015	Southern Kuzbass OAO	120,292.29	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5594 dated 09.10.2012 (under the First Facility Part) for the period of 41912 as per court judgement in Case No. A40-159730/2014
23	22/12/2015	Southern Kuzbass OAO	2,766,722.61	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5594 dated 09.10.2012 (under the First Facility Part) for the period from 01.10.2014 to 14.11.2014 as per court judgement in Case No. A40-25992/2015

12

No.	Date of Payment	Payer	Amount	Currency of Payment	Payment Destination
24	22/12/2015	Southern Kuzbass OAO	148,671.61	USD	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5594 dated 09.10.2012 (under the First Facility Part) for the period from 30.12.2014 to 17.04.2015 as per court judgement in Case No. A40-25992/2015
25	22/12/2015	Southern Kuzbass OAO	6,356,459.33	USD	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 5594 dated 09.10.2012 (under the First Facility Part) for the period from 29.09.2014 to 28.03.2015 as per court judgement in Case No. A40-25992/2015
26	22/12/2015	Southern Kuzbass OAO	32,353.62	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5594 dated 09.10.2012 (under the Second Facility Part) for the period of 41912 as per court judgement in Case No. A40-159730/2014
27	22/12/2015	Southern Kuzbass OAO	1,208,161.37	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 5594 dated 09.10.2012 (under the Second Facility Part) for the period from 01.10.2014 to 14.11.2014 as per court judgement in Case No. A40-25992/2015
28	22/12/2015	Southern Kuzbass OAO	2,375,392.01	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 8507 dated 09.10.2012 for the period from 30.09.2014 to 14.11.2014 as per court judgement in Case No. A40-159782/2014
29	22/12/2015	Southern Kuzbass OAO	42,939.29	USD	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 8507 dated 09.10.2012 for the period from 30.12.2014 to 29.01.2015 as per court judgement in Case No. A40-159782/2014
30	22/12/2015	Southern Kuzbass OAO	2,885,977.16	USD	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 8507 dated 09.10.2012 for the period from 29.09.2014 to 28.12.2014 as per court judgement in Case No. A40-159782/2014
31	22/12/2015	Southern Kuzbass OAO	22,840.31	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 8508 dated 09.10.2012 for the period for 30.09.2014 as per court judgement in Case No. A40-159782/2014
32	22/12/2015	Southern Kuzbass OAO	559,217.68	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 8508 dated 09.10.2012 for the period from 01.10.2014 to 17.11.2014 as per court judgement in Case No. A40-4724/15
33	22/12/2015	Southern Kuzbass OAO	34,952.59	USD	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 8508 dated 09.10.2012 for the period from 30.12.2014 to 12.05.2015 as per court judgement in Case No. A40-4724/15
34	22/12/2015	Southern Kuzbass OAO	1,193,088.37	USD	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 8508 dated 09.10.2012 for the period from 29.09.2014 to 28.03.2015 as per court judgement in Case No. A40-4724/15
35	22/12/2015	BFP OOO	212,882.02	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 160 dated 14.10.2010 for the period from 27.09.2014 to 17.11.2014 as per court judgement in Case No. A19-16095/2014
36	22/12/2015	BFP OOO	485,992.47	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 160 dated 14.10.2010 for the period from 26.03.15 to 23.07.15 as per court judgement in Case No. A19-9461/15

13

No.	Date of Payment	Payer	Amount	Currency of Payment	Payment Destination
37	22/12/2015	BFP OOO	1,756,629.08	RUB	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. 160 dated 14.10.2010 for the period from 26.03.15 to 23.07.15 as per court judgement in Case No. A19-9461/15
38	22/12/2015	BFP OOO	20,747,213.79	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 160 dated 14.10.2010 for the period from 26.03.2015 to 25.06.2015 as per court judgement in Case No. A19-9461/15
39	22/12/2015	BFP OOO	16,450,593.99	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 160 dated 14.10.2010 for the period from 26.06.2015 to 10.09.2015
40	22/12/2015	Yakutugol HC OJSC	23,416.94	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 12 dated 23.04.2010 for the period from 26.05.2015 to 10.09.2015 as per court judgement in Case No. A58-3296/2015
41	22/12/2015	Yakutugol HC OJSC	202,409.33	RUB	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. 12 dated 23.04.2010 for the period from 07.05.2015 to 10.09.2015 as per court judgement in Case No. A58-3296/2015
42	22/12/2015	Yakutugol HC OJSC	979,365.17	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 12 dated 23.04.2010 for the period from 01.03.2015 to 30.06.2015 as per court judgement in Case No. A58-3296/2015
43	22/12/2015	Yakutugol HC OJSC	1,312,539.70	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 12 dated 23.04.2010 for the period from 01.07.2015 to 10.09.2015
44	22/12/2015	Korshunovsky Mining Plant OAO	1,060,346.09	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 028 dated 16.03.2010 for the charging period and unpaid up to 10.09.2015
45	22/12/2015	Korshunovsky Mining Plant OAO	293,634.92	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 029 dated 16.03.2010 for the charging period and unpaid up to 10.09.2015
46	22/12/2015	CMP PAO	30,435,616.39	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 74086 dated 22.12.2009 for the period from 21.01.2015 to 10.09.2015
47	22/12/2015	Southern Kuzbass OAO	2,442,658.68	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 13 dated March 25, 2010 for the charging period from 01.04.2015 to 10.09.2015
48	22/12/2015	Izhstal OAO	3,072.61	RUB	forfeit for overdue fee indebtedness under Non-Revolving Credit Facility Agreement No. 4-NKL-I dated 13.02.2009 for the period from 11.06.2015 to 13.07.2015 as per court judgement in Case No. A71-8039/15
49	22/12/2015	Izhstal OAO	128.02	RUB	forfeit for overdue fee indebtedness under Non-Revolving Credit Facility Agreement No. 4-NKL-I dated 13.02.2009 for the period from 11.06.2015 to 13.07.2015 as per court judgement in Case No. A71-8039/15
50	22/12/2015	Izhstal OAO	20,139.04	RUB	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. 4-NKL-I dated 13.02.2009 for the period from 11.06.2015 to 13.07.2015 as per court judgement in Case No. A71-8039/15
51	22/12/2015	Izhstal OAO	20,878.76	RUB	Fee for loan account management under Non-Revolving Credit Facility Agreement No. 4-NKL-I dated 13.02.2009 for the period from 11.05.2015 to 10.07.2015 as per court judgement in Case No. A71-8039/15

14

No.	Date of Payment	Payer	Amount	Currency of Payment	Payment Destination
52	22/12/2015	Izhstal OAO	20,638.36	RUB	Fee for loan account management under Non-Revolving Credit Facility Agreement No. 4-NKL-I dated 13.02.2009 for the period from 11.07.2015 to 10.09.2015
53	22/12/2015	Izhstal OAO	501,090.41	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 4-NKL-I dated 13.02.2009 for the period from 11.05.2015 to 10.07.2015 as per court judgement in Case No. A71-8039/15
54	22/12/2015	Izhstal OAO	495,320.54	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 4-NKL-I dated 13.02.2009 for the period from 11.07.2015 to 10.09.2015
55	22/12/2015	Izhstal OAO	26,921.57	RUB	forfeit for overdue interest indebtedness under Non-Revolving Credit Facility Agreement No. 12-NKL-I dated 22.07.2010 for the period from 11.07.2015 to 13.07.2015 as per court judgement in Case No. A71-8039/15
56	22/12/2015	Izhstal OAO	298.46	RUB	forfeit for overdue fee indebtedness under Non-Revolving Credit Facility Agreement No. 12-NKL-I dated 22.07.2010 for the period for 11.06.2015 from 11.07.2015 to 13.07.2015 as per court judgement in Case No. A71-8039/15
57	22/12/2015	Izhstal OAO	534,331.24	RUB	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. 12-NKL-I dated 22.07.2010 for the period from 11.06.2015 to 13.07.2015 as per court judgement in Case No. A71-8039/15
58	22/12/2015	Izhstal OAO	93,808.24	RUB	Fee for loan account management under Non-Revolving Credit Facility Agreement No. 12-NKL-I dated 22.07.2010 for the period from 11.07.2015 to 10.09.2015
59	22/12/2015	Izhstal OAO	5,060,920.77	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 12-NKL-I dated 22.07.2010 for the period from 11.06.2015 to 10.07.2015 as per court judgement in Case No. A71-8039/15
60	22/12/2015	Izhstal OAO	10,742,016.65	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 12-NKL-I dated 22.07.2010 for the period from 11.07.2015 to 10.09.2015
61	22/12/2015	Yakutugol HC OJSC	15,558.25	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A58-7389/2014
62	22/12/2015	BFP OOO	4,107.75	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-188070/14
	22/12/2015	Mechel-Trans LLC	4,107.75	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-188070/14
64	22/12/2015	BFP OOO	66,133.83	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A19-16095/2014
65	22/12/2015	Mechel OAO	66,133.83	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A19-16095/2014
66	22/12/2015	Mechel Trading AG	957,232.93	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. 204/2014 (ICAC)
67	22/12/2015	Mechel Trading AG	16,491.50	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159766/2014
68	22/12/2015	Mechel OAO	16,491.48	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159766/2014

15

No.	Date of Payment	Payer	Amount	Currency of Payment	Payment Destination
69	22/12/2015	BFP OOO	16,491.48	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159766/2014
70	22/12/2015	Mechel-Service LLC	16,491.48	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159766/2014
71	22/12/2015	Mechel-Trans LLC	16,491.48	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159766/2014
72	22/12/2015	CMP PAO	16,491.48	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159766/2014
73	22/12/2015	Southern Kuzbass OAO	10,529.26	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A45-20227/2014
74	22/12/2015	Southern Kuzbass OAO	50,000.00	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-25992/2015
75	22/12/2015	Mechel-Mining OAO	50,000.00	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-25992/2015
76	22/12/2015	Mechel OAO	50,000.00	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-25992/2015
77	22/12/2015	Yakutugol HC OJSC	50,000.00	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-25992/2015
78	22/12/2015	Mechel OAO	33,333.33	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-47254/15
79	22/12/2015	Mechel-Trans LLC	33,333.33	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-47254/15
80	22/12/2015	Southern Kuzbass OAO	33,333.35	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-47254/15
81	22/12/2015	Mechel-Mining OAO	33,333.33	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-47254/15
82	22/12/2015	Yakutugol HC OJSC	33,333.33	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-47254/15
83	22/12/2015	BFP OOO	33,333.33	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-47254/15
84	22/12/2015	Mechel-Mining OAO	16,147.50	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159782/2014
85	22/12/2015	Yakutugol HC OJSC	14,628.34	RUB	Sberbank PJSC expenses for state duty payment as per court judgement in Case No. A40-159782/2014
86	22/12/2015	Southern Kuzbass OAO	4,859,394.86	USD	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. 8507 dated 09.10.2012 for the period from 02.10.2015 to 17.12.2015
87	22/12/2015	Southern Kuzbass OAO	1,122,845.78	USD	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. 8508 dated 09.10.2012 for the period from 02.10.2015 to 17.12.2015

16

No.	Date of Payment	Payer	Amount	Currency of Payment	Payment Destination
88	22/12/2015	Southern Kuzbass OAO	3,767,123.29	USD	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 (under the First Facility Part) for the period from 02.10.2015 to 17.12.2015
89	22/12/2015	Southern Kuzbass OAO	41,453,424.66	RUB	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. 5593 dated 09.10.2012 (under the Second Facility Part) for the period from 02.10.2015 to 17.12.2015
90	22/12/2015	Southern Kuzbass OAO	44,216,986.30	RUB	forfeit for overdue principal indebtedness under Non-Revolving Credit Facility Agreement No. 5594 dated 09.10.2012 (under the Second Facility Part) for the period from 02.10.2015 to 17.12.2015
91	22/12/2015	Southern Kuzbass OAO	96,257,470.56	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 5594 dated 09.10.2012 (under the Second Facility Part) for the period from 29.03.2015 to 01.10.2015
92	22/12/2015	Southern Kuzbass OAO	3,060,885.61	RUB	Interest (overdue) on credit under Non-Revolving Credit Facility Agreement No. 5594 dated 09.10.2012 (under the Second Facility Part) for the period from 29.03.2015 to 01.10.2015

Parties’ Signatures:

CLAIMANT	RESPONDENT

Vice-President - Director of Toxic Assets Division of Sberbank PJSC	General Director of management entity - Mechel-Mining MC OOO

/M.N. Degtiarev/	/P.V. Shtark/
L.S.	L.S.

17

Additional Agreement No. 7 to Non-Revolving Credit Facility Agreement No. 5593

dated October 9, 2012

Moscow	March 4, 2016

Public Joint Stock Company “Sberbank of Russia” (Sberbank PJSC) hereinafter referred to as Lender represented by Andrey Yuryvich Goncharenko, Senior Managing Director - Head of the Credit and Project Finance Division of the Credit Department, acting on the basis of the Charter and Power of Attorney No. 329-D dated July 16, 2015, on the one hand, and Open Joint Stock Company “Southern Kuzbass Coal Company” (Southern Kuzbass OAO) hereinafter referred to as Borrower represented by Pavel Viktorovich Shtark, General Director of Limited Liability Company “Management Company Mechel Mining” (abbreviation – MC Mechel Mining OOO, PSRN 1085410004811, address: 1 Krasnoarmeyskaya Street, Moscow, Russian Federation 125167), performing functions of the sole executive body of Southern Kuzbass OAO on the basis of the agreement on transfer of powers of Southern Kuzbass OAO executive body to management organization – MC Mechel Mining OOO, dated October 21, 2013, acting on the basis of the Charter of MC Mechel Mining OOO and the Charter of Southern Kuzbass OAO, on the other hand, hereinafter jointly referred to as the Parties, concluded the present Additional Agreement No. 7 (hereinafter referred to as Additional Agreement) Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012 (hereinafter referred to as Agreement) based on the intention to create legal relations established by Additional Agreement, solely provided that there exist provisions of Annex No. 6 to Additional Agreement, as follows:

1. Supplement the Agreement with clause 1.2 in the following edition

“1.2. The following terms and definitions shall be used in the Agreement:

Beneficial owner	Zyuzin Igor Vladimirovich

Intercompany indebtedness	Financial Indebtedness on which the Mechel Group companies act as a borrower and a lender

Revenue	It has meaning provided for this term in the consolidated financial statements of Mechel OAO prepared in accordance with IFRS or US GAAP for the previous reporting period.

Mechel Group of companies/ Mechel Group companies / Mechel Group

These include Open Joint Stock Company “Mechel” (Mechel OAO), address: 1 Krasnoarmeyskaya Street, Moscow, TIN 7703370008, PSRN 1037703012896), and companies the composition of which is determined at the certain period of time in the consolidated financial statements of Mechel OAO prepared in accordance with IFRS or US GAAP for the previous reporting period.

Financial Control Department

Department in the organizational structure of Mechel OAO, that reports to Deputy General Director and performs functions of monitoring, analysis and control of financial condition and activities of the Mechel Group of companies.

Laws	Regulations and standards acting on the territory of registration and activities of the relevant company of the Mechel Group.

Deputy General Director

Deputy General Director of Mechel OAO for financial control appointed by Mechel OAO from candidates proposed by Gazprombank (Joint Stock Company), PSRN 1027700167110, further under the Agreement text - the GPB Bank (JSC).

Consolidated financial expenses

The total amount of interest and other financial charges (including commissions, discounts and other payments, including those related to leasing and derivative financial instruments) accrued (paid or payable to the Mechel Group), including capitalized during corresponding Period of testing, specified in clause 8.2.11 of the Agreement.

IFRS

International Financial Reporting Standard referred to Regulation No. 1606/2002 adopted by the European Parliament and the Council of Europe on July 19, 2002, to the extent applicable to respective financial statements.

Independent financial adviser	Any of the following international auditing companies: PricewaterhouseCoopers, E&Y, KPMG, Deloitte.

Liable persons	Pledgors, sureties and guarantors under the Collateral documentation.

Collateral documentation	Pledge, surety and guarantee agreements concluded to secure obligations of the Borrower under the Agreement.

Ordinary course of business	Regularly implemented economic and / or licensed activities of the Borrower and / or Liable person, information on types of which is included into the Unified State Register of Legal Entities and / or provided by the charter of corresponding Borrower and / or Liable person.

Public joint-stock companies of the Mechel Group	ChMP PJSC, Mechel OAO, Izhstal OAO, Southern Kuzbass OAO, Korshunov Mining Plant OAO

Restructuring

Transactions (set of transactions) concluded by the Mechel Group companies for restructuring of Financial Indebtedness to credit institutions during the effective term of credit agreements concluded between the Lender and the Borrower included in the Mechel Group, provided that:

(a) conditions of these transactions related to terms, procedure and / or schedule of final repayment of such Financial Indebtedness, terms of interest rates (including terms of their payment or capitalization), and other conditions affecting the financial condition of the relevant company of the Mechel Group, do not cause preferential treatment of relevant credit institutions compared to the Lender in respect of satisfaction of requirements for the Mechel Group company. Transactions between the Mechel Group and GPB (JSC) in the framework of the “Elga” project (related to development of the Elga coal deposit) sale do not involve provision of preference to GPB (JSC) as compared to the Lender;

(b) under these transactions new security is not created, except for:

• planned security listed in Appendix No. 3 to the Agreement;

• liens and sureties provided to replace existing liens and / or sureties for refinanced /

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012 restructured Financial Indebtedness while maintaining the same subject of lien and / or size of a guarantor’s responsibility;

	(c)	these transactions will be concluded:

(i) in respect of Financial Indebtedness on ruble bond loans of Mechel OAO - until September 30, 2016;

(ii) in respect of other Financial Indebtedness - until June 30, 2016.

Refinancing	Transactions (set of transactions), with the exception of Restructuring transactions, concluded by the Mechel Group for the purposes of Financial Indebtedness refinancing, provided that:

(a)

conditions of these transactions related to terms, procedure and / or schedule of final repayment of such Financial Indebtedness, terms of interest rates (including terms of their payment or capitalization), and other conditions affecting the financial condition of the relevant company of Mechel Group, do not cause preferential treatment of lenders on the refinanced Financial Indebtedness against the Lender in respect of satisfaction of requirements for the Mechel Group company;

(b)

liens and sureties provided to replace existing liens and / or sureties for refinanced / restructured Financial Indebtedness while maintaining the same subject of lien and / or size of guarantor’s responsibility;

	(c)	these transactions will be concluded:

(i) in respect of Financial Indebtedness on ruble bond loans of Mechel OAO - until September 30, 2016;

(ii) in respect of other Financial Indebtedness - until June 30, 2016.

Total debt	Total Financial Indebtedness of the Mechel Group companies to third parties which are not a part of the Mechel Group

Traders	Mechel Carbon AG, as well as any other company of the Mechel Group, performing functions of a commercial agent (and each of the companies - “Trader”)

Financial Indebtedness	Any indebtedness (without double counting) on transactions where one party is Borrower or any of the Mechel Group companies, for the end of the corresponding Period of testing, formed as a result of:

	(a)	receipt of funds in the form of loan, credit, overdraft or project financing;

	(b)	capitalization of interest and other payments;

	(c)	received commodity and commercial loans for a term of more than 180 (One hundred eighty) calendar days, issuing of letter of credit and bank guarantees;

	(d)	issue of bonds, notes, promissory notes and any other debt instruments;

	(e)	conclusion of financial leasing agreements and lease agreements with a commitment to repurchase at the end of the contract term;

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

	(f)	sale or discounting of accounts receivable (excluding any receivables alienated without recourse);

	(g)	conclusion of factoring contracts with recourse;

	(h)	transactions with derivative financial instruments in order to protect or benefit from any fluctuations of rates, interest rates or prices; wherein the sum of transactions with such derivative instruments will be calculated based on market rates at any given time;

	(i)	conclusion of repo transactions or any other transactions that are in economic sense (or in accordance with accounting rules) are borrowing;

	(j)	taking on liabilities to reimburse damages or losses from financial obligations incurred by third parties;

	(k)	amounts received when issuing redeemable shares (excluding the shares redeemed by an issuer’s decision);

	(l)	taking on obligations of warranties or guarantees in respect of execution of any obligations by third parties or reimbursement of the amount of guarantee payment under the bank guarantee to the guarantor; record of such guarantees is carried out on actual debt for secured obligations, while sureties and guarantees of several Mechel Group companies are not cumulative for one and the same undertaking; and

	(m)	other financial instruments not listed in other clauses of this definition, qualified as indebtedness under IFRS / US GAAP

Financial model	Forecast model of cash flow in respect of the Mechel Group business for the period from 2015 to 2022 disaggregated by calendar quarters, confirmed by an Independent financial advisor

EBITDA	Net income of the Mechel Group designated in financial statements of the Mechel Group for the corresponding testing period laid down in clause 8.2.11 of the Agreement:

	(a)	before deducting any charges or payments in respect of taxes on income of the organization;

	(b)	before adding any interest, commissions, discounts and other fees, any interests, commissions, discounts received / due to be received and deducted and other fees paid / payable by any company included in the Mechel Group in respect of Financial Indebtedness;

	(c)	excluding any articles that are considered exceptional or extraordinary, revenues and / or expenses resulting from transactions and activities, other than the Ordinary course of business of Mechel Group, including any amounts in respect of:

• expenses and revenues associated with exchange rate differences;

• results of revaluation of long-term assets or any revenues and expenses related to disposal of long-lived assets of any Mechel Group company;

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

		•	results of revaluation of contingent liabilities of any of Mechel Group companies;

		•	all revenues and expenses arising from alienation of a part of or the whole share of any Mechel Group company;

		•	amounts relating to write-offs or reserves, and changes in the reserves made for impairment of indebtedness / assets;

		•	profits from overdue accounts payable;

		•	any amounts of fines, delay interests, penalties and their forgiveness;

		•	any amounts of other expenses which are classified in the financial statements of the Borrower prepared in accordance with IFRS / US GAAP, as expenses not related to the main activity;

	(d)	before adding profits and subtracting losses from assets / liabilities for pension plans;

	(e)	before adding income from compensation plans based on equity instruments;

	(f)	before deduction of amortization and impairment of intangible assets including goodwill, and amortization or impairment of tangible assets;

	(g)	before deduction of losses or addition of profits related to non-controlling interests of any Mechel Group subsidiary.

	(h)	until adding of listed in clauses a) to g) gains and losses related to discontinued operations.

US GAAP	Generally Accepted Accounting Principles of the United States of America published by the Financial Accounting Standards Board (FASB) on www.fasb.org.

2. Outline clause 2.5 in the following edition

“2.5. In relation to the Borrower and Liable persons there was not initiated any judicial, arbitral or administrative proceeding in any court, arbitration or body, which could make it impossible for the Borrower to perform duly his obligations under the Agreement, with the exception of the proceedings referred to in Annex No. 4 to the Agreement.

3. To amend clauses 7-9 of the Agreement as follows:

«Article 7. RIGHTS AND OBLIGATIONS OF THE LENDER

7.1. The Lender has a right:

7.1.1. Unilaterally to produce at its own discretion:

7.1.1.1. In the case of fixed interest rates - increasing of the size of the Agreement interest rates values, including, but not limited to, in connection with the adoption of the decision to increase the discount rate by the Bank of Russia’s (Bank of Russia refinancing rate), by notifying the Borrower without issuing this change as an additional agreement to the agreement. In the event of increase in interest rates by the Lender unilaterally, the amendment shall enter into force 30 (Thirty) calendar days from the date of dispatch of the notice by the Lender, unless later effective date is specified in the notification.

Notification of the Borrower about such changes of the Agreement is made in the manner provided by the Agreement.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

7.1.1.2. In the case of floating interest rate:

7.1.1.2.1. Changes in size, procedure and conditions for determining the interest rate of the First part of credit line entailing an increase / decrease in value of the interest rate, including but not limited to:

Change	Change reason
replacement of LIBOR 3M by LIBOR rate established for other period	Changes in domestic and external markets situation compared with the situation as of December 31, 2015 (particularly due to increased one-day LIBOR volatility by more than ten (10) percent within thirty (30) calendar days)

7.1.1.2.2. Revision of the size of interest rates on the values of the second line of credit in case of both of the following events:

•	Key interest of Bank of Russia’s is not, on a reasoned judgment of the Lender, the market benchmark for setting the interest rate on the credit / loan agreements; and

•	in the event of significant change in economic conditions in the banking market and / or general economic conditions in the country,

and either to set as a different, base rates, which, in the opinion of the Lender, is a market benchmark for the interest rate on the credit / loan agreements; or, in the absence of the opinion of the Lender, the base rate, which may be in such a market benchmark, set a fixed interest rate at its sole discretion, provided that the amount of the increase unilaterally the interest rate in any case shall not exceed 20 (Twenty) per cent per annum.

7.1.1.2.3. Commensurate (proportional) increase in the size of the margin under the Agreement if during the effective term of the Agreement the interest rate under any agreement for a loan signed by the Borrower with the Bank of GPB (JSC), exceeds the “Key Bank of Russia plus 1.5 (One point five) percent per annum”.

About referred to in clause 7.1.1.2 of the Agreement changes the Lender shall notify the Borrower about the noted changes in the manner prescribed in the Agreement, without registration of this change by making an Additional agreement to the Agreement. Any correspondent amendment shall enter into force 30 (Thirty) calendar days from the date of dispatch of the notice by the Lender, unless later effective date is specified in the notification.

A copy of the notice is also sent by the Lender within 5 (five) business days to email of the Borrower corpfin@mechel.com.

7.1.2. Unilaterally, at its sole discretion, to make a reduction of the penalty size and / or establish a time period during which the penalty is not charged, notifying the Borrower without registration of this change by making an additional agreement.

Decrease of the penalty size and / or beginning of a period of time, during which the penalty is not charged, shall enter into force after 30 (thirty) calendar days from the date of sending the notice by the Lender, if another date of changes entry into force is not specified.

Notification of the Borrower about such changes of the Agreement is made in the manner provided by the Agreement.

7.1.3. To demand from the Borrower to provide information and documents confirming intended use of the credit, including a register of payment documents a (in the form agreed with the Lender), on the basis of which the transfer of credit funds is made from the settlement account of the Borrower, in accordance with a target credit purpose.

7.1.4. To refuse from the obligation to issue a credit in full or in part, with the circumstances clearly showing that the amount of debt will not be repaid by the Borrower during the terms established by the Agreement by written notice to the Borrower.

7.1.5. In case of overdue loan debts on the credit and / or interest arrears, and / or other payments provided by the Agreement, and / or penalties under the Agreement, as funds become available, to write them off from accounts of the Borrower to the Lender and other banks (at existence of an agreement providing writing off in other banks) in the currency of obligations, without Borrower’s order, for repayment of arrears and penalties.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

The Lender informs the Borrower in writing of the fact of funds withdrawal, without order of the Borrower, from its accounts for repayment of arrears and penalties in the manner provided under the Agreement.

7.1.6. If there are insufficient funds on the account of the Borrower from the Lender in the currency of the obligation to repay arrears and / or penalties under the Agreement, upon receipt of funds, withdraw funds from the accounts of the Borrower and the Lender and in other banks in currency different from currency of the liability, followed by conversion of debited funds at the rate and under the conditions established by the Lender and other banks to carry out foreign exchange operations on the date of the transaction, with enrollment of funds resulting from the conversion, to the account of the Borrower from the Lender and in other banks in obligation currency.

The Lender informs the Borrower in writing about the fact of funds withdrawal from its accounts, without the Borrower’s order, and conversion of these funds into the manner prescribed by the Agreement, within 5 (Five) working days from the date of writing-off, indicating type and volume of Borrower’s obligation executed in such a writing-off under the Agreement.

7.1.7. To cease issuance of credit and / or to require early repayment of the entire credit amount and payment of interest due for credit usage, penalties and other payments provided by the Agreement terms, from the Borrower, thus the Lender has a right to bring the same requirements for sureties, as well as to levy execution on mortgaged property, in cases:

7.1.7.1. Non-performance or improper performance, for more than 5 (Five) business days, by the Borrower and / or Mechel Group companies of payment obligations under the Agreement (including mandatory repayment in accordance with Annex No. 6 to the Agreement) or any of agreements (including but not limited to: credit agreement, agreement to open revolving / non-revolving line of credit, agreement to provide bank guarantee, contract of guarantee, other types of agreements) and agreements concluded (may be concluded during the effective term of Agreement) between the Borrower and / or companies of the Mechel Group and the Lender and / or Sberbank Leasing JSC, as well as payment obligations to the Lender and / or any third party for payment of bills, repayment of bonds, coupon interest payment, mandatory / voluntary offer of the Federal law “On joint stock companies”, which arose (may arise during the effective term of the Agreement).

7.1.7.2. If statements, documents, evidence or information, including the information specified in Article 2 of the Agreement, granted by the Borrower to the Lender, including in respect of the Mechel Group companies, are unreliable, incomplete or untested.

7.1.7.3. Use of credit made not for intended purpose or return of funds transferred by the Borrower by a credit in accordance with a target credit purpose, to the Borrower.

7.1.7.4. Introduction to the Borrower and / or any of the Liable persons, bankruptcy proceedings (namely, issuance by any court of decision to find third party claims valid concerning the Borrower and / or any liable parties to be insolvent (bankrupt) in accordance with applicable law), liquidation or forced reorganization or, if after December, 31, 2015 deterioration in financial condition of the Borrower or any liable person, which, in the opinion of the Lender, creates a threat, takes place:

7.1.7.4.1. default on repayment of credit;

7.1.7.4.2. institution bankruptcy, liquidation or forced reorganization proceedings against the Borrower and / or any of Liable persons;

7.1.7.4.3. presentation of third parties’ claim for payment of a monetary sum or levy of execution or delivery of property for the amount exceeding:

7.1.7.4.3.1. 500,000,000 (five hundred million) rubles (or its equivalent in another currency) for the Borrower; or

7.1.7.4.3.2. 1,500,000,000 (one billion five hundred million) rubles (or its equivalent in another currency) in total for any of the Liable persons.

7.1.7.5. In the case of issuance by any court of decision to find third party claims valid admitting any Debtor, Borrower or Liable person insolvent (bankrupt) or if after December, 31, 2015 deterioration in financial condition of the Borrower and / or any Liable person, which, in the opinion of the Lender, creates a threat for third parties claim for payment by the Borrower and / or Liable person a sum of money or levy of execution or delivery of property for the amount exceeding:

7.1.7.5.1. 500,000,000 (Five hundred million) rubles (or its equivalent in another currency) for the Borrower; or

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

7.1.7.5.2. 1,500,000,000 (One billion five hundred million) rubles (or its equivalent in another currency) in total for the Mechel Group companies.

Amount of claim in foreign currency is translated into rubles at the Bank of Russia exchange rate on the date of filing a lawsuit.

7.1.7.6. In case of arrest, confiscation or other compulsory seizure of the Borrower’s property and / or any company of the Mechel Group, if:

7.1.7.6.1. cost of the property exceeds 2 (Two) percent of the balance value of assets of the Borrower and / or relevant Mechel Group company according to accounting (financial) statements for the last reporting date; or

7.1.7.6.2. aggregate value of all property arrested, confiscated or otherwise forcibly seized from the Mechel Group companies exceeds 6,000,000,000 (Six billion) rubles (or its equivalent in another currency), provided that such seizure, confiscation or forced removal was not canceled within 15 (Fifteen) business days.

Cost of property denominated in foreign currencies, is translated into rubles at the Bank of Russia exchange rate on the date of seizure, confiscation or forced removal of such property.

7.1.7.7. If from the part of the Borrower actions aimed at stopping or reducing security, recognition of the Agreement or Collateral documentation invalid or not concluded, were taken, and in the case if the court decided to consider a third party application aimed at ending or reducing security, recognition of the Agreement or the Collateral documentation invalid or not concluded.

7.1.7.8. Loss (full or partial) of security provided by the Agreement and / or the Collateral documentation, or deterioration of its conditions for any circumstances (including on circumstances beyond the control of the Borrower or Liable persons that provided security).

7.1.7.9. If for the Borrower and / or Liable parties exercise of any of its obligations under the Agreement and / or the Collateral documents becomes unlawful or the Agreement and / or Collateral documents cease to be valid and legally binding.

7.1.7.10. In the case of presentation of collection letters, payment orders, writs of execution and / or seizure of monetary funds on the accounts, to the accounts of the Borrower or Liable persons from Lender and the other credit institutions, and / or suspension of operations on the accounts by authorized state bodies in the amount equal to:

7.1.7.10.1. 500,000,000 (Five hundred million) rubles (or its equivalent in another currency) for the Borrower, or

7.1.7.10.2. 1,000,000,000 (One billion) rubles (or its equivalent in another currency) in total for all of the Mechel Group companies.

provided that such restrictions are not remedied within 5 (Five) business days from the date of their occurrence.

Amount of collection orders, payment requests, writs of execution and / or arrested monetary funds in foreign currencies is translated into rubles at the Bank of Russia exchange rate on the date of presentation of the accounts to collection letters, payment orders, writs of execution and / or seizure of monetary funds.

7.1.7.11. Detection of cases of unreliability (for the date of submission) of the documents submitted by the Borrower or by any Liable person in obtaining credit or during the period of the Agreement, unreliability (for the date of submission) of statements made by the Borrower or Liable person in accordance with the Agreement, discrepancy of accounting with rules of its maintenance.

7.1.7.12. Acceptance in the manner prescribed by law, of a decision on reorganization of the Borrower and / or Liable person, liquidation of the Borrower and / or Liable person, as well as liquidation of any of the Mechel Group companies, which carrying amount of assets, according to the accounting (financial) statements for the last reporting date, exceeds 100,000,000 (one hundred million) rubles (or its equivalent in another currency).

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

The carrying amount of assets in foreign currency is translated into rubles at the Bank of Russia exchange rate for the date of acceptance of the corresponding decision on reorganization or liquidation of the Borrower and / or Liable person, as well as liquidation of any of the Mechel Group companies.

7.1.7.13. If against the Borrower and / or any of the Mechel Group companies there was taken a decision or action by public authorities, local governments and other entities, which essentially make it difficult or impossible to possess to the Borrower’s property and / or any of the Mechel Group companies, if value of such property exceeds 5 (Five) percent of the book value of the Borrower assets or the Mechel companies, according to the accounting (financial) statements for the last reporting date, or impede continuation of operations of the Borrower and / or the Mechel Group companies, if these events impede the Borrower’s performance of its obligations under the Agreement, and they are not eliminated within 25 (Twenty five) business days from the date of occurrence.

7.1.7.14. Loss (or possible loss) by the Borrower and / or any of the Mechel Group companies, including under circumstances beyond the control of the Borrower and / or any of the Mechel Group companies, without getting commensurate counter-compensation of the part of the property, which carrying value exceeds:

7.1.7.14.1. for the Borrower and / or Liable persons - 0.5 (zero point five) percent of the balance value of assets of the Borrower and / or Liable person;

7.1.7.14.2. for all other Mechel Group companies - 5 (Five) percent of the carrying value of the relevant Mechel Group company, according to the accounting (financial) statements of the respective company for the last reporting date.

7.1.7.15. Full or partial suspension, revocation and cancellation of the Borrower and / or any of the Mechel Group companies licenses necessary for implementation of basic activities of the Borrower or the Mechel Group companies, including licenses for use of subsoil plot; introduction of restrictions on the conditions of use of licenses or additional requirements for such a license; making significant changes in the license or effective term expiration of the license for use of subsoil plot or other license necessary for implementation of industrial activity, if the license was not renewed or received within 30 (Thirty) working days from the date of its withdrawal, revocation or effective term expiration.

7.1.7.16. Initiation of a criminal case or criminal responsibility in respect of the sole executive body of the Borrower, member of the Borrower’s governing body, if these circumstances were not eliminated within 95 (Ninety five) calendar days.

7.1.7.17. Changes in structure and composition of governing bodies of the Borrower, capable, in the opinion of the Lender, to cause the Borrower’s default.

7.1.7.18. Changes in the composition of the Borrower’s shareholders and / or Liable persons owning more than 25 (Twenty five) percent plus 1 (One) voting share, as well as the size of their share in the share capital of the Borrower and / or Liable persons in comparison with the size of the share for February 8, 2016, without prior written consent of the Lender, except in cases when such a change takes place as a result of alienation of the aforementioned shares and / or shares with preservation of the size of indirect (mediated) ownership of such person from the side of Mechel OAO.

7.1.7.19. Sending by the regulatory / supervisory authority of requirements / regulations, filing a claim against the Borrower or the Mechel Group company in connection with non-payment of taxes in the total amount for all the Mechel Group companies exceeding 1,500,000,000 (One billion five hundred million) rubles (or its equivalent in another currency), if these actions are not contested by a relevant person properly and / or a term of challenging has exceeded 90 (Ninety) days and / or in the case of entry into force of a court decision on payment of previously unpaid taxes by one or more obligated persons in the total amount exceeding 300 million (Three hundred million) rubles (or its equivalent in another currency).

The amount of requirements expressed in foreign currency, is translated into rubles at the exchange rate of the Bank of Russia on the date of sending of requirements / regulations or filing a claim.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

7.1.7.20. Presence of the Financial Indebtedness outstanding by debtors of the Borrower or any Liable person for the amount exceeding 1,500,000,000 (One billion five hundred million) rubles (or its equivalent in another currency), or existence of Financial Indebtedness in the amount exceeding 500,000,000 (Five hundred million) rubles (or its equivalent in another currency), in respect of which within 70 (Seventy) days the Borrower or the relevant Liable person has not taken actions to recover the debt in complaint and / or judicial procedure.

The amount of outstanding indebtedness denominated in foreign currencies, is translated at the exchange rate of the Bank of Russia on the date of the overdue debt.

7.1.7.21. Evasion of presentation of requested by the Lender documents necessary for the Lender’s analysis of carried out by the Borrower or the Mechel Group judicial work to collect accounts receivable.

7.1.7.22. Sending to the Borrower or any of the Mechel Group companies by the regulatory / supervisory authority, of requirements or orders to pay fine(s) in a total volume exceeding 1 billion (One billion) rubles (or its equivalent in another currency), and / or filing claims in relation to the Borrower or the Mechel Group company for the amount exceeding 500,000,000 (Five hundred million) rubles (or its equivalent in another currency), and / or imposition by the relevant body of prohibition (temporary - for more than 1 (One) month - or full) for use, development or implementation of production on subsoil plots, which are caused by violation of Laws on protection of environment if these actions are not contested by a relevant person properly and / or a term of contesting has exceeded 90 (Ninety) days, and the total volume of payment requests received from legal / regulatory / supervisory and / or other government regulatory bodies in respect of the Mechel Group companies, exceeds 1,000,000,000 (One billion) rubles (or its equivalent in another currency).

The amount of requirements or fine expressed in foreign currency, is translated into rubles at the exchange rate of the Bank of Russia on the date of sending of relevant requirements / regulations or filing a claim.

7.1.7.23. If auditors of the Mechel Group issue qualified opinion on consolidated annual audited financial statements of the Mechel Group, prepared in accordance with IFRS / US GAAP for the last reporting year, which, in the opinion of the Lender, may adversely affect performance by the Borrower and / or Liable person of obligations under the Agreement and / or the Collateral documentation.

7.1.7.24. In the case of declaration of the Borrower or any Liable person of its intention to refuse to perform or terminate the Agreement and / or any Collateral documents, or carrying out actions directed to challenge or terminate the Agreement and / or the Collateral documentation.

7.1.7.25. Termination or suspension by the Borrower and / or Liable persons, of implementation of whole or part of the economic activity, as well as termination of business activities by the Mechel Group with a carrying value of assets exceeding 100,000,000 (one hundred million) rubles (or its equivalent in another currency) according to the accounting (financial) statements on the last reporting date.

The carrying amount of assets in foreign currency is converted to rubles at the Bank of Russia exchange rate on the date of termination or suspension by the Borrower and / or Liable persons, of implementation of whole or part of the economic activity, as well as termination of business activities by the Mechel Group company.

7.1.7.26. Receipt of a notification from the Lender or any of the Liable persons who are party to a collateral agreement, ensuring fulfillment of the obligations of the Borrower under the Agreement, of intention to transfer (fully or partially) the property pledged to the Lender in accordance with the contract(s) of collateral, into subsequent pledge in favor of third persons with violation of property transfer conditions set out in the relevant contract of pledge.

7.1.7.27. Transfer by any Liable person (fully or partially) of the property pledged in subsequent pledge to the Lender, in favor of third parties with violation of the property transfer conditions set out in the relevant contract of pledge, or imposing legal or otherwise established by law ban on disposal of such property in favor of a third party.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

7.1.7.28. Detection of circumstances clearly indicating that the loan provided to the Borrower, will not be returned on time, including as a result of deterioration of the overall economic situation in the banking sector.

7.1.7.29. Termination of powers of members of the Mechel Board of Directors, the Borrower and / or the Liable persons, which included a director appointed from among candidates proposed by the Bank of GPB (JSC), and / or non-election of the director in charge of the criteria established by the applicable laws for independent directors, into the Mechel Board of Directors, the Borrower and / or Liable persons or in any subsequent election of members of the Board of Directors of the said persons.

7.1.7.30. Termination of powers of Deputy General Director without consent of the Lender and the Bank of GPB (JSC), if within 30 (Thirty) days after the date of such termination of powers, the Mechel OAO does not provide the appointment of a new Deputy General Director from among candidates proposed by the Bank of GPB (JSC).

7.1.7.31. Appointment, without prior consent of the Lender and the Bank of GPB (JSC), as an auditor of financial statements of the Mechel Group, prepared in accordance with IFRS and / or US GAAP, of a company other than PricewaterhouseCoopers, E&Y, KPMG or Deloitte.

7.1.7.32. Default / failure to perform by the Borrower of any of the obligations and conditions provided by clause 8.2.5 and/or 8.2.6, and/or 8.2.7, and/or 8.2.8, and/or 8.2.9, and/or 8.2.10, and/or 8.2.11, and/or 8.2.12, and/or 8.2.13, and/or 8.2.14, and/or 8.2.15, and/or 8.2.16, and/or 8.2.17, and/or 8.2.18, and/or 8.2.19, and/or 8.2.20, and/or 8.2.21, and/or 8.2.22, and/or 8.2.23, and/or 8.2.24, and/or 8.2.25, and/or 8.2.26, and/or 8.2.27, and/or 8.2.28, and/or 8.2.29, and/or 8.2.30, and/or 8.2.32, and/or 9.1.1, and/or 9.1.2, and/or 9.1.3, and/or 9.1.4, and/or 9.1.5, and/or 9.1.6, and/or 9.1.7, and/or 9.1.8, and/or 9.1.9, and/or 9.1.10, and/or 9.1.11, and/or 9.1.12, and/or 9.1.13, and/or 9.1.14, and/or 9.1.15, and/or 9.1.16, and/or 9.1.17, and/or 9.1.18, and/or 9.1.19, and/or 9.1.20, and/or 9.1.21, and/or 9.1.22, and/or 9.1.23, and/or 10.1, and/or 10.2 of the Agreement, and/or conditions of Appendix 6 to the Agreement.

7.1.7.33. The Borrower’s default of obligations to ensure part of shares pledged to the Lender, in accordance with clause 9.1.1, 9.1.4 of the Agreement.

7.1.7.34. In case of violation by the Mechel Group companies - parties of the Preemptive right agreement ( Right of first refusal) conditions of the agreement concluded in accordance with clause 8.2.19 of the Agreement.

7.1.7.35. Recognition by the court as invalid of liability of any of the Mechel Group companies which is a party of any of transactions with the Lender and / or persons affiliated with the Lender.

7.1.7.36. Failure up to 10.04.2017 (inclusive) the Borrower’s obligations stipulated by clause 8.2.30 of the Agreement, and in case of realization of conditions set by the second paragraph of clause 8.2.30 of the Agreement - until July 1, 2018 (inclusive).

7.1.7.37. Non-performance or improper performance by the Borrower or any of the Mechel Group companies under loan agreements (including contracts on non-revolving / revolving line of credit), which are concluded (may be concluded during the effective term of the Agreement) between the Borrower and / or the Mechel Group companies and any other lender (in terms of payment obligations) (with the exception of commercial lenders in accordance with the provisions of clause 8.2.16 of the Agreement), and caused to a claim for early repayment of the loan amounts in the aggregate amount exceeding:

•	for the Borrower - 500,000,000 (Five hundred million) rubles;

•	for all of the Mechel Group companies in total - 1,500,000,000 (One billion five hundred million) rubles.

The loan amount claimed for early repayment in foreign currency, is converted to rubles at the Bank of Russia exchange rate on the date of the request of early repayment of credit amount.

7.1.8. Specified in clause 7.1.7 of the Agreement breach of the Agreement and change of circumstances are essential for the Lender.

At the same time, the Lender shall notify the Borrower of its requirements in the manner provided by the Agreement.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

7.1.9. To carry out checks of reliability of provided by the Borrower reporting and target indicators of its economic and financial activities, as well as to request other data relevant to use of loan funds and to fulfill obligations under the Agreement.

7.1.10. To demand from the Borrower during the effective term of the Agreement, conclusion (providing conclusion) of agreement (s) on the right of the Lender to debit without order of the payer to repay overdue debt from accounts of the Borrower and guarantors to the Lender.

Notification of the Borrower about such a demand is made in the manner provided by the Agreement.

7.1.11. At its discretion, to exercise the right provided by clause 7.1.7 of the Agreement and / or to demand from the Borrower to pay a penalty provided by clause 11.5 of the Agreement in each of the cases / in the performance of each of the obligations specified in clause 8.2.5 and / or 8.2.6 and / or 8.2.7 and / or 8.2.8 and / or 8.2.9, and / or 8.2.10 and / or 8.2.13 and / or 8.2.14, and / or 8.2.15, and / or 8.2.17, and / or 8.2.22, and / or 8.2.26, and / or 8.2.28, and / or 8.2.29 of the Agreement and / or clause 1 of the Appendix No. 6 to the Agreement.

7.2. The Lender accepts the following obligations:

7.2.1. Under the conditions specified in Article 3 of the Agreement, and if at the time of the loan, none of the conditions under which the Lender has a right to terminate credit issue and to demand early repayment of the loan, to produce transfer of credit amount within available balance of the credit limit line to the account of the Borrower on the basis of orders of the Borrower, designed in accordance with the terms the Agreement.

«Article 8. RIGHTS AND OBLIGATIONS OF THE BORROWER

8.1. The Borrower shall be entitled to:

8.1.1. If the Borrower does not agree with the change in interest rate on the actual loan debt (in accordance with clause 7.1.1 of the Agreement) to repay part or all of the amount of credit with payment of accrued interest for the maturity date, Commission payments and penalties on the same terms within 30 (thirty) calendar days from the date of a written notice to amend the terms of the loan sent by the Lender to the Borrower.

8.2. The Borrower accepts the following obligations:

8.2.1. Within 5 (Five) working days from the date of delivery of a notification or a message with claims of the Lender for early repayment of credit, in accordance with clause 7.1.7, 13.3 of the Agreement to repay loan debt on the credit and pay interest due for credit usage, Commission payments and penalties accrued for the maturity date.

8.2.2. To use loan strictly for the intended purpose in accordance with Article 1 of the Agreement.

8.2.3. To provide to the Lender correctly executed payment documents and applications in accordance with the purpose of credit (clause 1.1 of the Agreement), as well as on demand of the Lender - a register of specified payment documents (in the form agreed with the Lender), no later than planned date of use of respective loan.

8.2.4. To make payment of interest at the rate determined in accordance with terms of the Agreement, regardless of receipt of Lender’s notice of the amount of the interest rate by the Borrower.

8.2.5. To provide to the Lender no later than the 15th (Fifteenth) day of the second month after the end of each reporting period (quarter, half year, 9 (Nine) months), and at the end of the reporting year - until the 15th (fifteenth) of April of the current year - a duly certified copy of the audit report (or its final part) (with mandatory under the laws of the Russian Federation audit of accounting (financial) statements).

To provide to the Lender no later than the 15th (Fifteenth) day of the second month after the end of each reporting period (quarter, half year, 9 (Nine) months), and at the end of the reporting year - until the 15th (fifteenth) of April of the current year copies of the following documents for the past reporting year:

•	accounting (financial) statements in the composition and according to the forms established by the laws of Russian Federation, with a note on the method of sending the document to a division of Russian Federal Tax Service (for annual accounts), certified by a head and a seal of the Borrower, and an audit report (or its final part) (with necessary under the laws of the Russian Federation audit of accounting (financial) statements);

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

•	decryptions of accounts payable and receivable broken down into debt with payments expected within 12 months, and more than 12 months, indicating names of lenders, debtors, debt amount and indebtedness origin dates indicating this debt status (overdue to 3 months or less / more than 3 months overdue / current);

•	decryptions of short-term and long term financial investments indicating species, amount of investments, types of organizations and enterprises;

•	decryptions of indebtedness on long-term and short-term borrowings (including promissory notes and bonds) indicating lenders, debt amount, loan term, repayment schedule, amount of overdue interest;

•	decryptions of received security (indicating from whom and to whom received) and issued security (indicating for whom and to whom issued, liabilities deadlines);

•	decryptions of other revenues and other expenses distinguishing revenue and expenses relating to operating activities;

•	decryption of obligations under lease payments, including finance lease contracts indicating payment amount, payment schedule;

•	information on the costs of financial leasing, accounted in cost of sales;

•	references of turnover and balances on current accounts in the currency of the Russian Federation and foreign currency and presence of claims to the accounts;

•	a certificate about a share of foreign exchange earnings in total revenues for the reporting date;

•	information for the last reporting date on subsidiaries (more than 50% in the authorized capital) indicating stakes in the authorized capital of the subsidiaries as a percentage;

•	a certificate from a division of the Federal Tax Service of Russia on status of settlements with the budget or an act of reconciliation with the budget (in the presence of arrears to the budgets of any level - a taxpayer’s certificate indicating timing, scope and causes of debt);

•	a certificate from a division of the Russian Pension Fund on the status of settlements with the fund or an act of reconciliation with the fund (in the presence of arrears to the fund - a taxpayer’s certificate indicating timing, scope and causes of debt);

•	copies of changes and additions to constituent documents (registered in the manner prescribed by law) and copies of Leaves of records in the USRLE of state registration of changes in constituent documents certified by a notary or by registration authority, if, during the preceding calendar quarter changes were made in the constituent documents;

•	information on the composition of collegiate and executive management bodies, including Supervisory Board / Board of Directors / Management Board, about person(s) executing (their) functions of a sole executive body (indicating position in the case of combining of activities - other places of work), if during the preceding calendar quarter there were changes in the composition of the executive and / or collegiate management bodies, new person(s) executing functions of a sole executive body, were appointed;

•	information on the composition of Management company collegiate and executive management bodies, including Supervisory Board / Board of Directors / Management Board, about person(s) executing (their) functions of a sole executive body (indicating position in the case of combining of activities - other places of work), if during the preceding calendar quarter an agreement was concluded with the Management company, there were changes in the composition of the Management company executive and / or collegiate management bodies, new person(s) executing functions of a sole executive body, were appointed, or a change of Management company happened;

•	information on composition of shareholders owning 5.0 percent or more of the shares, including information on shareholders, on behalf of which nominal holders are other people, if during the preceding calendar quarter there were changes in the composition of shareholders holding 5.0 percent or more shares.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

In addition, the Borrower shall, at the request of the Lender, provide other reporting and financial documents within 10 (Ten) business days from the date of receipt of the request.

8.2.6. During the entire effective term of the Agreement to ensure provision of the following information / documents as certified by Mechel OAO copies or originals to the Lender:

8.2.6.1. Consolidated annual audited statements of the Mechel OAO, prepared in accordance with IFRS or US GAAP - no later than 180 (One hundred eighty) calendar days from the date of the end of the relevant calendar year.

8.2.6.2. Consolidated audited statements of the Mechel OAO for the first, second and third quarters of the calendar year, including consolidated balance sheet, profit and loss statement and statement of comprehensive debt, prepared in accordance with IFRS or US GAAP:

i)	with respect to statements prepared in 2015 and 2016 - no later than 120 (One hundred twenty) days from the date of the end of the quarter;

ii)	with respect to statements prepared in 2017 - no later than 90 (Ninety) days from the date of the end of the quarter;

8.2.6.3. Consolidated quarterly report for capital expenditures (CAPEX) of the Mechel Group companies - no later than 15 (fifteen) working days from the date of the end of the relevant calendar quarter.

8.2.6.4. Certificate about a share of Traders’ revenue in consolidated revenue of the Mechel Group - together with provision of consolidated financial statements within terms specified in clause 8.2.6.1, 8.2.6.2 of the Agreement.

8.2.6.5. Certificate about presence or absence of the Mechel Group companies which index of Revenue, EBITDA or book value of assets exceeds 3 (Three) percent of respective Mechel Group indicators - simultaneously with provision of consolidated financial statements within terms specified in clause 8.2.6.1, 8.2.6.2 of the Agreement.

8.2.6.6. Certificate with calculation of financial indicators specified in clause 8.2.11 of the Agreement, provided within the following terms:

Reporting period	Date of provision	Period of current certificate
01.01.2015-31.12.2015	28.06.2016	11.07.2016-10.11.2016
01.07.2015-30.06.2016	28.10.2016	11.11.2016-10.07.2017
01.01.2016-31.12.2016	29.06.2017	11.07.2017-10.10.2017
01.07.2016-30.06.2017	28.09.2017	11.10.2017-10.07.2018
01.01.2017-31.12.2017	29.06.2018	11.07.2018-10.10.2018
01.07.2017-30.06.2018	28.09.2018	11.10.2018-10.07.2019
01.01.2018-31.12.2018	29.06.2019	11.07.2019-10.10.2019
01.07.2018-30.06.2019	28.09.2019	11.10.2019-10.07.2020
01.01.2019-31.12.2019	28.06.2020	11.07.2020-10.10.2020
01.07.2019-30.06.2020	28.09.2020	11.10.2020-10.07.2021
01.01.2020-31.12.2020	29.06.2021	11.07.2021-10.10.2021
01.07.2020-30.06.2021	28.09.2021	11.10.2021-10.07.2022
01.01.2021-31.12.2021	29.06.2022	11.07.2022-10.10.2022
01.07.2021-30.06.2022	28.09.2022	11.10.2022-10.04.2023

If during the terms of provision the Borrower do not provide the Lender with a Certificate, the latter presented certificate is used during the following period of relevance of the Certificate.

8.2.6.7. Approved annual budget (broken down by month) of the Mechel Group companies whose main activity is production, mining and production of electricity and heat with decoding of the budget of procurement by type of products and / or services, procurement volume, purchase price and counter parties (“Company budget”) - no later than March 30 of each year.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

8.2.6.8. Approved consolidated annual budget of the Mechel Group (broken down by month) (“Budget of Group”) - no later than April 10 of each year.

8.2.6.9. Plan-fact analysis of execution of the Budget of the company and the Budget of the Group for the last calendar month - not later than the 25th (twenty-fifth) day of the month following the reporting month

8.2.6.10. Monthly report on the state of liquidity of the Mechel Group created on the basis of the Mechel Group management accounts for the last calendar month - not later than the 20th (twentieth) day of the month following the reporting month, and a certificate of daily cash balances for each account of the Mechel Group companies, opened in credit institutions for the last calendar month - not later than 10 (Ten) business days from the date of the end of the relevant month.

8.2.6.11. Certificate of Financial Indebtedness of the Mechel Group (including information on Intercompany indebtedness) - not later than 15 (fifteen) business days from the date of the end of the month with corresponding charges.

8.2.6.12. List of contracts for supply of goods concluded between the Mechel Group companies and large end-purchasers / buyers and other Mechel Group companies, each of which has more than 1 (One) percent of revenue of the relevant Mechel Group company, during the quarter, as well as a report showing basic conditions and volumes of deliveries of the Mechel Group companies products on all contracts of delivery concluded with large end-purchasers / customers and other Mechel Group companies - not later than 15 (Fifteen) business days from the date of the end of the quarter.

8.2.6.13. Quarterly monitoring report prepared by the Department of financial control, and signed by the Deputy General Director, in the form developed by the Independent financial advisor and coordinated with the Lender, on the Mechel companies implementation of indicators provided in the Financial model, and confirmed by the Independent financial adviser, not later than 45 (Forty five) calendar days from the date of the end of the quarter.

8.2.7. In case of liquidation, reorganization or reduction of the authorized capital, to notify the Lender within 3 (Three) business days from the date of the decision of the Borrower authorized collegial management body. Notification of the Lender is made in the manner provided by the Agreement.

8.2.8. Until complete fulfillment of obligations under the Agreement to the Lender, to ensure not to make additional emissions of shares, consolidation and / or splitting of shares specified in clause 9.1.1, 9.1.4 of the Agreement, without prior written agreement with the Lender.

8.2.9. Until complete fulfillment of obligations under the Agreement to the Lender, to ensure non-implementation of translation of registers of shareholders of share issuers specified in clause 9.1.1, 9.1.4 of the Agreement, from an independent registrar, without prior written agreement with the Lender.

8.2.10. Quarterly not later than 5 (Five) business days from the date of the end of the calendar quarter, to ensure provision from registrars to the Lender of certificates confirming maintenance of the registers of shareholders specified in clause 9.1.1, 9.1.4 of the Agreement.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

8.2.11. Until complete fulfillment of obligations under the Agreement to the Lender, to ensure compliance of the Mechel Group of following financial indexes at the level specified in the table below:

Testing period Total debt / EBITDA	Value Total debt / EBITDA, not higher	Test period EBITDA / Consolidated financial expenses	EBITDA / Consolidated financial expenses, no lower:
2015	9.5	2015	0.9
01.07.2015 -30.06.2016	7.5	01.07.2015 -30.06.2016	1.25
2016	7.5	2016	1.25
01.07.2016 -30.06.2017	5.5	01.07.2016 -30.06.2017	1.50
2017	5.5	2017	1.50
01.07.2017 -30.06.2018	4.5	01.07.2017 -30.06.2018	1.75
2018	4.5	2018	1.75
01.07.2018 -30.06.2019	3.5	01.07.2018 -30.06.2019	2.00
2019	3.5	2019	2.00
01.07.2019 -30.06.2020	3.0	01.07.2019 -30.06.2020	2.50
2020	3.0	2020	2.50
01.07.2020 -30.06.2021	3.0	01.07.2020 -30.06.2021	2.50
2021	3.0	2021	2.50
01.07.2021 -30.06.2022	3.0	01.07.2021 -30.06.2022	2.50
2022	3.0	2022	2.50
01.07.2022 -30.06.2023	3.0	01.07.2022 -30.06.2023	2.50
2023	3.0	2023	2.50

Indicators specified in the table, are checked by the Lender on the basis of consolidated financial statements of the Mechel Group in accordance with IFRS / US GAAP, made for the corresponding period of testing and provided to the Lender in accordance with clause 8.2.6 of the Agreement, or published in the Internet on the website of the Mechel Group at: www.mechel.com.

8.2.12. Until complete fulfillment of obligations under the Agreement to the Lender, to provide excess value of net assets over the value of authorized capital:

•	from January 1, 2016 and until January 1, 2017 - based on the results of every second calendar year in respect of the Borrower and each of guarantors under the Agreement in the case, if according to results of the previous fiscal year, the value of their net assets was lower than their share capital (respectively);

•	from January 1, 2017 - based on the results of each calendar year, in respect of the Borrower and each of guarantors under the Agreement.

Net asset value is determined according to the Order No.84n of the Ministry of Finance of Russia dated 28.08.2014 “On approval of the Order of determining of net assets value”.

8.2.13. If according to consolidated financial statements of the Mechel Group, any of the Mechel Group companies, which is not a surety (guarantor) for the obligations of other Mechel Group companies to the Lender or its affiliated persons, any of the following indicators of financial statements - Revenue, EBITDA or value of assets - more than 3 (Three) percent from the corresponding figure of the Mechel Group, according to the latest consolidated financial statements of Mechel OAO, the Borrower must provide guarantees and / or sureties of such a Mechel Group company in favor of the Lender to secure obligations under the Agreement in the form agreed with the Lender, within 20 (Twenty) business days from the date of representation of respective statements of Mechel OAO (referred to in clause 8.2.6 of the Agreement).

Obligation provided for in the first indent of this clause of the Agreement, does not apply to Open Joint Stock Company “Kuzbassenergosbyt”( address: 650036 Kemerovo region, Kemerovo, 90/4 Prospekt Lenina, PSRN 1064205110133)

8.2.14. Not to perform and not to allow any of the Mechel Group companies to make the following operations, transactions, actions without the prior written consent of the Lender:

8.2.14.1. Transactions for which the Borrower and / or the Mechel Group company acts as a lender of Financial Indebtedness of persons not included in the Mechel Group, except for transactions not executed as of February 8, 2016.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

8.2.14.2. Transactions for which the Borrower shall and / or Liable persons act as a Lender of Financial Indebtedness of persons included in the Mechel Group and not Liable persons, except for the transactions:

a) for which the loan is provided for and / or subject to repayment within 10 (Ten) business days prior to any Financial Indebtedness of any Liable person for the same amount.

b) for which the loan is provided to repay Financial Indebtedness and / or debt to individual suppliers of persons which are members of the Mechel Group and are not Liable persons, in the amount of not more than 6,000,000,000 (Six billion) rubles in 2016, not more than 8,000,000,000 (Eight billion) in 2017, and not more than 6,000,000,000 (Six billion) in 2018 and beyond. These loans specified in this clause, may be granted without consent of the Lender, with only absence of arrears to the Lender.

c) For which the loan is provided for the benefit of the Limited Liability Company Mechel Energo (Mechel Energo LLC, address: Russia, 454047, Chelyabinsk region, Chelyabinsk, 14 2nd Paveletskaya Street, TIN 7722245108, PSRN 1027700016706) in the amount not more than 4,084,000,000 (Four billion eighty-four million) rubles, provided translation of the Financial Indebtedness of Mechel Energo LLC to any of the Liable persons, for the amount not less 3.8 billion (Three billion eight hundred million) rubles and full payment of the transfer in cash within 100 (One hundred) calendar days.

For transactions referred to in clause a), b) and c) of this clause of the Agreement, the Borrower shall undertakes to provide the Lender within terms specified in clause 8.2.6.1, 8.2.6.2 of the Agreement, a written report containing information on participants, amounts and terms of these transactions. In case of a written request of the Lender, the Borrower shall, within 10 (Ten) business days, provide duly certified copies of supporting documents for these transactions (copies of contracts, payment orders).

8.2.14.3. Attraction, as well as changes in conditions of previously borrowed loans and loans from third parties not included in the Mechel Group, or transactions (series of interrelated transactions), which result in Financial Indebtedness of the Borrower and / or the Mechel Group companies to third parties, or changing maturities of previously occurred Financial Indebtedness of the Borrower and / or the Mechel Group companies to third parties not being a part of the Mechel Group, except:

•	involved and concluded in the framework of Restructuring;

•	involved and concluded in the framework of Refinancing;

8.2.14.4. Early repayment of loans / borrowings on credit agreements / loan agreements concluded by the Mechel Group companies with lenders / lenders, including purchase of Mechel OAO bonds, with the exception of Refinancing transactions.

In case of violation of any by the Mechel Group companies, obligations described above, the Lender is entitled to request from one or more Mechel Group companies that are operating borrowers for the Lender, and the corresponding borrower who has received such a demand of the Lender, shall, within 5 (Five) business days from date of receipt of this claim of the Lender, to prepay part of the loan debt on the relevant credit agreement (agreement on the credit line), concluded between the Lender and the relevant borrower in the amount specified in the demand of the Lender.

The total amount of prepayment for one or more credit contracts should be, in monetary terms, the same share in the loan portfolio of the Lender, which was the amount of early repayment of credits / loans before the relevant repayment in balance of loan debt of the Mechel Group to the lender / lender whose indebtedness was repaid ahead of schedule by the Mechel Group.

8.2.14.5. Granting of sureties and / or guarantees, obligations for compensation of damages in security of obligations to the Mechel Group companies and third parties, which are not Mechel Group companies, except for guarantees and commitments to reimburse:

a) existing as at February 8, 2016;

b) issued (provided) in favor of international consultants, auditors, pledgors, investment banks as part of standard terms of implementation of services activities by given persons;

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

c) issued (provided) in favor of the members of the Board of the Mechel Group companies (with the exception of members of the Board of Mechel OAO) in connection with performance of their duties;

d) issued (provided) at the request of auditors of a foreign subsidiary of the Mechel Group for the purpose of covering negative net assets of the respective subsidiary at the amount required to cover this;

e) issued (provided) in favor of the Lender or its affiliated persons for the obligations of the Borrower, Liable persons or other companies of the Mechel Group to the Lender or its affiliated persons;

f) issued (provided) as part of Restructuring; or

g) issued (provided) to secure transactions of Refinancing (provided that the condition (b) of the term “Refinancing” is fulfilled, as defined in clause 1.2 of the Agreement.

8.2.14.6. Acquisition and alienation by the Borrower and / or the Mechel Group companies once or in part, in one or a set of related transactions, whether for consideration or free of charge, with representation of proportionate or disproportionate compensation (counter granting), property and / or assets (including parts / shares) owned by the Borrower and / or the Mechel Group companies (including the Liable persons), in favor of third parties (including alienation of parts / shares of companies, defined in Appendix No.7 to the Agreement as Non-key assets of the Mechel Group, but with the exception of acquisition or disposal of property and / or assets (including parts / shares):

a) in the ordinary course of business; or

b) in respect of obsolete and worn-out property; or

c) between the Mechel Group companies that are not Liable persons and / or the Borrower;

d) between the Borrower and Liable persons, between the Liable persons, as well as between the Borrower and Liable persons and the Mechel Group companies, provided that:

•	the amount of transactions (series of interrelated transactions) on acquisition or disposal in relation to each of the Borrowers or Liable persons, shall not exceed 1 (One) percent of the book value of the assets of the Borrower or the relevant Liable person, according to the relevant accounting (financial) statements on the last reporting date, and such transaction (set of interrelated transactions) was approved by the Board of Directors of the Borrower, and the Borrower’s director appointed in accordance with clause 7.1.7.29 of the Agreement, voted in favor of the approval of this transaction.

•	Such a transaction can be made without such approval, if the director of the Borrower designated in accordance with clause 7.1.7.29 of the Agreement, more than two times: (a) did not attend the meeting of the Board of Directors whose agenda included the issue of approval of the transaction, and / or (b) did not vote at this issue at the respective Board of Directors meetings; and

•	the total volume of transactions of the Borrower or any Liable person (including related transactions) for disposal or acquisition of property and / or assets (including shares), does not exceed for each calendar year, 3 (Three) per cent of the aggregate book value of assets of the Borrower or the relevant Liable person, according to the relevant accounting (financial) statements on the last reporting date, and for the term of the Agreement - 10 (Ten) percent of the total book value of the assets of the Borrower or the relevant Liable person, according to the relevant accounting (financial) statements on the last reporting date.

8.2.14.7. Creation and / or omission of any encumbrance or creation of conditional disposal of property and / or assets (including parts / shares) in the framework of one or several interrelated transactions, with the exception of:

a) encumbrance of assets of the Borrower and other companies of the Mechel Group existing as of February 8, 2016;

b) encumbrance of assets of the Borrower and other companies of the Mechel Group for the obligations of companies of the Mechel Group to the Lender or its affiliated persons;

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

c) encumbrance created in the framework of Restructuring;

d) encumbrance created to secure transactions of Refinancing (provided that the condition (b), of the term “Refinancing” is fulfilled, as defined in clause 1.2 of the Agreement.

e) in cases provided by laws.

8.2.14.8. Implementation of investment (in any form) of the share capital in the amount more than 10,000,000 (Ten million) rubles.

8.2.14.9. Execution or repayment of obligations before the due date and / or occurrence of respective maturity date or payment:

a) payment obligation (payment obligations) (excluding Financial Indebtedness) in excess of 10 (Ten) per cent of the aggregate of all payment obligations of the Borrower and / or the relevant company of the Mechel Group;

b) any Financial Indebtedness, except early performance and other financial commitments:

•	in the framework of Restructuring;

•	in the framework of Refinancing;

8.2.14.10. Implementation of share buyback, except in cases provided by the Law, as well as announcement and / or payment of dividends, except for:

a) announcements and / or payment of dividends on preferred shares of Mechel OAO in the amount not exceeding 8,000,000 (Eight million) in a year or in accordance with the procedure laid down in the Charter of Mechel OAO;

b) announcements and / or payment of dividends in favor of the Borrower, Liable persons and / or their subsidiaries.

8.2.14.11. Conclusion of transactions (including purchase and sale of property and assets (including shares), sales of products and services) with the Mechel Group companies, affiliated parties and third parties on terms other than market (including use of hidden commissions, bonuses , penalties, transfer pricing, which differ from ordinary course of business).

8.2.14.12. Providing of advances on contracts concluded in the ordinary course of business for a period exceeding 6 (Six) months.

8.2.14.13. Conclusion of agreements on the terms under which the Borrower and / or the Mechel Group company as a buyer, is obliged to purchase goods in the amount and at the price set in the contract, or to pay a penalty (the “take or pay” transaction).

8.2.15. Not to perform and not to allow any of Liable persons to make the following operations, transactions, actions without the prior written consent of the Lender:

a) Reorganization, reduction or increase of the authorized capital of the Borrower and Liable persons and issuance of new shares, except in the case of additional issue provided additional security to the Lender to preserve the shares pledged to the Lender, in accordance with the terms of clause 9.1.1 and 9.1.4 of the Agreement.

b) Significant change in the basic directions of its business.

c) Changes in the constituent documents, except for technical changes related to change in address, location, creation or liquidation of branches and representative offices, as well as changes needed in accordance with the Law.

d) From December 31, 2015 provision to third parties (including credit institutions or other lenders) a right of debiting of monetary funds from the accounts of the Borrower or the relevant Liable person, opened for the Lender, on the basis of accounting documents provided by the Law, including based on collection orders.

8.2.16. Not to allow presence, and to ensure that the Mechel Group company do not allow presence of overdue for more than 90 (Ninety) calendar days, of commercial debt and advance payments, with the exception of arrears in the aggregate for all Mechel Group companies in the amount not exceeding:

•	from January 1, 2016 - 5 (Five) percent of Revenue of the Mechel Group according to the latest consolidated financial statements of the Mechel Group;

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

•	from January 1, 2017 - 4 (Four) percent of Revenue of the Mechel Group according to the latest consolidated financial statements of the Mechel Group;

•	from January 1, 2018 - 3 (Three) percent of Revenue of the Mechel Group according to the latest consolidated financial statements of the Mechel Group;

•	from January 1, 2019 until July 1, 2019 - 2 (Two) percent of Revenue of the Mechel Group according to the latest consolidated financial statements of the Mechel Group;

•	From July 1, 2019 - mentioned delay is not allowed.

8.2.17. If according to the latest consolidated financial statements of the Mechel Group, revenue of any Trader exceeded 2.5 (two point five) percent of consolidated revenues of the Mechel Group to ensure conclusion of guarantees and / or guarantee agreement between the Lender and such a Trader at a form agreed with the Lender, within 20 (Twenty) business days from the date specified in clause 8.6.2.4 of the Agreement. After conclusion of guarantees and / or guarantee, the corresponding Trader shall be deemed a Liable person.

8.2.18. At the request of the Lender or the Deputy General Director, promptly (within terms specified in the relevant requirement) to provide or ensure provision to the Lender, Deputy General Director and / or their representatives, auditors or other professional advisers, easy access to the premises, provided that the visitors stick to crossing regime and the regime of being at the facility, assets, primary documents (in paper or electronic form) of the Borrower and Liable persons, including but not limited to the following information and / or documents:

8.2.18.1. Information in respect of the Financial Indebtedness of the Mechel Group companies (including Intercompany debt), any commercial debt of the Mechel Group companies (including commercial debt between the Mechel Group companies), issued guarantees and / or guarantees for liabilities of third parties not included in the Mechel Group, as well as obligations of the Mechel Group companies to third parties.

8.2.18.2. Information and documents on compliance by the Borrower and / or Liable persons, with financial obligations referred to in clause 8.2.11 of the Agreement.

8.2.18.3. Information and documents in respect of commercial debt of the Mechel Group companies, including commercial debt between the Mechel Group companies.

8.2.18.4. Information on sale of products including contracts for supply of goods concluded with end customers / consumers and the Mechel Group companies.

8.2.18.5. Information on procurement of the Mechel Group companies, contracts with contractors and / or service companies for purchase of products and / or services.

8.2.18.6. Information and documents in respect of cash flow of the Mechel Group companies, including information and documents on cash balances on accounts of the Mechel Group companies in credit institutions, bank statements of the Mechel Group companies, information on all operations carried out on the accounts and made payments.

8.2.18.7. Decisions taken by governing bodies of the Mechel Group companies, internal committees of the Mechel Group companies, as well as information for consideration by internal committees of the Mechel Group companies and management bodies of the Mechel Group.

8.2.18.8. Information on annual investment program of the Mechel Group including:

•	established limits of investment actions of the Mechel Group in the context of the Mechel Group companies;

•	information on projects under the approval stage;

•	indicators of the investment program implementation of the Mechel Group, including attracted (or planned to attract) funding, information on development and commissioning of major projects;

•	plan-fact analysis of performance of the annual investment program of the Mechel Group for each calendar month including basic parameters of the project according to attracted (or planned to attract) financing, development and commissioning of basic objects, and in case of deviations of parameters from planned annual investment program of the Mechel Group, for 5 (Five) percent or more, detailed explanation of the reasons for such deviations and their possible adjustment;

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

•	information on taken or planned actualization of the budget of investment actions without changing annual investment program of the Mechel Group total budget and / or adjustments to the general budget of the annual investment program of the Mechel Group;

•	calculation of economic performance indicators of the Mechel Group investment projects;

•	information on implementation of investment projects, including decisions on implementation of the corresponding investment project adopted in accordance with a schedule of set out in the framework of annual investment program of the Mechel Group, deviations from the budget, schedule and scope of work carried out within the framework of the relevant investment project.

8.2.18.9. Budgets of each of the Mechel Group companies and Budget of the Mechel Group.

8.2.18.10. Plan / fact and analysis of execution of annual budget of each of the Mechel Group companies for each calendar month and, in the case of deviations from the planned indicators in the Budget for 5 (Five) percent or more, detailed explanation of reasons for such deviations and their possible corrections.

8.2.18.11. Information on conducted or planned update and / or adjustment of the annual Budget of the relevant Mechel Group company.

8.2.18.12. Information and documents in relation to any claim made against any of the Mechel Group companies (including legal action, claim, claim for payment and / or return of funds, labor dispute requirements, etc.), by third parties for the amount exceeding: for Southern Kuzbass OAO, Yakutugol OAO and ChMP PJSC – 50,000,000 (Fifty million) rubles for each company, for all other Mechel Group companies - 10,000,000 (Ten million) rubles (for each).

8.2.18.13. Information and documents in respect to requirements of tax authorities to the Mechel companies, as well as results of audits by tax authorities of the Mechel Group companies.

8.2.18.14. Information on any claims made by public authorities to the Mechel Group companies.

8.2.18.15. Information on acquisition / disposal of property and other assets (including shares) of the Mechel Group companies, including information on sale of non-core assets of the Mechel Group companies.

8.2.18.16. Information on licenses required for ordinary course of business of the Mechel Group companies.

8.2.18.17. Information in respect of the share capital structure of the Mechel OAO to the level of the Beneficial owner.

8.2.18.18. Information on transactions concluded by the Borrower and Liable persons with affiliated persons.

8.2.18.19. Information on occurrence of any facts that may lead to significant deterioration of financial condition of the Borrower and / or Liable persons.

8.2.19. Not later than March 31, 2016 (inclusive), to ensure conclusion between the Lender and Mechel OAO, Mechel Mining OAO, Mechel Trans LLC, Mechel Service LLC, Mechel Energo LLC, Mechel International Holdings GmbH LLC, Mechel Coke LLC, agreement on preferential rights of the Lender (right of first refusal) in respect of assets listed in Appendix No. 7 to the Agreement.

8.2.20. To ensure provision to the Lender of documents confirming conclusion between the Mechel Group companies and credit institutions, in respect of which these Mechel Group companies have Financial Indebtedness, agreements on restructuring of the Financial Indebtedness of the Mechel companies and settlement of disputes related to such Financial Indebtedness:

i)	in respect of Financial Indebtedness on ruble bond loans of Mechel OAO - until September 30, 2016 inclusively;

ii)	in respect of other Financial Indebtedness - until 30 June, 2016 inclusively.

8.2.21. Not later than March 31, 2016 (inclusive), to provide duly certified by the Borrower confirmation of agreed with the Lender changes to constituent documents of the Borrower and Liable persons providing also the condition of special procedure of approval of entity transactions on alienation and encumbrance of major assets, issue, gaining of credits and loans, and other significant transactions by unanimous decision of Board of the Borrower / Liable persons.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

8.2.22. To ensure, starting from April 01, 2016, quarterly flow of earnings (including advance payments) on contracts of external and / or internal market to accounts of the Mechel Group companies of the Lender, in the amount determined as follows:

Share of proceeds (including advance payments) on contracts (agreements) of external and / or internal market to their accounts of the Lender, shall be equal to the share of the Lender in the existing Credit portfolio of the Mechel Group minus 1 (One) percent. Share in the Credit portfolio is calculated on the 1st (First) day of each month of the first reporting calendar quarter, and is used to determine the required amount of revenue in the current calendar quarter. The Loan portfolio, for the purposes of this clause of the Agreement, means the amount of Financial Indebtedness, as that term is defined in clause 1.2 of the Agreement.

8.2.23. To provide additional security in the amount of decrease in the value of pledge, or repay unsecured loan amount within 30 (Thirty) calendar days from the date of receipt of the relevant notification of the Lender, if during the term of the Agreement, the collateral value of pledged items specified in clause 9.1.1 - 9.1.10 of the Agreement, as a result of loss of the object (s) of the pledge (due to loss, damage, shortage, disposal, theft, or for other reasons beyond the control of lender) became less than the total collateral value of pledge items specified in clause 9.1.1 - 9.1.10 of the Agreement, for February 8, 2016

8.2.24. Upon the occurrence of events / circumstances of default character, specified in clause 7.1.7, in part of any of the guarantors and / or mortgagors on loan, to ensure replacement of guarantor(s) and / or pledged property for the same amount for 20 (Twenty) calendar days from receipt of a request of replacement of guarantor(s) and / or pledged property for the same amount, from the Lender. At the same time the guarantor(s) and / or composition of the pledged property must be acceptable to the Lender and agreed by him.

8.2.25. To replace / to ensure replacement of items of (a) the pledge that are land plots / rights to lease land plots with located or building structures and facilities, being in pledge (that will be in pledge) under the Agreement, in accordance with clause 9.1.3, 9.1.7, 9.1.8 of the Agreement, within 30 (Thirty) business days from the date of publication in the print media, intended for official publication of legal acts of state authorities of the Russian Federation, or official publication by the local government of municipality, on whose territories items of pledge are located, or posting on the official websites of the highest executive body of state authority of the Russian Federation or a municipal formation in the information and telecommunication network “Internet”, of a report about planned withdrawal of the above items of pledge for public needs. At the same time the type and composition of the proposed property for replacement must be reasonably acceptable to the Lender and agreed by him.

8.2.26. To conclude (to ensure conclusion) an agreement of the Lender’s right to withdraw funds, without the order of the payer, in repayment of overdue debt from new accounts of the Borrower and guarantors offered by the Lender, within 5 (Five) working days from the date of notification of the Lender on opening the new account. Notification of the Borrower about such a demand is made in the manner provided by the Agreement.

8.2.27. Until complete fulfillment of obligations under the Agreement to the Lender, not to fulfill (to ensure failure), without prior written consent of the Lender, of any action(s) with property pledged to the Lender, which lead to decrease in its value (except for proper operation).

8.2.28. To notify the Lender in the manner provided by the Agreement, of possible occurrence of incidents and events, referred to in clause 7.1.7 of the Agreement, as well as about actual occurrence of these cases and events not later than 3 (Three) business days from the date following the date when the Borrower became aware of possible (actual) occurrence of the relevant event (event).

8.2.29. To ensure alignment with the Lender of conditions of made between non-affiliated with the Borrower shareholders of the Borrower, or affiliated with the Borrower shareholders of the Borrower, and third parties of corporate or another similar agreement / contract limiting its rights as a counterpart of the Lender, or in any other way affecting the ability to perform its obligations under the Agreement, concluded / being concluded with the Lender contracts / agreements.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

8.2.30. To provide the Lender with duly certified documents (copies of protocols) confirming the decision by the general meeting of shareholders of each of the Public companies of the Mechel Group, decisions on approval of entered into between the Lender and each of the Public companies of the Mechel Group, additional agreements that are interested party transactions and / or major transactions to contracts providing provision to the Lender of security of the obligations of the Mechel Group companies, for all concluded with the Lender loan agreements (including the Agreement), with amendments and additions as of February 10, 2016, when, in accordance with the laws, such decision of the question has been referred to competence of the general meeting of shareholders of Public Joint Stock Companies of the Mechel Group - within a reasonable time, but not later than April 9, 2017 (inclusive).

In case that the Borrower provides, up to December 1, 2016, transactions referred to in the first paragraph of this clause of the Agreement (without provision to the Lender of the documents confirming their approval), the period of performance of the obligation of the Borrower to provide the Lender with documents (copies of protocols) confirming adoption by the general meeting of shareholders, by each of the Public companies of the Mechel Group, decisions on approval of the above-mentioned transactions concluded before December 1, 2016, transfers on June 30, 2018 (inclusive).

8.2.31. To provide the Lender with duly certified documents (copies of protocols) confirming the decision by the general meeting of shareholders of each of the Public companies of the Mechel Group, decisions on approval of entered into between the Lender and each of the Public companies of the Mechel Group, additional agreements that are interested party transactions and / or major transactions to contracts providing provision to the Lender of security of the obligations of the Mechel Group companies, for all concluded with the Lender loan agreements (including the Agreement), with amendments and additions as of February 10, 2016, when, in accordance with the laws, such decision of the question has been referred to competence of the general meeting of shareholders of Public Joint Stock Company Mechel Group - within a reasonable time, but not later than April 9, 2017 (inclusive).

To avoid any doubt, the Parties agreed that the breach of the obligation under this clause 8.2.31 of the Agreement, is not a basis for application of clause 7.1.7 of the Agreement and recovery of damages from the Borrower.

8.2.32. In case of alienation by the Borrower and / or the Mechel Group companies, once or in part, in one or a set of related transactions, whether for consideration or free of charge, with representation of proportionate or disproportionate compensation (counter) belonging to the Borrower and / or the Mechel Group companies (including the Liable persons) in favor of third parties, Non-key assets of the Mechel Group, the obligation of the Borrower to repay outstanding loans (principal debt) of the Agreement, becomes urgent to fulfill in terms of price, the proportionate share of loan debt (principal debt) of the Agreement in the amount of total debt of the Mechel Group on agreements providing loans to each of the following persons: the Lender, GPB Bank (JSC) and VTB Bank (PJSC), as well as banks and financial institutions involved as lenders under:

•	an agreement for syndicated credit dated September 6, 2010, in the amount of 501,981,997.35 (Five hundred and one million nine hundred and eighty-one thousand nine hundred ninety-seven 35/100) US dollars, signed with the Southern Kuzbass Coal Company OAO as a borrower;

•	an agreement for syndicated credit dated September 6, 2010, in the amount of 501,981,997.35 (Five hundred and one million nine hundred and eighty-one thousand nine hundred ninety-seven 35/100) US dollars, signed with the Yakutugol HC OAO as a borrower, determined (based on the certificate obtained in accordance with clause 8.2.6.11 of the Agreement) on the last date of the calendar month preceding alienation of Non-core assets of the Mechel Group.

The obligation shall be enforceable not later than 20 (Twenty) business days from the date of receipt of payment from a new owner of the alienated Non-key assets of the Mechel Group.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Non-key assets of the Mechel Group companies are specified in the Appendix 7 to the Agreement.

«Article 9. SECURITY

9.1. To ensure timely and full implementation of the Borrower obligations under the Agreement, including repayment of loan, interest, Commission payments provided by terms of the Agreement, the Borrower shall provide / ensure the provision to the Lender:

9.1.1. Not later than April 9, 2017 (inclusive) to pledge / subsequently pledge common shares of Open Joint Stock Company “Mechel Mining” (Mechel Mining OAO, address: Russia, 125993, Moscow, 1 Krasnoarmeyskaya Street, PSRN 1085406013846, TIN 5406437129), belonging to the Mechel Group, pledged under the Pledge agreement No. 3-5703 dated December 19, 2013, concluded between the Lender and the Mechel OAO, with nominal value of 7.37 (seven 37/100) rubles per share, in the amount not less than 25 (Twenty five) percent plus 1 (One) share of the total number of outstanding ordinary shares of the Mechel Mining OAO.

Later, in case of issuance and placement of additional ordinary shares of the Mechel Mining OAO, the Borrower undertakes to ensure within 10 (Ten) business days from the date of registration of the report on issuance of shares in the authorized state bodies, provision to the Lender as a pledge, such an amount of ordinary Mechel Mining OAO shares so that the share of ordinary shares of the Mechel Mining OAO, which are pledged to the Lender, would make after such issuance of additional shares, at least 25 (Twenty five) percent plus 1 (One share of the total number of outstanding ordinary shares of the Mechel Mining OAO.

In case of release of Mechel Mining OAO preferred shares and subsequent adoption by Mechel Mining OAO, of a decision to pay dividends on its own preferred shares, the Borrower shall, within 10 (Ten) business days from the date of decision of Mechel Mining OAO, on non-payment of dividends on preferred shares, to ensure the provision to the Lender as collateral, of such a number of Mechel Mining OAO shares so that the part of voting shares of Mechel Mining OAO, which are pledged to the Lender, has not been less than 25 (Twenty five) percent plus 1 (One) share of the total number of voting shares of Mechel Mining OAO, while the part of the pledged ordinary shares shall be at least not less than 25 (Twenty five) percent plus 1 (One) share of the total number of ordinary shares of Mechel Mining OAO.

9.1.2. Not later than April 9, 2017 (inclusive) to pledge / subsequently pledge movable property owned by the Public Joint Stock Company “Chelyabinsk Metallurgical Plant” (ChMP PJSC, address: Russia, 454047, Chelyabinsk, 14 2nd Paveletskaya Street, TIN 7450001007, PSRN 1027402812777), which is the subject of pledge under the Pledge agreement No.5321-ZAL-1 dated October 13, 2010, No. 5321-ZAL-2 dated October 13, 2010, concluded between the Lender and the ChMP PJSC.

9.1.3. Not later than March 9, 2017 (inclusive) to pledge / subsequently pledge immovable property owned by the Bratsk Ferroalloy Plant LLC, that is the subject of pledge under the Mortgage agreement No.5321 / i-1 dated November 01, 2011, concluded between the Lender and the Bratsk Ferroalloy Plant LLC.

9.1.4. Not later than April 9, 2016 (inclusive) to pledge / subsequently pledge common shares of Open Joint Stock Company “Mechel Mining” (Mechel Mining OAO, address: Russia, 453500, Moscow, 1 Krasnoarmeyskaya Street, PSRN 1020201623716, TIN 0256006322), belonging to the Mechel Group, pledged under the Pledge agreement No. 3-5321 dated December 3, 11, concluded between the Lender and the Mechel OAO, with nominal value of 2010 (seven 1) rubles per share, in the amount not less than 25 (Twenty five) percent plus 1 (One) share of the total number of outstanding ordinary shares of the Mechel Mining OAO.

Later, in case of issuance and placement of additional ordinary shares of the Mechel Mining OAO, the Borrower undertakes to ensure within 10 (Ten) business days from the date of registration of the report on issuance of shares in the authorized state bodies, provision to the Lender as a pledge, such an amount of ordinary Mechel Mining OAO shares so that the share of ordinary shares of the

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Mechel Mining OAO, which are pledged to the Lender, would make after such issuance of additional shares, at least 25 (Twenty five) percent plus 1 (One share of the total number of outstanding ordinary shares of the Mechel Mining OAO.

In case of adoption by BMP OAO of a decision to pay dividends on its own preferred shares, the Borrower shall, within 10 (Ten) business days from the date of decision of BMP OAO, on non-payment of dividends on preferred shares, to ensure the provision to the Lender as pledge/subsequent pledge of such a number of BMP OAO shares so that the part of voting shares of BMP OAO, which are pledged/subsequently pledged to the Lender, has not been less than 25 (Twenty five) percent plus 1 (One) share of the total number of voting shares of BMP OAO, while the part of the pledged ordinary shares shall be at least not less than 25 (Twenty five) percent plus 1 (One) share of the total number of ordinary shares of BMP OAO.

9.1.5. Not later than March 9, 2016 (inclusive) to pledge / subsequently pledge movable property (including special equipment) owned by the Limited Liability Company “Bratsk Ferroalloy Plant” (Bratsk Ferroalloy Plant LLC, address: Russian Federation, Irkutsk region, 665716, Bratsk, P 101 11 01 00, PSRN 10338008455760, TIN 380450001), which is the subject of pledge under the Pledge agreement No.159 / z-1 dated October 14, 2010, No.160 / z-1 dated November 8, 2010, concluded between the Lender and the Bratsk ferroalloy plant LLC.

9.1.6. Not later than March 9, 2016 (inclusive) to pledge / subsequently pledge movable property (including special equipment) owned by the Borrower, which is the subject of pledge according to the Pledge agreement No.DZ-13/1 dated March 25, 2010, No.DZ-13/2/1 dated August 31, 2010, No.DZ-13/3 dated March 17, 2014, No. Z-5593-5594-8507-8508 dated October 31, 2014, concluded between the Lender and the Borrower.

9.1.7. Not later than April 9, 2017 (inclusive) to pledge / subsequently pledge immovable property owned by the Open Joint Stock Company “Izhstal” (Izhstal OAO, address: Russia, Udmurt Republic, 426006, Izhevsk, 6 Novoazhimova Street, PSRN 1021801435325, TIN 1826000655), that is the subject of pledge under the Mortgage agreement No.31-3 dated February 13, 2009, No.186-Z dated July 6, 2009, No.119-Z dated July 22, 2010, concluded between the Lender and the of Izhstal OAO.

9.1.8. Not later than March 9, 2016 (inclusive) to pledge / subsequently pledge immovable property owned by the Bratsk Ferroalloy Plant LLC, that is the subject of pledge under the Mortgage agreement No.159 / i-1 dated November 25, 2010, concluded between the Lender and the Bratsk Ferroalloy Plant LLC.

9.1.9. Not later than March 9, 2016 (inclusive) to pledge / subsequently pledge movable property (including special equipment) owned by the Open Joint Stock Company “Korshunov Mining Plant” (KGOK OAO, address: Russian Federation, Irkutsk region, 665651, Zheleznogorsk-Ilimsky, 9, A/1 Ivashchenko Street, PSRN 1023802658714, TIN 3834002314), which is the subject of pledge under the Pledge agreement No.028-029 / z-1 dated March 16, 2010, No.028-029 / z-2 dated March 16, 2010, No.028-029 / z-3 dated March 16, 2010, concluded between the Lender and KGOK OAO.

9.1.10. Not later than March 9, 2016 (inclusive) to pledge / subsequently pledge movable property (including special equipment) owned by the Open Joint Stock Company Holding Company Yakutugol (Yakutugol HC OAO), address: 678960 Republic of Sakha (Yakutia), Neryungri, 3/1 Lenina, PSRN 1021401009057, TIN 1434026980), which is the subject of pledge under the Pledge agreement No.17 dated April 23, 2010, concluded between the Lender and Yakutugol OAO.

9.1.11. Not later than March 9, 2016 (inclusive) the guarantee of Mechel OAO with a limit of responsibility not more than 5,300,000,000 (Five billion three hundred million) rubles, with conclusion of an agreement on the rights of the Lender to debit funds without the guarantor’s order from its accounts opened from the Lender, to repay overdue debt under the Agreement.

9.1.12. Not later than April 9, 2016 (inclusive) the guarantee of Mechel OAO for the full amount of the Borrower’s obligations under the Agreement, with conclusion of an agreement on the rights of the Lender to debit funds without the guarantor’s order from its accounts opened from the Lender, to repay overdue debt under the Agreement.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

9.1.13. Not later than March 9, 2016 (inclusive) the guarantee of Mechel Trans LLC (address: Russian Federation, 117437, Moscow, Ostrovityanova Street, 9, build.4, PSRN 1027739053374, TIN 7728246919) for the full amount of the Borrower’s obligations under the Agreement, with conclusion of an agreement on the rights of the Lender to debit funds without the guarantor’s order from its accounts opened from the Lender, to repay overdue debt under the Agreement.

9.1.14. Not later than March 9, 2016 (inclusive) the guarantee of Mechel Service LLC (address: Russian Federation, 117437, Moscow, 35 Mishina Street, PSRN 1057746840524, TIN 7704555837) for the full amount of the Borrower’s obligations under the Agreement, with conclusion of an agreement on the rights of the Lender to debit funds without the guarantor’s order from its accounts opened from the Lender, to repay overdue debt under the Agreement.

9.1.15. Not later than March 9, 2016 (inclusive) the guarantee of Bratsk Ferroalloy Plant LLC for the full amount of the Borrower’s obligations under the Agreement, with conclusion of an agreement on the rights of the Lender to debit funds without the guarantor’s order from its accounts opened from the Lender, to repay overdue debt under the Agreement.

9.1.16. Not later than March 9, 2016 (inclusive) the guarantee of ChMK PJSC with a limit of responsibility not more than 2,120,000,000 (Two billion one hundred and twenty million) rubles, with conclusion of an agreement on the rights of the Lender to debit funds without the guarantor’s order from its accounts opened from the Lender, to repay overdue debt under the Agreement.

9.1.17. Not later than April 9, 2016 (inclusive) the guarantee of ChMK PJSC for the full amount of the Borrower’s obligations under the Agreement, with conclusion of an agreement on the rights of the Lender to debit funds without the guarantor’s order from its accounts opened from the Lender, to repay overdue debt under the Agreement.

9.1.18. Not later than March 9, 2016 (inclusive) the guarantee of Izhstal OAO with a limit of responsibility not more than 260,000,000 (Two hundred and sixty million) rubles, with conclusion of an agreement on the rights of the Lender to debit funds without the guarantor’s order from its accounts opened from the Lender, to repay overdue debt under the Agreement.

9.1.19. Not later than April 9, 2016 (inclusive) the guarantee of Izhstal OAO for the full amount of the Borrower’s obligations under the Agreement, with conclusion of an agreement on the rights of the Lender to debit funds without the guarantor’s order from its accounts opened from the Lender, to repay overdue debt under the Agreement.

9.1.20. Not later than March 9, 2016 (inclusive) the guarantee of KGOK OAO with a limit of responsibility not more than 600,000,000 (Six hundred million) rubles, with conclusion of an agreement on the rights of the Lender to debit funds without the guarantor’s order from its accounts opened from the Lender, to repay overdue debt under the Agreement.

9.1.21. Not later than April 9, 2016 (inclusive) the guarantee of KGOK OAO for the full amount of the Borrower’s obligations under the Agreement, with conclusion of an agreement on the rights of the Lender to debit funds without the guarantor’s order from its accounts opened from the Lender, to repay overdue debt under the Agreement.

9.1.22. Not later than March 9, 2016 (inclusive) the guarantee of KGOK OAO for the full amount of the Borrower’s obligations under the Agreement, with conclusion of an agreement on the rights of the Lender to debit funds without the guarantor’s order from its accounts opened from the Lender, to repay overdue debt under the Agreement.

9.1.23. Not later than March 9, 2016 (inclusive) the guarantee of KGOK OAO for the full amount of the Borrower’s obligations under the Agreement, with conclusion of an agreement on the rights of the Lender to debit funds without the guarantor’s order from its accounts opened from the Lender, to repay overdue debt under the Agreement.

4. To state the first paragraph of clause 10.2 in the following edition

“10.2. While late transfer payment to repay loan or pay interest to the Lender, the Borrower shall pay a penalty equal to the interest rate applicable on the date of the arrears, and established in accordance with terms of the Contract, multiplied by 1.5 (One point five) times, in percent per annum. Penalty is charged on the overdue amount for each day of the delay from the date of occurrence of the

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012 overdue debt (excluding that date) to the date of full repayment of the overdue debt (inclusive). At the same time interest for credit usage stated in the Agreement, on the overdue amount, is not charged from the date following the date of repayment of the corresponding payment.

5 To state the first paragraph of clause 10.5 in the following edition

“10.5. In each case / in default of the Borrower to perform each of the obligations under the Agreement, shown in the table in this clause of the Agreement, on demand of the Lender, the Borrower shall, in accordance with clause 7.1.11 of the Agreement, pay a penalty in the amount specified in the table, to the Lender .

Number of the Agreement clause	Size of penalty
8.2.5, 8.2.6, 8.2.10, 8.2.26	5,000 (Five thousand) rubles for each day of failure to perform obligations
8.2.7, 8.2.8, 8.2.9, 8.2.13, 8.2.14, 8.2.15, 8.2.17, 8.2.22, 8.2.28, 8.2.29 of clause 1 of the Appendix No. 6 to the Agreement.	150,000 (One hundred and fifty thousand) rubles for each case of failure to perform obligations, but not more than 1,000,000 (One million) rubles per year in total

The penalty shall be paid within 5 (Five) business days from the date of receipt of the relevant notification of payment of the penalty.

6. 13.1 in the following edition

“13.1. All changes and additions to the Agreement, except in the cases specified in clause 4.1, 7.1.1, 7.1.2 of the Agreement, are valid only if they are made in writing and signed by authorized persons.

7. 13.1 in the following edition

“13.9. Appendixes No. 1, No. 2, No.3, No.4, No.5, No.6, No.7, No.8 to the Agreement are its integral part.

8. Supplement the Article 13 of the Agreement with clause 13.11 as follows:

“13.11. Provisions of Article 317.1 of the Civil Code of the Russian Federation shall not apply to monetary obligations of the Parties under the Agreement”.

9. The Borrower confirms, represents and warrants that on the date of the Additional Agreement:

9.1. Pledgor(s) of the pledged property is (are) its full legal owner(s) or person(s), otherwise duly entitled thereto to dispose it.

9.2. There are no encumbrances of the pledged property by third party rights, except for encumbrances in favor of the Lender.

9.3. The pledged property does not apply to the property of mobilization purpose or the object of civil defense.

9.4. As far as it is known to the Borrower, between its shareholders and its shareholders and third parties there have not concluded any corporate or other similar agreement limiting its rights as a counterparty of the Lender, or in any other way affect possibility of conclusion or fulfillment of obligations under the Agreement, as well as other signed with the Lender contracts.

10. To state the Appendix No. 3 in the version of Appendix No. 1 to the Additional Agreement, Appendix No. 4 in the version of Annex No. 2 to the Additional Agreement, Appendix No. 5 in the version of Annex No. 3 to the Additional Agreement, Appendix No. 6 in the version of Appendix No. 4 to the Additional Agreement, and supplement the Agreement with Appendix No. 7 in the version of Appendix No. 5 to the Additional Agreement.

11. The Additional Agreement shall enter into force on the date of its signing, it extends its action to relations between the Parties from January 01, 2016, and it is an integral part of the Agreement. Appendixes No. 1, No. 2, No. 3, No. 4, No. 5, No. 6 to the Additional Agreement are its integral part.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

12. Each condition of the Additional Agreement or terms of the Agreement, as amended by this Additional Agreement, is essential for the Parties - the Parties recognize them as essential terms in the sense of Art. 432 of the Civil Code of the Russian Federation. Invalidity of any of the provisions of the Additional Agreement or any of the provisions of the Agreement, as amended by this Additional Agreement, shall entail the invalidity of the Additional Agreement as a whole, because the Additional Agreement could not concluded by the Parties in the absence of the invalid provision.

13. Procedure for termination of the Additional Agreement is set out in the Appendix No. 6 to the Amendment.

14. The Additional agreement is executed in 2 (two) copies of equal legal force, one for the Lender and the Borrower.

Addresses and details of Parties

Lender:

Address: Russian Federation, Moscow.

Address and postal address: 117997 Moscow, Vavilova Street, 19.

E-mail address: mechel@sberbank.ru.

TIN 7707083893, PSRN 1027700132195, PPC 775001001, OKPO 00032537.

For transfers in rubles: account 30301810000006000014, c/a No.30101810400000000225 in the Main Administration of the State Bank of Russia for the Central Federal District, RCBIC 044525225.

For USD Remittances:

Account with Institution: IRVTUS3N, Bank of New York Mellon, New York, NY

Beneficiary Institution: SABRRUMM, SBERBANK, MOSCOW.

Sender to Receiver Information: /BNF/ 30301840300006000014

For EUR Remittances:

Account with Institution: DEUTDEFF, Deutsche Bank AG, Frankfurt am Main.

Beneficiary Institution: SABRRUMM, SBERBANK, MOSCOW.

Sender to Receiver Information: /BNF/ 30301978900006000014,

Phone: +7 495 747 37 98. Fax: +7 495 957 55 68.

Borrower:

Address: Russian Federation, address: Russian Federation, the Kemerovo region, Mezhdurechensk.

Address and postal address: Russian Federation, address: Russian Federation, the Kemerovo region, 652877 Mezhdurechensk, Yunosti Street, 6.

E-mail address: corpfin@mechel.com.

TIN 4214000608, PSRN 1024201388661, PPC 421401001, OKPO 26644096.

Current account No. 40702810026070100405 in the Kemerovo branch No.8615 of Sberbank PJSC.

Phone: 8 (38475) 7-22-00 (information), 7-22-37. Fax: 8 (38475) 7-22-41.

Signatures of Parties

Lender:		Borrower:

Senior Managing Director - Head of the Credit and Project Finance Division of the Credit Department of Sberbank PJSC		General Director of MC Mechel Mining OOO

	A.Yu. Goncharenko		P.V. Shtark
L.S.		L.S.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Appendix No.1 to Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Appendix No. 3 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Planned supplementary security of transactions concluded by the Mechel Group companies for restructuring of Financial Indebtedness to credit institutions during the effective term of credit agreements concluded between the Lender and the Borrower included in the Mechel Group

1)	Additional security provided by the Mechel Group on obligations to the GPB (JSC):

Pledge 25% of the Yakutugol HC OAO shares

Pledge 25% of the Urals Stampings Plant OAO shares

Pledge 25%+1 share of the ChMK PJSC

Pledge 25%+1 share of the BMP OAO

Pledge 25%+1 share of the Posiet Port OAO

Pledge 25% of the Port Mechel Temryuk LLC shares

Pledge 25% of BFP OAO shares

Pledge 25%+1 share of the Mechel Mining OAO

Pledge 20% of the Southern Kuzbass OAO shares

Mortgage on property complex of the Ulak-Elga railway

Sureties in range of 2% BVA:

Urals Stampings Plant (UralKuz)

ChMK PJSC

BMK OAO

KGOK OAO

Posiet Port OAO

Mechel Carbon AG

Mechel OAO

Southern Kuzbass OAO

Sureties for 100% (subject to appropriate approval):

Urals Stampings Plant (UralKuz)

ChMK PJSC

Mechel OAO

BMK OAO

Mechel Service Global (MSG)

Mechel Energo LLC

Mechel Mining OAO

Yakutugol HC OAO

Southern Kuzbass OAO

Mechel Coke LLC

2)	Additional security provided by the Mechel Group on obligations to the VTB (PJSC):

Surety for the full value of the Mechel OAO (subject to appropriate approval)

Surety for the full value of the Southern Kuzbass OAO (subject to appropriate approval)

Surety for the full value of the ChMK PJSC (subject to appropriate approval)

Pledge 5% of preferred shares of the Mechel OAO (subject to appropriate approval)

Pledge 21.66% of ordinary shares - 2 ChMK PJSC

Pledge 25% of ordinary shares + 1 Urals Stampings Plant (UralKuz) OAO

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

3)	Additional security provided by the Mechel Group on liabilities to banks and financial institutions involved as lenders under

•	an agreement for syndicated credit dated September 6, 2010, in the amount of 501,981,997.35 (five hundred and one million nine hundred and eighty-one thousand nine hundred ninety-seven 35/100) US dollars, signed with the Southern Kuzbass Coal Company OAO as a borrower;

•	an agreement for syndicated credit dated September 6, 2010, in the amount of 501,981,997.35 (five hundred and one million nine hundred and eighty-one thousand nine hundred ninety-seven 35/100) US dollars, signed with the Yakutugol HC OAO as a borrower;

Surety to the ChMK PJSC in range of 2% BVA

Surety to the Urals Stampings Plant (UralKuz) OAO in range of 2% BVA

Surety to Mechel Trading AG

Pledge of property of ChMK PJSC for amount of 2% BVA

Pledge 25%-1 share of the ChMK PJSC

Pledge 25%+1 share of the BMP OAO

Pledge 25%+1 share of the Posiet Port OAO

Pledge 25% of the Port Mechel Temryuk LLC shares

4)	Additional security provided by the Mechel Group on obligations to the BANK URALSIB PJSC:

Surety to the Izhstal OAO in range of 2% BVA

Pledge of property of the Izhstal OAO in range of 2% BVA

5)	Additional security provided by the Mechel Group on obligations to the OBRAZOVANIE (JSC):

non-residential premises located at: 94 Aviatorov Street, Novokuznetsk (original price: 2,172,835.00 rubles, residual price for 01.12.2015: 1,967,080.25 rubles) and non-residential premises located at: 35 Gorkovskaya Street, Novokuznetsk (original price: 663,998.00 rubles, residual price for 01.12.2015: 588,048.81 rubles)

6)	Additional security provided by the Mechel Group on obligations to the BNP PARIBAS BANK JSC under the agreement on a loan dated September 15, 2010 No. n / n in the amount of 219,444,500.00 (Two hundred nineteen million four hundred and forty-four thousand five hundred) US dollars and 192,000,000.00 (one hundred and ninety two million) Euros, concluded with ChMK PJSC as a borrower:

Additional pledge of equipment, mortgage of buildings, structures as commissioning (in strict accordance with the terms of the loan agreement dated 15.09.2010).

Signatures of Parties

Lender:	Borrower:

Senior Managing Director - Head of the Credit and Project Finance Division of the Credit Department of Sberbank PJSC	General Director of MC MechelMining OOO

A.Yu. Goncharenko	P.V. Shtark
L.S.	L.S.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Appendix No.2 to Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Appendix No. 4 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Judicial, arbitration, administrative proceedings of the Mechel Group as of January 25, 2016

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds	Type of property	Balance sheet value of property
1	VTB Bank OAO	Southern Kuzbass OAO Yakutugol HC OAO Mechel Mining OAO	Arbitration	Moscow City Arbitration Court		A40-84670/2015	Payment of monetary funds	RUR	1,882,095,725.51
2	Sberbank of Russia OAO	Southern Kuzbass OAO Yakutugol HC OAO Mechel Mining OAO Mechel OAO	Arbitration	Moscow City Arbitration Court	22/12/2014	A40-159730/2014	Payment of monetary funds	RUR	436,213,084.38
3	Sberbank Leasing CJSC	Southern Kuzbass OAO Mechel Mining OAO	Arbitration	Moscow City Arbitration Court		A40-61208/2015	Payment of monetary funds	RUR	392,047,319.14
4	Sberbank of Russia OAO, Mechel Trans LLC	Southern Kuzbass OAO	Arbitration	The Arbitration Court of the Novosibirsk region	16/12/2014	A45-20227/2014	Payment of monetary funds	RUR	386,992.87
5	Sberbank Leasing CJSC	Southern Kuzbass OAO Mechel Mining OAO	Arbitration	Moscow City Arbitration Court	10/07/2015	A40-140658/2014	Payment of monetary funds	RUR	285,614,695.48
6	Sberbank Leasing CJSC	Southern Kuzbass OAO	Arbitration	7 Arbitration Court of Appeal	16/09/2015	A45-6589/2015	Payment of monetary funds	RUR	24,068,790.82
7	Sberbank Leasing CJSC	Southern Kuzbass OAO	Arbitration	7 Arbitration Court of Appeal	10/07/2015	A45-18028/2014	Payment of monetary funds	RUR	14,546,451.02
8	Sberbank Leasing CJSC	Southern Kuzbass OAO	Arbitration	7 Arbitration Court of Appeal	16/09/2015	A45-6591/2015	Payment of money, transfer of property	RUR	9,090,903.05

Gas separating complex of the MV-0,9 type

Mobile crushing plant on crawlers Gipobak V 1170 FDR

Body shop 489535

Tanker NEFAZ-66062-10

Tanker NEFAZ-66062-10 UKB-5C on chassis URAL-4320-1951-40

Auto-loader KOMATSU FD160E-8

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds	Type of property	Balance sheet value of property
9	Sberbank Leasing CJSC	Southern Kuzbass OAO	Arbitration	7 Arbitration Court of Appeal	24/08/2015	A45-6321/2015	Payment of money, transfer of property	RUR	3,088,679.39

Loader Komatsu WA470-3 Suburban bus NEFAZ-5299-11-33 Special bus NEFAZ-4208-11-13 Special bus NEFAZ-4208-11-13 Special bus NEFAZ-4208-11-13 Special bus NEFAZ-4208-11-13 Special bus NEFAZ-4208-11-13 Special bus NEFAZ-4208-11-13 Combined machine KO-829A1 Autohydraulic hoist KAMAZ-65115-62 VS-28K

Tanker NEFAZ-66065-10

Tanker NEFAZ-66062-10

10	Sberbank Leasing CJSC	Southern Kuzbass OAO	Arbitration	7 Arbitration Court of Appeal	21/09/2015	A45-6590/2015	Payment of money, transfer of property	RUR	1,634,725.34	Universal wheeled bulldozer “Kirovets” K-702MBA-01-BKU Single-bucket rubber-tired loader “Kirovets” 3060
11	Rudservice LLC	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region		A27-473/2015 (integrated with the case A27-6966 / 2015)	Payment of monetary funds	RUR	11,780,420,196.52
12	Uralmashzavod OAO	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region	17/11/2015	A27-12382/2015	Payment of monetary funds	RUR	64,352,113.35
13	LLC “RDE “Factory of MDU”	Southern Kuzbass OAO	Arbitration	7 Arbitration Court of Appeal	22/04/2015	A27-18607/2014	Payment of monetary funds	RUR	54,533,778.13
14	Administration of the Novokuznetsk municipal district	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region	28/04/2015	A27-12068/2014	Payment of monetary funds	RUR	9,951,570.96
15	Credimundi NV - Member of the CREDENDO Group	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region	The case is closed by the court ruling	A27-1875/2015	Payment of monetary funds	RUR	41,803,018.41
16	Uralmashzavod OAO	Southern Kuzbass OAO	Arbitration	7 Arbitration Court of Appeal	20/10/2015	A27-9546/2015	Payment of monetary funds	RUR	31,424,720.11
17	BVC-Ugol LLC	Southern Kuzbass OAO	Arbitration	7 Arbitration Court of Appeal	15/12/2014	A27-15748/2014	Payment of monetary funds	RUR	12,922,608.13
18	YurMP LLC	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region	25/08/2014	A27-11397/2014	Payment of monetary funds	RUR	12,594,585.46

Additional Agreement No. 7 dated March 4, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds	Type of property	Balance sheet value of property
19	SAVEN ENTERPRISES LTD.	Southern Kuzbass OAO Tomusinsky Open-Pit Mine JSC	Arbitration	The Arbitration court of West Siberian District		A27-18864/2013	Payment of monetary funds	RUR	16,405,374,386.40
20	Rudservice LLC	Southern Kuzbass OAO Tomusinsky Open-Pit Mine JSC	Arbitration	8 Arbitration Court of Appeal	05/08/2015	A27-24543/2014	Payment of monetary funds	RUR	7,039,874,653.28
21	Rudservice LLC	Southern Kuzbass OAO	Arbitration	7 Arbitration Court of Appeal	14/09/2015	A27-23415/2014	Payment of monetary funds	RUR	4,204,942,519.21
22	Sberbank of Russia OAO	Southern Kuzbass OAO Mechel Mining OAO KGOK OAO	Arbitration	9 Arbitration Court of Appeal	18/05/2015	A40-159790/2014	Payment of monetary funds	RUR	39,721,470.45
23	Caterpillar Financial LLC	Southern Kuzbass OAO	Arbitration	Moscow City Arbitration Court		A40-128210/2015	Payment of monetary funds	USD	315,516. 38	bulldozer CAT D9R, bulldozer CAT 834H, bulldozer CAT D10T
24	Uralmashzavod OAO	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region	28/10/2015	A27-16808/2015	Payment of monetary funds	USD	621,605.16
25	Sberbank of Russia OAO	Southern Kuzbass OAO	Arbitration	Moscow City Arbitration Court	Settlement Agreement from 21/12/2015	A40-187416/2015	Payment of monetary funds	RUR	1,698,922,048.99
								USD	273,070,874.78
26	Sberbank of Russia OAO	Southern Kuzbass OAO	Arbitration	Moscow City Arbitration Court	Settlement Agreement from 21/12/2015	A40-187451/15	Payment of monetary funds	USD	224,078,637.62
27	Sberbank of Russia OAO	Southern Kuzbass OAO	Arbitration	Moscow City Arbitration Court	Settlement Agreement from 21/12/2015	A40-187413/2015	Payment of monetary funds	RUR	1,595,699,687.80
								USD	171,921,207.12
28	Sberbank of Russia OAO	Southern Kuzbass OAO	Arbitration	Moscow City Arbitration Court	Settlement Agreement from 21/12/2015	A40-187412/2015	Payment of monetary funds	USD	50,979,848.86
29	Energocomplex ETC LLC	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region	Settlement Agreement from 18/12/2015	A27-14137/2015	Payment of monetary funds	RUR	10,293,932.38
30	MPMC of the Myskovo city district administration	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region		A27-20653/2015	Payment of monetary funds	RUR	35,194,297.19
31	Administration of the Novokuznetsk municipal district	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region		A27-18784/2015	Payment of monetary funds	RUR	38,720,507.30
32	MPMC of the Myskovo city district administration	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region		A27-20722/2015	Payment of monetary funds	RUR	23,328,204.75
33	URALSIB Leasing company LLC	Yakutugol HC OAO	Arbitration	Moscow City Arbitration Court	26/06/2015	A40-134589/14	Payment of monetary funds	RUR	130,188,247.19

Additional Agreement No. 7 dated March 4, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds	Type of property	Balance sheet value of property
34	Sberbank Leasing CJSC	Yakutugol HC OAO Mechel Mining OAO	Arbitration	Moscow City Arbitration Court	10/07/2015	A40-137923/14	Payment of monetary funds	RUR	297,618,381.75
35	Sberbank Leasing CJSC	Yakutugol HC OAO	Arbitration	Moscow City Arbitration Court	19/05/2015	A40-137934/14	Payment of monetary funds	RUR	143,963,494.09
36	Ural Heavy Machine Building Plant OAO	Yakutugol HC OAO	Arbitration	Moscow City Arbitration Court (Ya)	12/11/2014	A58-5636/14	Payment of monetary funds	RUR	15,875,947.15
37	Sberbank Leasing CJSC	Yakutugol HC OAO Mechel Mining OAO	Arbitration	Moscow City Arbitration Court	10/07/2015	A40-155735/14	Payment of monetary funds	USD	3,021,266.15
								RUR	998,074.82
38	Weir Minerals RFW LLC	Yakutugol HC OAO	Arbitration	Moscow City Arbitration Court (Ya)	17/04/2015	A58-8227/14	Payment of monetary funds	RUR	20,493,044.39
39	Ural Heavy Machine Building Plant OAO	Yakutugol HC OAO	Arbitration	Moscow City Arbitration Court (Ya)	16/02/2015	A58-8240/14	Payment of monetary funds	RUR	50,455,964.66
40	Ural Heavy Machine Building Plant OAO	Yakutugol HC OAO	Arbitration	Moscow City Arbitration Court (Ya)	26/05/2015	A58-1462/15	Payment of monetary funds	RUR	56,385,411.94
41	Sberbank Leasing CJSC	Yakutugol HC OAO Mechel Mining OAO	Arbitration	Moscow City Arbitration Court	12/10/2015	A40-61992/15	Payment of money, transfer of property	RUR	168,322,642.05	11 BelAZ dump trucks
42	Sberbank Leasing CJSC	Yakutugol HC OAO Mechel Mining OAO	Arbitration	Moscow City Arbitration Court	10/09/2015	A40-62069/15	Payment of money, transfer of property	RUR	243,678,066.03	17 BelAZ dump trucks
43	Eurasian Development Bank	Yakutugol HC OAO	Arbitration	Moscow City Arbitration Court (Ya)	17/09/2015	A58-2716/15	Payment of monetary funds	RUR	1,985,103,772.77
44	Ural Heavy Machine Building Plant OAO	Yakutugol HC OAO	Arbitration	Moscow City Arbitration Court (Ya)	22/09/2015	A58-3300/15	Payment of monetary funds	RUR	47,054,105.56
45	Sberbank Leasing CJSC	Yakutugol HC OAO	Arbitration	Moscow City Arbitration Court (Ya)	15/06/2015	A58-1674/15	Payment of money, transfer of property	RUR	3,457,151.91	Frame membrane hangar
46	Sberbank Leasing CJSC	Yakutugol HC OAO	Arbitration	Moscow City Arbitration Court	04/09/2015	A40-62071/15	Payment of money, transfer of property	RUR	189,214,984.18	40 BelAZ dump trucks
47	Sberbank Leasing CJSC	Yakutugol HC OAO Mechel Mining OAO	Arbitration	Moscow City Arbitration Court	13/10/2015	A40-61374/15	Payment of money, transfer of property	USD	4,522,457.15	Dragline crawler excavator
								RUR	4,154,085.26
48	Tomusinsky Open-Pit Mine JSC	Yakutugol HC OAO	Arbitration	Arbitration Court attached to Mechel OAO	Settlement Agreement from 09/10/2015	TC-202/2015	Payment of monetary funds	RUR	1,003,153,401.71
49	Sberbank of Russia OAO	Yakutugol HC OAO	Arbitration	Moscow City Arbitration Court (Ya)	03/11/2015	A58-3296/15	Payment of monetary funds	RUR	2,868,359.41
50	Ural Heavy Machine Building Plant PJSC	Yakutugol HC OAO	Arbitration	Moscow City Arbitration Court (Ya)		A58-5651/15	Payment of monetary funds	RUR	47,836,815.74
51	URALSIB Leasing company LLC	Yakutugol HC OAO	Arbitration	Moscow City Arbitration Court		A40-186906/15	Payment of monetary funds	RUR	46,998,415.90

Additional Agreement No. 7 dated March 4, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds	Type of property	Balance sheet value of property
52	Ural Heavy Machine Building Plant PJSC	Yakutugol HC OAO	Arbitration	Moscow City Arbitration Court (Ya)		A58-161/16	Payment of monetary funds	RUR	62,513,255.52
53	Eurasian Development Bank	Mechel Mining OAO	Arbitration	Moscow City Arbitration Court	An agreement on the peaceful settlement of the dispute was reached.	A40-91254/2015	Payment of monetary funds	RUR	2,007,753,133.05
54	VTB Bank	Mechel Carbon AG	Arbitration				Payment of monetary funds	CHF	190,920,704.6	-
55	VTB Bank	Mechel Carbon AG	Arbitration				Payment of monetary funds	CHF	111,000,228.00	-
56	VRK-3 OAO	Mechel Trans LLC	Arbitration	Arbitration Court of Moscow	23/12/2016	A40-211791/2014	Payment of monetary funds	RUR	17,162,329.49
57	FEDERAL FREIGHT JSC	Mechel Trans LLC	Arbitration	Arbitration Court of Moscow		A40-200849/2015	Payment of monetary funds	RUR	2,618,564,304.25
58	Sberbank of Russia OAO	Mechel Trans LLC	Arbitration	Arbitration Court of Moscow	18/12/2015	A40-110111/2015	Payment of monetary funds	RUR	95 393 620,94
59	FEDERAL FREIGHT JSC	Mechel Trans LLC	Arbitration	Arbitration Court of Moscow		A40-211518/15	Payment of monetary funds	RUR	149 315 670,40
60	Lenenergo OAO	MECHEL ENERGO LLC	Arbitration	13 Arbitration Court of Appeal	23/07/2015	A56-11904/2015	Payment of monetary funds	RUR	67 621 499,92
61	Interregional distributive grid company of Siberia OAO	MECHEL ENERGO LLC	Arbitration	7 Arbitration Court of Appeal	07/09/2015	A27-2262/2015	Payment of monetary funds	RUR	20,575,981.13
62	Interregional distributive grid company of Siberia OAO	MECHEL ENERGO LLC	Arbitration	8 Arbitration Court of Appeal	07/08/2015	A27-2508/2015	Payment of monetary funds	RUR	74,838,569.97
63	Interregional Distributive Grid Company of Urals OAO	MECHEL ENERGO LLC	Arbitration	18 Arbitration Court of Appeal	11/11/2015	A76-27348/2014	Payment of monetary funds	RUR	16,077,636.62
64	Interregional Distributive Grid Company of Urals OAO	MECHEL ENERGO LLC	Arbitration	Arbitration Court of the Chelyabinsk region	29/10/2015	A76-17224/2015	Payment of monetary funds	RUR	123,708,988.42
65	Federal Grid Company of Unified Energy System OAO	MECHEL ENERGO LLC	Arbitration	9 Arbitration Court of Appeal	05/10/2015	A40-177728/2014	Payment of monetary funds	RUR	15,085,496.19
66	Federal Grid Company of Unified Energy System OAO	MECHEL ENERGO LLC	Arbitration	Moscow City Arbitration Court		A40-193285/2015	Payment of monetary funds	RUR	138,809,018.70
67	NOVATEK-Chelyabinsk LLC	MECHEL ENERGO LLC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-32452/2015	Payment of monetary funds	RUR	97,032,856.24
68	Teplosnab LLC	MECHEL ENERGO LLC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-22803/2014	Payment of monetary funds	RUR	19,077,650.66
69	NOVATEK-Chelyabinsk LLC	MECHEL ENERGO LLC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-24296/2015	Payment of monetary funds	RUR	71,137,417.15

Additional Agreement No. 7 dated March 4, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds	Type of property	Balance sheet value of property
70	NOVATEK-Chelyabinsk LLC	MECHEL ENERGO LLC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-28920/2015	Payment of monetary funds	RUR	20,609,591.39
71	Kaskad LLC	MECHEL ENERGO LLC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-24332/2015	Payment of monetary funds	RUR	37 910 405,08
72	Trade House “Poliflok” LLC	MECHEL ENERGO LLC	Arbitration	Arbitration Court of the Chelyabinsk region	15/12/2015	A41-83642/2015	Payment of monetary funds	RUR	34 441 640.56
73	Magnezit Group LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-13233/2015	Payment of monetary funds	RUR	107 949 204.69
74	Magnezit Group LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-13233/2015	Payment of monetary funds	RUR	50,352,661.20
75	Magnezit Group LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-13233/2015	Payment of monetary funds	RUR	33,273,618.40
76	ZMZ OAO	ChMK PJSC	Arbitration	Arbitration Court attached to Mechel OAO		TS-196/2015	Payment of monetary funds	RUR	69,064,974.89
77	NOVATEK-Chelyabinsk LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	06/08/2015	A76-7253/2015	Payment of monetary funds	RUR	52,394,487.83
78	NOVATEK-Chelyabinsk LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	02/10/2015	A76-15092/2015	Payment of monetary funds	RUR	452 959 265,87
79	NOVATEK-Chelyabinsk LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	28/08/2015	A76-17388/2015	Payment of monetary funds	RUR	16,314,943.02
80	NOVATEK-Chelyabinsk LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	08/10/2015	A76-20626/2015	Payment of monetary funds	RUR	415 686 260,00
81	NOVATEK-Chelyabinsk LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	05/11/2015	A76-21576/2015	Payment of monetary funds	RUR	108 293 161,96
82	NOVATEK-Chelyabinsk LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	06/11/2015	A76-23195/2015	Payment of monetary funds	RUR	433,512,648.00
83	NOVATEK-Chelyabinsk LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	11/11/2015	A76-23195/2015	Payment of monetary funds	RUR	19 500 098,52
84	RTIC LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	23/10/2015	A76-13046/2015	Payment of monetary funds	RUR	20,007,987.86
85	RIP LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	01/10/2015	A76-17422/2015	Payment of monetary funds	RUR	17 416 010,64
86	Trading House BKO LLC	ChMK PJSC	Arbitration	Arbitration Court of the Novgorod region	09/09/2015	A44-4634/2015	Payment of monetary funds	RUR	10,298,831.88

Additional Agreement No. 7 dated March 4, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds	Type of property	Balance sheet value of property
87	Karelsky okatysh JSC	ChMK PJSC	Arbitration	Arbitration Court of Moscow	19/11/2015	A40-115508/2015	Payment of monetary funds	RUR	86,891,141.06
88	MUP POVV	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-14307/2015	Payment of monetary funds	RUR	10,326,892.02
89	Triada LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	17/09/2015	A76-16624/2015	Payment of monetary funds	RUR	10,919,086.23
90	Uraldomnoremont-Ekaterinburg LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	29/10/2015	A76-16159/2015	Payment of monetary funds	RUR	62 978 488,83
91	Uraldomnoremont-Ekaterinburg LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	10/10/2015	A76-17705/2015	Payment of monetary funds	RUR	11,499,472.66
92	Uraldomnoremont-Ekaterinburg LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	09/12/2015	A76-24245/2015	Payment of monetary funds	RUR	28 845 692,75
93	Magnezit Montazh Service LLC (MMS LLC)	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-22597/2015	Payment of monetary funds	RUR	43 375 651,99
94	Magnezit Montazh Service LLC (MMS LLC)	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	10/12/2015	A76-18310/2015	Payment of monetary funds	RUR	31 042 051,96
95	Santehsistemyservis LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	25/09/2015	A76-18888/2015	Payment of monetary funds	RUR	9,148,360.53
96	Santehsistemyservis LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	02/11/2015	A76-20367/2015	Payment of monetary funds	RUR	14,330,163.66
97	MUP ChKTS	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-19893/2015	Payment of monetary funds	RUR	10,581,604.98
98	Russian Mining Chemical Company LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-22604/2015	Payment of monetary funds	RUR	36 399 328,23
99	Fortum OAO	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-22928/2015	Payment of monetary funds	RUR	21 770 070,24
100	Lomtorg LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	14/12/15	A76-23207/2015	Payment of monetary funds	RUR	21 343 450,86
101	Minmetals	ChMK PJSC	Arbitration	Stockholm arbitration		V2014/162	Payment of monetary funds	RUR	299,489,403.00
								USD	136 785 197,00
102	VTB-Factoring LLC	Mechel Service Global (MSG) ChMK PJSC	Arbitration	Arbitration Court of Moscow	Settlement Agreement from 26/08/2015	A40-175773/2014	Payment of monetary funds	RUR	954,287,975.60
103	Sberbank of Russia OAO	ChMK PJSC Izhstal OAO	Arbitration	Arbitration Court of the Udmurt republic	31/12/2015	A71-8039/2015	Payment of monetary funds	RUR	24,746,311.99
104	Spetsstroy-2 CJSC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	10/12/2015	A76-24082/2015	Payment of monetary funds	RUR	10,512,342.66

Additional Agreement No. 7 dated March 4, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds	Type of property	Balance sheet value of property
105	Uraldomnoremont-Ekaterinburg LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	23/12/2015	A76-25134/2015	Payment of monetary funds	RUR	24,461,000.22
106	NOVATEK-Chelyabinsk LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	03/12/2015	A76-25589/2015	Payment of monetary funds	RUR	21,027,961.16
107	NOVATEK-Chelyabinsk LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region	03/12/2015	A76-25891/2015	Payment of monetary funds	RUR	527,040,279.68
108	IE Baglyukov A.V.	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-26453/2015	Payment of monetary funds	RUR	28,504,477.38
109	IE Kharisova E.F.	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-26463/2015	Payment of monetary funds	RUR	29,708,757.08
110	NOVATEK-Chelyabinsk LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-27755/2015	Payment of monetary funds	RUR	20,019,678.29
111	Vesuvius	ChMK PJSC	Arbitration	Stockholm arbitration	13/11/2015	V2015/029	Payment of monetary funds	EUR	784,000.00
112	Uralmashplant CJSC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-29001/2015	Payment of monetary funds	RUR	43,313,949.75
113	NOVATEK-Chelyabinsk LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-28415/2015	Payment of monetary funds	RUR	611,721,422.46
114	Uraldomnoremont-Ekaterinburg LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-28619/2015	Payment of monetary funds	RUR	28,540,268.96
115	NOVATEK-Chelyabinsk (penalty for june)	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-30691/2015	Payment of monetary funds	RUR	12,071,100.11
116	R&D and manufacturing regional organization “Ural” LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-30128/2015	Payment of monetary funds	RUR	231,520,903.60
117	Promyshlennaya komplektatsia LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-31257/2015	Payment of monetary funds	RUR	19,783,580.18
118	Uraldomnoremont-Ek LLC (july)	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-30528/2015	Payment of monetary funds	RUR	47,198,717.96
119	NOVATEK-Chelyabinsk LLC (nov)	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-31150/2015	Payment of monetary funds	RUR	573,087,404.00
120	Municipal clinical polyclinic No.7	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-32107/2015	Payment of monetary funds	RUR	40,568,073.84
121	NOVATEK-Chelyabinsk (penalty for may-dec)	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-32457/2015	Payment of monetary funds	RUR	19,048,098.76

Additional Agreement No. 7 dated March 4, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds	Type of property	Balance sheet value of property
122	FKU OFPS GPS in the Chelyabinsk region (MES of Russia)	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-32252/2015	Payment of monetary funds	RUR	10,795,700.00
123	ENRC Marketing AG (ERG Sales)	ChMK PJSC	Arbitration	London arbitration		LCIA No. 153201	Payment of monetary funds	USD	11,168,012.55
124	Nord Development LLC	Mechel Service Global (MSG)	Arbitration	Arbitration Court of Moscow	02/12/2015	A40-149724/2015	Payment of monetary funds	RUR	28,125,000.00
125	Sudostroitelny CB LLC	Mechel Service Global (MSG)	Arbitration	Arbitration Court of Moscow		A40-31510/2015	Payment of monetary funds	RUR	100,000,000.00
126	SAVEN ENTERPRISES LTD.	Mechel OAO Tomusinsky Open-Pit Mine JSC Calridge Ltd. Armolink Ltd. Bellasis Holdings Ltd. Methol LLC Mechel Mining OAO MC Mechel Mining OOO Southern Kuzbass OAO I.V.Zyuzin	Arbitration	Court of Nicosia (Cyprus)			Payment of monetary funds	USD	781,000,000.00
127	RPFB Project Finance LLC	Mechel OAO	Arbitration	Moscow City Arbitration Court	25/02/2015	A40-126879/14	Payment of monetary funds	RUR	752,006,886.37
128	Russian Commercial and Industrial Bank JSC	Mechel OAO Yakutugol HC OAO	Arbitration	Moscow City Arbitration Court		A40-82279/2015	Redemption of bonds and payment of funds	RUR	51,570,000.00
129	VTB Bank OAO	Mechel OAO	Arbitration	Moscow City Arbitration Court	05/12/2014	A40-155575/2014	Payment of monetary funds	RUR	2,990,304,446.21
130	VTB Bank OAO	Mechel OAO	Arbitration	Moscow City Arbitration Court	09/04/2015	A40-15381/2015	Payment of monetary funds	RUR	50,182,475,827.01
131	VTB Bank OAO	Mechel OAO	Arbitration	Moscow City Arbitration Court		A40-77882/2015	Payment of monetary funds	RUR	2,600,000,000.00
132	VTB Bank OAO VTB Capital Plc	2 claims against Mechel Carbon AG, 2 claims against Mechel Carbon Singapore Pte. Ltd., 2 claims against Yakutugol HC OAO, 2 claims against Southern Kuzbass OAO, 2 claims against Mechel OAO, 2 claims against Mechel Mining OAO, 2 claims against KGOK OAO.	Arbitration	London arbitration (LCIA)			Payment of monetary funds	USD	32,497,409.68

Additional Agreement No. 7 dated March 4, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds	Type of property	Balance sheet value of property
133	VTB Bank OAO	Mechel OAO Skyblock Limited	Arbitration	London international arbitration court			Payment of monetary funds	USD	101,912,000.00
134	Sberbank of Russia OAO	Mechel OAO ChMK PJSC Mechel Trans LLC Mechel Service Global (MSG) BFP LLC	Arbitration	Moscow City Arbitration Court	10/04/2015	A40-158988/2014	Payment of monetary funds	RUR	348,107,596.04
135	Sberbank of Russia OAO	Mechel OAO ChMK PJSC Mechel Trans LLC Mechel Service Global (MSG) BFP LLC Mechel Trading AG	Arbitration	Moscow City Arbitration Court	03/08/2015	A40-159766/2014	Payment of monetary funds	RUR	98,948.90
136	Sberbank of Russia OAO	Southern Kuzbass OAO Mechel Mining OAO Yakutugol HC OAO Mechel OAO	Arbitration	Moscow City Arbitration Court	02/04/2015	A40-159782/2014	Payment of monetary funds	RUR	174,501,763.94
								USD	2,928,916.45
137	Sberbank of Russia OAO	Southern Kuzbass OAO Mechel Mining OAO Yakutugol HC OAO Mechel OAO	Arbitration	Moscow City Arbitration Court	25/05/2015	A40-25992/2015	Payment of monetary funds	USD	6,017,133.00
								RUR	6,857,625.00
138	Sberbank of Russia OAO	Southern Kuzbass OAO Mechel Mining OAO Yakutugol HC OAO Mechel OAO Mechel Trans LLC BFP LLC	Arbitration	Moscow City Arbitration Court	15/06/2015	A40-47254/2015	Payment of monetary funds	RUR	759,217.66
								USD	1,228,040.96
139	Sberbank of Russia OAO	ChMK PJSC Mechel Service Global (MSG) Mechel OAO Mechel Trans LLC BFP LLC	Arbitration	Moscow City Arbitration Court	17/08/2015	A40-83634/2015	Payment of monetary funds	RUR	6,761,713,334.17
140	Sberbank of Russia OAO	ChMK PJSC Mechel Service Global (MSG) Mechel OAO Mechel Trans LLC BFP LLC Mechel Traiding AG	Arbitration	Moscow City Arbitration Court		A40-86346/2015	Payment of monetary funds	USD	6,576,447.60
141	Sberbank of Russia OAO	Mechel OAO BFP LLC	Arbitration	Arbitration Court of the Irkutsk region	28/09/2015	A19-9461/2015	Payment of monetary funds	RUR	95,193,620.94
142	Sberbank of Russia OAO	BFP LLC Mechel Service Global (MSG) Mechel Trans LLC Mechel OAO	Arbitration	Moscow City Arbitration Court		A40-135744/2015	Payment of monetary funds	RUR	24,600,309.99

Additional Agreement No. 7 dated March 4, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds		Type of property	Balance sheet value of property
143	Bank of China (ELOS) JSCB	Mechel OAO	Arbitration	Moscow City Arbitration Court	Settlement Agreement from 02/09/2015	A40-116491/2015	Payment of monetary funds	RUR	54,715,172.45
144	Sberbank Leasing CJSC	Mechel Materials LLC Mechel OAO	Arbitration	Arbitration Court of the Sverlovsk region	09/10/2015	A60-15135/2015	Payment of monetary funds	RUR	2,091,831.16
145	Sberbank Leasing CJSC	Mechel Materials LLC Mechel OAO	Arbitration	Arbitration Court of the Sverlovsk region	16/09/2015	A60-15125/2015	Payment of monetary funds, return of leased asset	RUR	124,249.08		Frontal loader LIUGONG CLG 856
146	Sberbank Leasing CJSC	Mechel Materials LLC Mechel OAO	Arbitration	Arbitration Court of the Sverlovsk region	16/09/2015	A60-15137/2015	Payment of monetary funds	RUR	7,676.83
147	Sberbank Leasing CJSC	Mechel Materials LLC Mechel OAO	Arbitration	Arbitration Court of the Sverlovsk region	31/08/2015	A60-15218/2015	Payment of monetary funds, return of leased asset	RUR	337,843.87		Tractor T-20.01KBR-1
148	Sberbank Leasing CJSC	Mechel Materials LLC Mechel OAO	Arbitration	Arbitration Court of the Sverlovsk region	26/08/2015	A60-15110/2015	Payment of monetary funds, return of leased asset	RUR	8,186,877.55		Equipment for processing of slag - 2 sets
149	Sberbank Leasing CJSC	Mechel Materials LLC Mechel OAO	Arbitration	Arbitration Court of the Sverlovsk region	31/08/2015	A60-15124/2015	Payment of monetary funds, return of leased asset	RUR	682,979.37		Jumper bit DX1800 Terminator
150	Sberbank Leasing CJSC	Mechel Materials LLC Mechel OAO	Arbitration	Arbitration Court of the Sverlovsk region	07/09/2015	A60-15126/2015	Payment of monetary funds, return of leased asset	RUR	524,254.91		Loader TEREX-FUCHS MHL 331
151	Caterpillar Financial LLC	Mechel Materials LLC Mechel OAO	Arbitration	Moscow City Arbitration Court	13/10/2015	A40-128231/2015	Payment of monetary funds	USD	22,169.21
								RUR	44,793.03
152	Caterpillar Financial LLC	Mechel Engineering LLC Mechel OAO	Arbitration	Moscow City Arbitration Court	13/10/2015	A40-128207/2015	Payment of monetary funds	RUR	4 001 828, 35	(penalty)
153	Sberbank of Russia OAO	Mechel OAO	Arbitration	Moscow City Arbitration Court	30/10/2015 (proceedings were terminated because of rejection of the plaintiff from his claim)	A40-157278/2015	Payment of monetary funds	RUR	3,398,821.79
154	Gradostroy BCP CJSC	Uralkuz OAO	Arbitration	Arbitration Court of the Chelyabinsk region		A76-2644/2015	Payment of monetary funds	RUR	3,080,161.09
155	Gazprom gas distribution Chelyabinsk JSC	Uralkuz OAO	Arbitration	Arbitration Court of the Chelyabinsk region	04/12/2015	A76-25675/2015	Payment of monetary funds	RUR	1,745,890.52
156	Kompressornyie mashiny LLC	Uralkuz OAO	Arbitration	Arbitration Court of the Chelyabinsk region	12/11/2015	A76-25224/2015	Payment of monetary funds	RUR	2,527,670.91

Additional Agreement No. 7 dated March 4, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds	Type of property	Balance sheet value of property
157	MASTER SACI LLC	Uralkuz OAO subsidiary in Chelyabinsk	Arbitration	Arbitration Court of the Chelyabinsk region		A76-18850/2015	Payment of monetary funds	RUR	1,130,837.52
158	A&T Group LLC	KGOK OAO	Arbitration	Arbitration Court of the Altai Territory	12/12/2014	A03-13799/2013	Payment of monetary funds	RUR	14,489,781.78
159	Radian management company LLC	KGOK OAO	Arbitration	Arbitration Court of the Irkutsk region	14/03/2014	A19-17730/2013	Payment of monetary funds	RUR	10,170,374.30
160	Engineering Complect LLC	KGOK OAO	Arbitration	Arbitration Court of the Irkutsk region	29/04/2015	A19-986/2015	Payment of monetary funds	RUR	15,295,922.35
161	Vesta Stal LLC	KGOK OAO	Arbitration	Arbitration Court of the Irkutsk region	02/06/2014	A19-6588/2014	Payment of monetary funds	RUR	29,942,841.12
162	Mining Solutions CJSC	KGOK OAO	Arbitration	Arbitration Court of the Irkutsk region	06/05/2015	A19-418/2015	Payment of monetary funds	RUR	10,057,154.87
163	Mining machines CJSC	KGOK OAO	Arbitration	Moscow City Arbitration Court	25/05/2015	A40-36821/2015	Payment of monetary funds	RUR	13,165,907.82
164	Cosmo-sib LLC	KGOK OAO	Arbitration	The Arbitration Court of the Novosibirsk region	22/06/2015	A45-8694/2015	Payment of monetary funds	RUR	22,513,571.46
165	Remelectro LLC	KGOK OAO	Arbitration	Arbitration Court of the Irkutsk region	01/09/2015	A19-10842/2015	Payment of monetary funds	RUR	11,766,332.11
166	Sberbank Leasing CJSC	KGOK OAO	Arbitration	Arbitration Court of the Irkutsk region	18/12/2014	A19-14255/2014	Payment of monetary funds	RUR	14,588,314.62
167	Sberbank Leasing CJSC	KGOK OAO Mechel Mining OAO	Arbitration	Moscow City Arbitration Court	30/06/2015	A40-140652/14	Payment of monetary funds	RUR	80,912,465.14
168	Sberbank Leasing CJSC	KGOK OAO	Arbitration	Moscow City Arbitration Court	18/02/2015	A40-140664/2014	Payment of monetary funds	RUR	29,993,081.59
169	Sberbank Leasing CJSC	KGOK OAO	Arbitration	Arbitration Court of the Irkutsk region	29/12/2014	A19-16300/2014	Payment of monetary funds	RUR	4,579,517.50
170	Sberbank Leasing CJSC	KGOK OAO	Arbitration	Arbitration Court of the Irkutsk region	28/09/2015	A19-4862/2015	Payment of money, transfer of property	RUR	4,091,784.73	Mill MShR-36H50
171	Sberbank Leasing CJSC	KGOK OAO	Arbitration	Arbitration Court of the Irkutsk region	02/06/2015	A19-4930/2015	Payment of money, transfer of property	RUR	1,152,894.07	Pump 1GRT 4000/71
172	Sberbank Leasing CJSC	KGOK OAO	Arbitration	Arbitration Court of the Irkutsk region	25/06/2015	A19-4864/2015	Payment of money, transfer of property	RUR	2,744,264.55	Grab crane, load capacity 20 tons
173	Sberbank Leasing CJSC	KGOK OAO	Arbitration	Arbitration Court of the Irkutsk region	10/11/2015	A19-4863/2015	Payment of money, transfer of property	RUR	5,901,065.64	Mill MShR-36H50

Additional Agreement No. 7 dated March 4, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds	Type of property	Balance sheet value of property
175	Sberbank Leasing CJSC	KGOK OAO	Arbitration	Arbitration Court of the Irkutsk region	28/09/2015	A19-4865/2015	Payment of money, transfer of property	RUR	3,921,260.53	Mills pivotal MSC-32x45
176	Sberbank Leasing CJSC	KGOK OAO	Arbitration	Arbitration Court of the Irkutsk region	16/10/2015	A19-4866/2015	Payment of money, transfer of property	RUR	4,870,788.02	Mills pivotal MSC-32x45
177	Sberbank Leasing CJSC	KGOK OAO	Arbitration	Moscow City Arbitration Court	26/10/2015	A40-61412/2015	Payment of money, transfer of property	RUR	35,247,226.69	Dump truck BelAZ-75131 PSM: TC 376174
										Dump truck BelAZ-75131 PSM: TC 376170
										Dump truck BelAZ-75131 PSM: TC 011510
										Dump truck BelAZ-75131 PSM: TC 011507
										Dump truck BelAZ-75131 PSM: TC 011511
										Dump truck BelAZ-75131 PSM: TC 011508
178	Sberbank Leasing CJSC	KGOK OAO Mechel Mining OAO	Arbitration	Moscow City Arbitration Court	26/10/2015	A40-61418/2015	Payment of money, transfer of property	RUR	63,815,768.81	Dump truck BelAZ-75131 - 2 pcs. Dump truck BelAZ-75131 - 4 pcs.
179	Sberbank Leasing CJSC	KGOK OAO Mechel Mining OAO	Arbitration	Moscow City Arbitration Court	18/09/2015	A40-62474/2015	Payment of money, transfer of property	RUR	47,555,587.55	Motor grader JOHN DEERE 872G - 2 pcs.
										Dump truck BelAZ-75131 PSM: TC 789566
										Dump truck BelAZ-75131 PSM: TC 789772
										Dump truck BelAZ-75131 PSM: TC 376076
										Dump truck BelAZ-75131 PSM: TC 789565
180	Caterpillar Financial LLC	KGOK OAO	Arbitration	Moscow City Arbitration Court	30/11/2015	A40-147639/2015	Payment of money, transfer of property	RUR	7,434,658.49	Bulldozer CAT D9R
181	Sberbank of Russia OAO	Mechel OAO BFP LLC ChMK PJSC Mechel Trans LLC Mechel Service Global (MSG)	Arbitration	Moscow City Arbitration Court	24/02/2015	A40-159753/14	Payment of monetary funds	RUR	20,763,178.98
182	Sberbank of Russia OAO	BFP LLC Mechel Trans LLC	Arbitration	Moscow City Arbitration Court	30/10/2015	A40-110036/2015	Payment of monetary funds	RUR	6,454,922.32

Additional Agreement No. 7 dated March 4, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds	Type of property	Balance sheet value of property
183	Sberbank of Russia OAO	BFP LLC Mechel OAO	Arbitration	Arbitration Court of the Irkutsk region	21/01/2015	A19-16095/2014	Payment of monetary funds	RUR	352,407.68
184	MPMC MO Mezhdurechensk city district	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region	indebtedness is partially repaid in the amount of 9,807,368.75	A27-24380/2015	Payment of monetary funds	RUR	42,873,857.09
185	MPMC MO Mezhdurechensk city district	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region	indebtedness is partially repaid in the amount of 20,350,409.34	A27-24338/2015	Payment of monetary funds	RUR	88,429,325.09
186	MPMC MO Mezhdurechensk city district	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region	indebtedness is partially repaid in the amount of 14,464,000.00	A27-24548/2015	Payment of monetary funds	RUR	104,377,512.46
187	MPMC MO Mezhdurechensk city district	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region	indebtedness is partially repaid in the amount of 3,582,840.62	A27-24376/2015	Payment of monetary funds	RUR	14,776,479.01
188	MPMC MO Myskovo city district	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region	indebtedness is partially repaid in the amount of 288,670.11	A27-24666/2015	Payment of monetary funds	RUR	23,040,384.81
189	MPMC MO Myskovo city district	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region	indebtedness is partially repaid in the amount of 3,300,000.00	A27-24670/2015	Payment of monetary funds	RUR	34,705,250.84
190	Ural Heavy Machine Building Plant PJSC	Southern Kuzbass OAO	Arbitration	Arbitration Court of the Kemerovo region	30/11/2015	A27-19069/2015	Payment of monetary funds	RUR	19,305,274.58
191	Caterpillar Financial LLC	Yakutugol HC OAO Mechel OAO	Arbitration	Moscow City Arbitration Court		A40-134903/15	Payment of monetary funds	USD EUR	3,989,154.79 467,585.63
192	Department of Rosprirodnadzor	BMK OAO	Arbitration	Arbitration Court of the Republic of Bashkortostan	19/06/2015 25/12/2015 Decision of Arbitration Court of the Republic of Bashkortostan on change in method and procedure of execution of the decision.	A07-1681/2015	Payment of monetary funds, implementation of a package of measures	RUR	200,000
193	MPMC MO Mezhdurechensk city district	Tomusinsky Open-Pit Mine JSC	Arbitration	7 Arbitration Court of Appeal	02/02/2015	A27-5947/2014	Payment of monetary funds	RUR	104,773,800.35
194	Caterpillar Financial LLC	Tomusinsky Open-Pit Mine JSC	Arbitration	Moscow City Arbitration Court		A40-114357/2015	Payment of monetary funds	USD	138,687.89
195	Ural Heavy Machine Building Plant PJSC	Izhstal OAO	Arbitration	Arbitration Court of the Udmurt republic		A71-10886/2015	Payment of monetary funds	RUR	10,507,561.40

Additional Agreement No. 7 dated March 4, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds	Type of property	Balance sheet value of property
196	VTB Bank	Mechel Trading AG	Arbitration		The claim review is expected		Payment of monetary funds	CHF	747,272,888.23
197	Vostsibtransproekt CJSC	Mechel Engineering LLC	Arbitration	Arbitration Court of the Irkutsk region	15/10/2015	A19-10970/2015	Payment of monetary funds	RUR	10,382,177.78
198	Neryungristroyizyskaniya OAO	Mechel Engineering LLC	Arbitration	Arbitration Court of the Kemerovo region	18/01/2016	A27-18661/2015	Payment of monetary funds	RUR	12,346,222.08
199	Uralmostostroy CJSC	MShSS CJSC	Arbitration	Moscow City Arbitration Court (Ya) 4 AAS	07/08/2015	A58-917/2015	Payment of monetary funds	RUR	14,604,836.54
200	StroyEuroKom OAO	MShSS CJSC	Arbitration	Moscow City Arbitration Court	19/11/2015	A40-120254/2015	Payment of monetary funds	RUR	37,122,517.25
201	Sberbank Leasing CJSC	MShSS CJSC	Arbitration	Moscow City Arbitration Court	10/09/2015	A40-61367/2015	Payment of money, transfer of property	RUR	42,176,495.85	Truck crane GROVE GMK 3050-1 - 3 units Articulated haulers VOLVO A40E - 25 units Excavators VOLVO EC 460 BLC - 6 units Excavators VOLVO EC 360 BLC - 4 units Towing tractor SAV 585 097 based on an articulated truck without a body VOLVO A30E with a semitrailer CAB 99402-000005
202	StroyEuroKom OAO	MShSS CJSC	Arbitration	Moscow City Arbitration Court (Ya) 4 AAS	30/04/2015	A58-8295/2015	Payment of monetary funds	RUR	55,725,773.28
203	Mostostroy-9 CJSC	MShSS CJSC	Arbitration	Arbitration Court of the Irkutsk region 4AAS	25/08/2015	A19-6007/2015	Payment of monetary funds	RUR	21,986,289.90
204	Dalmostostroy OAO	MShSS CJSC	Arbitration	Arbitration Court of the Khabarovsk territory 6AAS	16/09/2015	A73-5298/2015	Payment of monetary funds	RUR	33,130,229.42
205	Dalmostostroy OAO	MShSS CJSC	Arbitration	Moscow City Arbitration Court	13/01/2016	A40-90311/2015	Payment of monetary funds	RUR	15,348,392.38
206	Stroipromtekhmash LLC	MShSS CJSC	Arbitration	Moscow City Arbitration Court (Ya)	29/09/2015	A58-2977/2015	Payment of monetary funds	RUR	33,878,747.50
207	Mechanized column No.99 LLC	MShSS CJSC	Arbitration	Arbitration Court of the Saratov region 12AAS	06/11/2015	A57-13406/2015	Payment of monetary funds	RUR	96,361,407.98
208	Mostootryad-43 LLC	MShSS CJSC	Arbitration	Moscow City Arbitration Court (Ya)	17/09/2015	A58-3723/2015	Payment of monetary funds	RUR	17,254,991.54
209	Caterpillar Financial LLC	MShSS CJSC Mechel OAO	Arbitration	Moscow City Arbitration Court	08/12/2015	A40-171652/2015	Payment of money, transfer of property	USD	406,197.36	Bulldozer CAT D9R WDM02478 Bulldozer CAT D9R WDM02383 Bulldozer CAT D9R WDM02264 Bulldozer CAT D9R WDM02270 Bulldozer CAT D9R WDM02480

Additional Agreement No. 7 dated March 4, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No. p/p	Plaintiff	Defendant	Type of decision (judicial / arbitration / administrative)	Body that approved	Date of decision	Number of decision	Type of levy (payment of money, transfer of property, etc.)	Currency	Amount of requirement by decision
									Monetary funds	Type of property	Balance sheet value of property
210	TransSpetsStroy CJSC represented by a bankruptcy surety	MShSS CJSC	Arbitration	Moscow City Arbitration Court	not made court/z – 25/01/16	A40-103449/2014	Recognition of the transaction as invalid, payment of monetary funds	RUR	32,759,020.83
211	National Construction Corporation CJSC represented by a bankruptcy surety	MShSS CJSC	Arbitration	Arbitration Court of the Moscow region	not made court/z – 24/02/16	A41-24723/2014	Recognition of the transaction as invalid, payment of monetary funds	RUR	23,883,681.41
212	Metakhimservis LLC	Moskoks OAO	Arbitration	9 Arbitration Court of Appeal	12/10/2015	A40-46722/15	Payment of monetary funds	USD	414,454.96
								RUR	130,434.00
213	Sberbank Leasing CJSC	Mechel Materials LLC	Arbitration	Arbitration Court of the Sverlovsk region	27/08/2015	A60-14888/2015	Payment of monetary funds, return of leased asset	RUR	1,842,729.28	Mine trucks BelAZ 7547 - 2 units
214	Sberbank Leasing CJSC	Mechel Materials LLC	Arbitration	Arbitration Court of the Sverlovsk region	03/09/2015	A60-14982/2015	Payment of monetary funds, return of leased asset	RUR	357,703.30	Loader HANGCHA CPCD100-RW 14
215	Sberbank Leasing CJSC	Mechel Materials LLC	Arbitration	Arbitration Court of the Sverlovsk region	07/09/2015	A60-14838/2015	Payment of monetary funds, return of leased asset	RUR	1,910,961.64	Loader TEREX-FUCHS MHL 331
217	Sberbank Leasing CJSC	Mechel Materials LLC	Arbitration	Arbitration Court of the Sverlovsk region	04/09/2015	A60-14980/2015	Payment of monetary funds, return of leased asset	RUR	1,393,812.71	Tractor T-20.01KBR-1
218	Sberbank Leasing CJSC	Mechel Materials LLC	Arbitration	Arbitration Court of the Sverlovsk region	17/09/2015	A60-14978/2015	Payment of monetary funds, return of leased asset	RUR	1,215,200.58	Mine trucks BelAZ - 7540S - 3 units
219	Transgarant LLC	Mecheltrans Vostok LLC	Arbitration	Moscow City Arbitration Court		A40-46952/2014	Payment of money, transfer of property	RUR	28,530,490.71	Mainline diesel 2TE116No.0708
220	Fercometal SAS	Mechel Service Belgium BVBA Mechel Trading AG (Belgian office) Mechel OAO	Judicial	Commercial Court of Antwerp			Payment of monetary funds	EUR	1,678,010.00
221	Mr. Fedele	Mechel Service Italy srl	Judicial	District Court of Monza, Italy			Payment of monetary funds	EUR	2,144,469.00
222	NOVATEK-Chelyabinsk LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-1227/2016	Payment of monetary funds	RUR	592,232.796
223	NOVATEK-Chelyabinsk LLC	ChMK PJSC	Arbitration	Arbitration Court of the Chelyabinsk region		A76-1043/2016	Payment of monetary funds	RUR	13,843,582.21

Signatures of Parties

Lender:		Borrower:

Senior Managing Director - Head of the Credit and Project Finance Division of the Credit Department of Sberbank PJSC		General Director of management company - MC Mechel Mining OOO

	A.Yu. Goncharenko		P.V. Shtark
L.S.		L.S.

Additional Agreement No. 7 dated March 4, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Appendix No. 3 to Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Appendix No. 5 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Register of interest payments, fees, penalties and state fees of the Mechel Group on credit agreements with the Lender in the amount equivalent to 3,300,000,000 (Three billion three hundred million) rubles

No.	Date of payment	Payer	Amount	Currency of payment	Purpose of payment
1	31/03/2016	ChMK PJSC	6,473,824.91	RUR	penalty for overdue indebtedness on interest under the Agreement on opening of a non-revolving credit line No.5703 dated 19/12/2013 for the period from 26/03/2015 to 07/07/2015 by the court decision on the case No. A40-83634/15
2	31/03/2016	ChMK PJSC	43,726,334.63	RUR	penalty for overdue indebtedness on main debt under the Agreement on opening of a non-revolving credit line No.5703 dated 19/12/2013 for the period from 31/03/2015 to 07/07/2015 by the court decision on the case No. A40-83634/15
3	31/03/2016	ChMK PJSC	349,142,440.96	RUR	Interest on loan (overdue) under the Agreement on opening of a non-revolving credit line No.5703 from 19/12/2013 for the period dated 26/03/2015 to 25/06/2015 by the court decision on the case No. A40-83634/15
4	31/03/2016	ChMK PJSC	8,122,067.92	RUR	penalty for overdue indebtedness on interest under the Agreement on opening of a non-revolving credit line No.5321 dated 13/10/2010 for the period from 31/03/2015 to 07/07/2015 by the court decision on the case No. A40-83634/15
5	31/03/2016	ChMK PJSC	163,356,164.39	RUR	penalty for overdue indebtedness on main debt under the Agreement on opening of a non-revolving credit line No.5321 dated 13/10/2010 for the period from 31/03/2015 to 07/07/2015 by the court decision on the case No. A40-83634/15
6	31/03/2016	ChMK PJSC	888,375.07	RUR	penalty for overdue payment for loans service under the Agreement on opening of a non-revolving credit line No.5703 dated 13/10/2010 for the period from 31/03/2015 to 07/07/2015 by the court decision on the case No. A40-83634/15
7	31/03/2016	ChMK PJSC	403,253,424.65	RUR	Interest on loan (overdue) under the Agreement on opening of a non-revolving credit line No.5321 from 13/10/2010 for the period dated 29/03/2015 to 28/06/2015 by the court decision on the case No. A40-83634/15
8	31/03/2016	ChMK PJSC	43,551,369.86	RUR	Payment for loan service (overdue) under the Agreement on opening of a non-revolving credit line No.5321 dated 13/10/2010 for the period from 29/03/2015 to 28/06/2015 by the court decision on the case No. A40-83634/15
9	31/03/2016	ChMK PJSC	It is calculated
by the formula:
2,073,240,846.92
- 26,258,151.38
US dollars
according to the
Bank of Russia
exchange rate on
the date of each
payment in US
dollars under this
Appendix.

While negative
value the amount
of payment is
recognized equal
to 0 (zero).

				RUR	Interest on loan (overdue) under the Agreement on opening of a non-revolving credit line No.5703 dated 19/12/2013 and / or the Agreement on opening of a non-revolving credit line No.5321 dated 13/10/2010

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No.	Date of payment	Payer	Amount	Currency of payment	Purpose of payment
10	31/03/2016	Mechel Trading AG	12,826.02	USD	penalty for overdue indebtedness on interest under the Agreement on opening of a non-revolving credit line No.5609 dated 20/12/2012 for the period from 31/03/2015 to 13/05/2015; and 30/06/2015-20/07/2015
11	31/03/2016	Mechel Trading AG	171,513.80	USD	penalty for overdue indebtedness on main debt under the Agreement on opening of a non-revolving credit line No.5609 dated 20/12/2012 for the period from 31/03/2015 to 20/07/2015
12	31/03/2016	Mechel Trading AG	1,127,860.02	USD	Interest on loan (overdue) under the Agreement on opening of a non-revolving credit line No.5609 from 20/12/2012 for the period dated 29/03/2015 to 28/06/2015
13	31/03/2016	Mechel Trading AG	4,275.34	USD	penalty for overdue indebtedness on interest under the Agreement on opening of a non-revolving credit line No.5624 dated 30/04/2013 for the period from 31/03/2015 to 13/05/2015; and from 30/06/2015 to 20/07/2015
14	31/03/2016	Mechel Trading AG	57,171.27	USD	penalty for overdue indebtedness on main debt under the Agreement on opening of a non-revolving credit line No.5624 dated 30/04/2013 for the period from 31/03/2015 to 20/07/2015
15	31/03/2016	Mechel Trading AG	375,953.34	USD	Interest on loan (overdue) under the Agreement on opening of a non-revolving credit line No.5624 dated 30/04/2013 for the period from 29/03/2015 to 28/06/2015
16	31/03/2016	Southern Kuzbass OAO	76,134.36	RUR	penalty for overdue indebtedness on interest under the Agreement No.5593 on opening of a non-revolving credit line dated 09/10/2012 (for the First part of the credit line) for the period from 30/09/2015 by the court decision on the case No. A40-159730/2014
17	31/03/2016	Southern Kuzbass OAO	1,751,090.26	RUR	penalty for overdue indebtedness on interest under the Agreement No.5593 on opening of a non-revolving credit line dated 09/10/2012 (for the First part of the credit line) for the period from 30/09/2015 to 14/11/2014 by the court decision on the case No. A40-25992/2015
18	31/03/2016	Southern Kuzbass OAO	94,824.08	USD	penalty for overdue indebtedness on interest under the Agreement No.5593 on opening of a non-revolving credit line dated 09/10/2012 (for the First part of the credit line) for the period from 30/12/2014 to 17/04/2015 by the court decision on the case No. A40-25992/2015
19	31/03/2016	Southern Kuzbass OAO	4,002,275.23	USD	Interest on loan (overdue) under the Agreement No.5593 on opening of a non-revolving credit line dated 09/10/2012 (for the First part of the credit line) for the period from 29/09/2014 to 28/03/2015 by the court decision on the case No. A40-25992/2015
20	31/03/2016	Southern Kuzbass OAO	30,331.51	RUR	penalty for overdue indebtedness on interest under the Agreement No.5593 on opening of a non-revolving credit line dated 09/10/2012 (for the Second part of the credit line) for 30/09/2015 by the court decision on the case No. A40-159730/2014
21	31/03/2016	Southern Kuzbass OAO	1,132,651.28	RUR	penalty for overdue indebtedness on interest under the Agreement No.5593 on opening of a non-revolving credit line dated 09/10/2012 (for the Second part of the credit line) for the period from 01/10/2014 to 17/04/2015 by the court decision on the case No. A40-25992/2015

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No.	Date of payment	Payer	Amount	Currency of payment	Purpose of payment
22	31/03/2016	Southern Kuzbass OAO	120,292.29	RUR	penalty for overdue indebtedness on interest under the Agreement No.5593 on opening of a non-revolving credit line dated 09/10/2012 (for the First part of the credit line) for 30/09/2015 by the court decision on the case No. A40-159730/2014
23	31/03/2016	Southern Kuzbass OAO	2,766,722.61	RUR	penalty for overdue indebtedness on interest under the Agreement No.5594 on opening of a non-revolving credit line dated 09/10/2012 (for the First part of the credit line) for the period from 01/10/2014 to 14/11/2014 by the court decision on the case No. A40-25992/2015
24	31/03/2016	Southern Kuzbass OAO	148,671.61	USD	penalty for overdue indebtedness on interest under the Agreement No.5594 on opening of a non-revolving credit line dated 09/10/2012 (for the First part of the credit line) for the period from 30/12/2014 to 17/04/2015 by the court decision on the case No. A40-25992/2015
25	31/03/2016	Southern Kuzbass OAO	6,356,459.33	USD	Interest on loan (overdue) under the Agreement No.5594 on opening of a non-revolving credit line dated 09/10/2012 (for the First part of the credit line) for the period from 29/09/2014 to 28/03/2015 by the court decision on the case No. A40-25992/2015
26	31/03/2016	Southern Kuzbass OAO	32,353.62	RUR	penalty for overdue indebtedness on interest under the Agreement No.5594 on opening of a non-revolving credit line dated 09/10/2012 (for the Second part of the credit line) for 30/09/2015 by the court decision on the case No. A40-159730/2014
27	31/03/2016	Southern Kuzbass OAO	1,208,161.37	RUR	penalty for overdue indebtedness on interest under the Agreement No.5594 on opening of a non-revolving credit line dated 09/10/2012 (for the Second part of the credit line) for the period from 01/10/2014 to 14/11/2014 by the court decision on the case No. A40-25992/2015
28	31/03/2016	Southern Kuzbass OAO	2,375,392.01	RUR	penalty for overdue indebtedness on interest under the Agreement No.8507 on opening of a non-revolving credit line dated 09/10/2012 for the period from 30/09/2014 to 14/11/2014 by the court decision on the case No. A40-159782/2014
29	31/03/2016	Southern Kuzbass OAO	42,939.29	USD	penalty for overdue indebtedness on interest under the Agreement No.8507 on opening of a non-revolving credit line dated 09/10/2012 for the period from 30/12/2014 to 29/01/2015 by the court decision on the case No. A40-159782/2014
30	31/03/2016	Southern Kuzbass OAO	2,885,977.16	USD	Interest on loan (overdue) under the Agreement No.8507 on opening of a non-revolving credit line dated 09/10/2012 for the period from 29/09/2014 to 28/12/2014 by the court decision on the case No. A40-159782/2014
31	31/03/2016	Southern Kuzbass OAO	22,840.31	RUR	penalty for overdue indebtedness on interest under the Agreement No.8508 on opening of a non-revolving credit line dated 09/10/2012 for 30/09/2015 by the court decision on the case No. A40-159782/2014
32	31/03/2016	Southern Kuzbass OAO	559,217.68	RUR	penalty for overdue indebtedness on interest under the Agreement No.8508 on opening of a non-revolving credit line dated 09/10/2012 for the period from 01/10/2014 to 17/11/2014 by the court decision on the case No. A40-4724/15
33	31/03/2016	Southern Kuzbass OAO	34,952.59	USD	penalty for overdue indebtedness on interest under the Agreement No.8508 on opening of a non-revolving credit line dated 09/10/2012 for the period from 30/12/2014 to 12/05/2015 by the court decision on the case No. A40-4724/15

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No.	Date of payment	Payer	Amount	Currency of payment	Purpose of payment
34	31/03/2016	Southern Kuzbass OAO	1,193,088.37	USD	Interest on loan (overdue) under the Agreement No.8508 on opening of a non-revolving credit line dated 09/10/2012 for the period from 29/09/2014 to 28/03/2015 by the court decision on the case No. A40-4724/15
35	31/03/2016	BFP LLC	295,004.43	RUR	penalty for overdue indebtedness on interest under the Agreement No.160 on opening of a non-revolving credit line dated 14/10/2010 for the period from 26/03/15 to 06/05/15 by the court decision on the case No. A40-16095/2014
36	31/03/2016	BFP LLC	190,988.04	RUR	penalty for overdue indebtedness on interest under the Agreement No.160 on opening of a non-revolving credit line dated 14/10/2010 for the period from 26/06/15 to 23/07/15 by the court decision on the case No. A19-9461/15
37	31/03/2016	BFP LLC	1,756,629.08	RUR	penalty for overdue indebtedness on main debt under the Agreement No.160 on opening of a non-revolving credit line dated 14/10/2010 for the period from 26/03/15 to 23/07/15 by the court decision on the case No. A19-9461/15
38	31/03/2016	BFP LLC	20,747,213.79	RUR	Interest on loan (overdue) under the Agreement No.160 on opening of a non-revolving credit line dated 14/10/2010 for the period from 26/03/2015 to 25/06/2015 by the court decision on the case No. A19-9461/15
39	31/03/2016	BFP LLC	16,450,593.99	RUR	Interest on loan (overdue) under the Agreement No.160 on opening of a non-revolving credit line dated 14/10/2010 for the period from 26/06/2015 to 10/09/2015
40	31/03/2016	Yakutugol HC OAO	23,416.94	RUR	penalty for overdue indebtedness on interest under the Agreement No.12 on opening of a non-revolving credit line dated 23/04/2010 for the period from 26/05/2015 to 10/09/2015 by the court decision on the case No. A58-3296/2015
41	31/03/2016	Yakutugol HC OAO	202,409.33	RUR	penalty for overdue indebtedness on main debt under the Agreement No.12 on opening of a non-revolving credit line dated 23/04/2010 for the period from 07/05/2015 to 10/09/2015 by the court decision on the case No. A58-3296/2015
42	31/03/2016	Yakutugol HC OAO	316,778.67	RUR	Interest on loan (overdue) under the Agreement No.12 on opening of a non-revolving credit line dated 23/04/2010 for the period from 01/03/2015 to 30/06/2015 by the court decision on the case No. A58-3296/2015
43	31/03/2016	Yakutugol HC OAO	1,312,539.70	RUR	Interest on loan (overdue) under the Agreement No.12 on opening of a non-revolving credit line dated 23/04/2010 for the period from 01/07/2015 to 10/09/2015
44	31/03/2016	KGOK OAO	1,709,902.63	RUR	Interest on loan (overdue) under the Agreement No.028 on opening of a non-revolving credit line dated 16/03/2010 accrued and unpaid as of 31/12/2015
45	31/03/2016	KGOK OAO	497,331.99	RUR	Interest on loan (overdue) under the Agreement No.029 on opening of a non-revolving credit line dated 16/03/2010 accrued and unpaid as of 31/12/2015
46	31/03/2016	ChMK PJSC	30,435,616.45	RUR	Interest on loan (overdue) under the Agreement No.74086 on opening of a non-revolving credit line dated 22/12/2009 for the period from 21/01/2015 to 10/09/2015
47	31/03/2016	Southern Kuzbass OAO	5,287,222.58	RUR	Interest on loan (overdue) under the Agreement No.13 on opening of a non-revolving credit line dated 25/03/2010 accrued and unpaid as of 31/12/2015
48	31/03/2016	Izhstal OAO	3,072.61	RUR	penalty for overdue indebtedness on interest under the Agreement No.4-NKL-I on opening of a non-revolving credit line dated 13/02/2009 for the period from 11/06/2015 to 13/07/2015 by the court decision on the case No. A71-8039/15

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No.	Date of payment	Payer	Amount	Currency of payment	Purpose of payment
49	31/03/2016	Izhstal OAO	128.02	RUR	penalty for overdue indebtedness on interest under the Agreement No.4-NKL-I on opening of a non-revolving credit line dated 13/02/2009 for the period from 11/06/2015 to 13/07/2015 by the court decision on the case No.A71-8039/15
50	31/03/2016	Izhstal OAO	20,139.04	RUR	penalty for overdue indebtedness on interest under the Agreement No.4-NKL-I on opening of a non-revolving credit line dated 13/02/2009 for the period from 11/06/2015 to 13/07/2015 by the court decision on the case No. A71-8039/15
51	31/03/2016	Izhstal OAO	20,878.76	RUR	Payment for maintaining the loan account under the Agreement No. 4-NKL-I and opening of a non-revolving credit facility dated 13/02/2009 for the period from 11/05/2015 to 10/07/2015 by the court decision on the case No.A71-8039/15
52	31/03/2016	Izhstal OAO	20,638.36	RUR	Payment for maintaining the loan account under the Agreement No. 4-NKL-I and opening of a non-revolving credit facility dated 13/02/2009 for the period from 11/07/2015 to 10/09/2015
53	31/03/2016	Izhstal OAO	501,090.41	RUR	Interest on loan (overdue) under the Agreement No.4-NKL-I on opening of a non-revolving credit line dated 13/02/2009 for the period from 11/05/2015 to 10/07/2015 by the court decision on the case No.A71-8039/15
54	31/03/2016	Izhstal OAO	495,320.54	RUR	Interest on loan (overdue) under the Agreement No.4-NKL-I on opening of a non-revolving credit line dated 13/02/2009 for the period from 11/07/2015 to 10/09/2015
55	31/03/2016	Izhstal OAO	26,921.57	RUR	penalty for overdue indebtedness on interest under the Agreement No.12-NKL-I on opening of a non-revolving credit line dated 22/07/2010 for the period from 11/07/2015 to 13/07/2015 by the court decision on the case No. A71-8039/15
56	31/03/2016	Izhstal OAO	298.46	RUR	penalty for overdue indebtedness on interest under the Agreement No.12-NKL-I on opening of a non-revolving credit line dated 22/07/2010 for the period from 11/06/2015 from 11/07/2015 to 13/07/2015 by the court decision on the case No. A71-8039/15
57	31/03/2016	Izhstal OAO	534,331.24	RUR	penalty for overdue indebtedness on interest under the Agreement No.12-NKL-I on opening of a non-revolving credit line dated 22/07/2010 for the period from 11/06/2015 to 13/07/2015 by the court decision on the case No.A71-8039/15
58	31/03/2016	Izhstal OAO	93,808.24	RUR	Payment for maintaining the loan account under the Agreement No. 12-NKL-I and opening of a non-revolving credit facility dated 22/07/2010 for the period from 11/07/2015 to 10/09/2015
59	31/03/2016	Izhstal OAO	5,060,920.77	RUR	Interest on loan (overdue) under the Agreement No.12-NKL-I on opening of a non-revolving credit line dated 22/07/2010 for the period from 11/06/2015 to 10/07/2015 by the court decision on the case No. A71-8039/15
60	31/03/2016	Izhstal OAO	10,742,016.65	RUR	Interest on loan (overdue) under the Agreement No.12-NKL-I on opening of a non-revolving credit line dated 22/07/2010 for the period from 11/07/2015 to 10/09/2015
61	31/03/2016	Yakutugol HC OAO	15,558.25	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A58-7389/2014

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No.	Date of payment	Payer	Amount	Currency of payment	Purpose of payment
62	31/03/2016	BFP LLC	4,107.75	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case A40-188070/14
63	31/03/2016	Mechel Trans LLC	4,107.75	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case A40-188070/14
64	31/03/2016	BFP LLC	66,133.83	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No.A19-16095/2014
65	31/03/2016	Mechel OAO	66,133.83	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No.A19-16095/2014
66	31/03/2016	Mechel Trading AG	957,232.93	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A58-204/2014
67	31/03/2016	Mechel Trading AG	16,491.50	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A58-159766/2014
68	31/03/2016	Mechel OAO	16,491.48	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A58-159766/2014
69	31/03/2016	BFP LLC	16,491.48	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A58-159766/2014
70	31/03/2016	Mechel Service Global (MSG)	16,491.48	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A58-159766/2014
71	31/03/2016	Mechel Trans LLC	16,491.48	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A58-159766/2014
72	31/03/2016	ChMK PJSC	16,491.48	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A58-159766/2014
73	31/03/2016	Southern Kuzbass OAO	10,529.26	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No.A45-20227/2014
74	31/03/2016	Southern Kuzbass OAO	50,000.00	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case A40-25992/2015
75	31/03/2016	Mechel Mining OAO	50,000.00	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case A40-25992/2015
76	31/03/2016	Mechel OAO	50,000.00	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case A40-25992/2015

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No.	Date of payment	Payer	Amount	Currency of payment	Purpose of payment
77	31/03/2016	Yakutugol HC OAO	50,000.00	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case A40-25992/2015
78	31/03/2016	Mechel OAO	33,333.33	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A58-47254/15
79	31/03/2016	Mechel Trans LLC	33,333.33	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A58-47254/15
80	31/03/2016	Southern Kuzbass OAO	33,333.35	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A58-47254/15
81	31/03/2016	Mechel Mining OAO	33,333.33	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A58-47254/15
82	31/03/2016	Yakutugol HC OAO	33,333.33	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A58-47254/15
83	31/03/2016	BFP LLC	33,333.33	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A58-47254/15
84	31/03/2016	Mechel Mining OAO	16,147.50	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A40-159782/2014
85	31/03/2016	Yakutugol HC OAO	14,628.34	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A40-159782/2014
86	31/03/2016	Southern Kuzbass OAO	4,859,394.86	USD	penalty for overdue debt on principal debt under the Settlement Agreement concluded in the framework of the arbitration proceedings No.A40-187451/15 for the period from 02/10/2015 on 17/12/2015
87	31/03/2016	Southern Kuzbass OAO	1,122,845.78	USD	penalty for overdue debt on principal debt under the Settlement Agreement concluded in the framework of the arbitration proceedings No.A40-187412/15 for the period from 02/10/2015 on 17/12/2015
88	31/03/2016	Southern Kuzbass OAO	3,767,123.29	USD	penalty for overdue debt on principal debt under the Settlement Agreement concluded in the framework of the arbitration proceedings No.A40-187412/15 (for the First part of the credit line) for the period from 02/10/2015 on 17/12/2015
89	31/03/2016	Southern Kuzbass OAO	3,060,885.61	RUR	Interest on loan (overdue) under the Agreement No.5594 on opening of a non-revolving credit line dated 09/10/2012 (for the Second part of the credit line) for the period from 29/03/2015 to 01/10/2015
90	31/03/2016	BFP LLC	72,203,785.60	RUR	principal debt under the Agreement No.160 on opening of a non-revolving line of credit dated 14/10/2010 by the court decision on cases No.A19-9461/15; A40-110111/15

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

No.	Date of payment	Payer	Amount	Currency of payment	Purpose of payment
91	31/03/2016	Izhstal OAO	16,595,504.67	RUR	principal debt under the Agreement No.12-NKL-I on opening of a non-revolving credit line dated 22/07/2010 by the court decision on the case No. A40-135744/15; A71-8039/15
92	31/03/2016	Izhstal OAO	1,350,000.00	RUR	principal debt under the Agreement No.4-NKL-I on opening of a non-revolving credit line dated 13/02/2009 by the court decision on the case No. A40-135744/15; A71-8039/15
93	31/03/2016	Yakutugol HC OAO	5,194,730.88	RUR	principal debt under the Agreement No.12 on opening of a non-revolving line of credit dated 23/04/2010 by the court decision on cases No.A19-3296/2015; A40-110036/15
94	31/03/2016	Southern Kuzbass OAO	400,000.00	RUR	expenses of Sberbank PJSC for payment of state fee under international agreements concluded within the framework of arbitration cases No. No.A40-187413/15; A40-187416/15; A40-187451/15; A40-187412/15
95	31/03/2016	Southern Kuzbass OAO	200,000.00	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A40-159730/2014
96	31/03/2016	ChMK PJSC	200,000.00	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No.A40-83634/15
97	31/03/2016	BFP LLC	200,000.00	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A19-9461/15; A40-110111/15
98	31/03/2016	Izhstal OAO	292,004.00	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A40-135744/15; A71-8039/15
99	31/03/2016	Yakutugol HC OAO	74,312.00	RUR	expenses of Sberbank PJSC for payment of state fee by the court decision on the case No. A58-3296/2015; No. A40-110036/15
		TOTAL	3,300,000,000.00	RUR

Signatures of Parties

Lender:		Borrower:

Senior Managing Director - Head of the Credit and Project Finance Division of the Credit Department of Sberbank PJSC		General Director of management company - MC Mechel Mining OOO

	A.Yu. Goncharenko		P.V. Shtark
L.S.		L.S.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Appendix No.4 to Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Appendix No. 6 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Terms of mandatory repayment (Cash-sweep mechanism)

(hereinafter referred to as “Terms”)

Unless otherwise provided, the terms used in the Conditions, have the same meaning as in the Agreement.

For the purposes of the Conditions, the following terms and definitions are used:

“Lenders - participants of Cash-sweep” - Lender, GPB (JSC), VTB Bank (PJSC) as well as banks and financial institutions involved as lenders under:

•	an agreement for syndicated credit dated September 6, 2010, in the amount of 501,981,997.35 (Five hundred and one million nine hundred and eighty-one thousand nine hundred ninety-seven 35/100) US dollars, signed with the Southern Kuzbass Coal Company OAO as a borrower;

•	an agreement for syndicated credit dated September 6, 2010, in the amount of 501,981,997.35 (Five hundred and one million nine hundred and eighty-one thousand nine hundred ninety-seven 35/100) US dollars, signed with the Yakutugol HC OAO as a borrower;

“Compulsory payments” means payments of the Mechel Group companies payable in the calendar month following the reporting month to:

(a) repay loan debt in accordance with loan debt repayment schedule and pay interest on the entire Loan debt of the Mechel Group;

(b) repay bond loans of Mechel Group and pay interest on them.

“Reporting month” means relevant calendar month within the effective term of the Agreement starting from January 2016.

“Control period” means every three consecutive reporting months. Each Reporting month can belong to only one Control period.

“Monetary funds” means at any given time total amount of cash and monetary equivalents of any of the Mechel Group companies, according to the methodology used for preparing financial statements according to US GAAP.

“Minimum limit of monetary funds” means 5,000,000,000 (Five billion) rubles.

“Free Monetary funds of the Mechel Group” means positive value of average daily balance of Monetary funds for the Reporting month minus the Minimum limit of monetary funds and reduced by the amount of Compulsory payments divided by the number of calendar days in the Reporting month. If the difference is negative, the amount of Free Monetary funds of the Mechel Group is assumed to be 0 (zero) rubles.

“Credit indebtedness of the Mechel Group” means total amount of loan indebtedness (principal debt) under all contracts on loans signed with the Mechel Group companies

“Credit indebtedness of the Mechel Group to lenders - members of Cash-sweep” means total amount of principal debt (loan indebtedness) of the Mechel Group companies to lenders - members of Cash-sweep.

1. Within 10 (Ten) business days after the end of the Reporting month, the Borrower shall provide from the side of the Mechel OAO to the Lender and the Independent financial adviser / Deputy General Director:

(a) Confirming certificate signed by an authorized person, containing:

(i) results of calculation of average daily balance of Monetary funds for the Reporting month and calculation of Free monetary funds of the Mechel Group denominated in rubles (this calculation must be also sent to the Lender in the “MS Excel” format to the email address mechel@sberbank.ru). Daily balance of Monetary funds in foreign currencies is translated into rubles at the exchange rate of the Bank of Russia set for the respective day.

(ii) Compulsory payments (indicating a lender, bank details, credit agreements, currency of payment, payment amount in the currency of destination and date of payment) denominated in rubles. Compulsory payments in foreign currencies are translated into rubles at the exchange rate of the Bank of Russia set for the last date of the Reporting month.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

(b) statements (certificates) for all bank accounts of the Mechel Group companies for the Reporting month containing amount of balance of monetary funds for the end of each day in paper form certified by respective banks (and also their electronic copies in the “MS Excel” format must be sent to the Lender to his electronic address mechel@sberbank.ru) upon receipt of a written request from the Lender (but not more than one request per quarter) from Independent financial adviser / Deputy General Director at their discretion.

(c) a certificate from tax authority about actual accounts of Liable persons in the Reporting month in electronic form with a digital signature of the tax authority, upon receipt of written request from the Lender (but not more than one request per quarter) from Independent Financial Adviser / Deputy General Director at their discretion.

(d) decoding of Balance sheet accounts of each Mechel Group company for the reporting month containing amounts of Monetary funds for the end of each day in the “MS Excel” format, upon receipt of written request from the Lender (but not more than one request per quarter) from Independent financial advisor / Deputy General Director at their discretion.

2. The Borrower shall provide the following documents in the form of copies certified by the Mechel OAO, or originals from the side of the Mechel OAO to Independent financial adviser:

(a) Consolidated annual audited statements of the Mechel OAO, prepared in accordance with IFRS or US GAAP - no later than 180 (One hundred eighty) calendar days from the date of the end of the relevant calendar year.

(b) Consolidated audited statements of the Mechel OAO for the first, second and third quarters of the calendar year, including consolidated balance sheet, profit and loss statement and statement of comprehensive debt, prepared in accordance with IFRS or US GAAP:

(i) with respect to statements prepared in 2015 and 2016 - no later than 120 (One hundred twenty) days from the date of the end of the quarter;

(ii) with respect to statements prepared in 2017 - no later than 90 (Ninety) days from the date of the end of the quarter;

3. At the end of each Reporting month within 5 (Five) working days from the date of expiry of the documents listed in clause 1 of Terms and Conditions, Deputy General Director on the basis of all documents and information available to him, checks results of calculations of average daily balance of Monetary funds and Free monetary funds of the Mechel Group for the Reporting month contained in Confirming certificates, and transfers preliminary conclusion about presence / absence of discrepancies between results of calculations of Confirming certificates and results of calculations carried out by the Deputy General Director for the reporting month, to the Lender and to Liable persons.

4. In the case of non-receipt of all documents listed in clause 1 of Terms and Conditions for each of the Reporting month from the Mechel OAO:

4.1.	Deputy General Director during test period carried out in accordance with clause 3 of Terms and Conditions, shall immediately send a requirement containing a list of not received documents, to Liable persons.

4.2.	The Borrower shall, within 3 (Three) business days from the date of receipt of the requirement with a list of not received documents from the Deputy General Director, ensure the provision of specified in requirements documents from the Mechel OAO to Deputy General Director and the Lender.

4.3.	In the case of non-receipt from the Mechel OAO of all the documents listed in this clause 4.1 Conditions of requirements, Deputy General Director at the end of the period specified in clause 4.2 of Terms and Conditions, shall immediately send a requirement containing a list of not received documents, to the Lender and Liable persons.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

5. At the end of each Control period, within 10 (Ten) business days from the date of expiry of the reporting for the Control period specified in clause 1 of Terms and Conditions, the Independent financial adviser on the basis of all documents and information available to him, checks results of calculations of average daily balance of Monetary funds and Free monetary funds of the Mechel Group for each of Reporting months included in the Control period, and transfers preliminary conclusion about presence / absence of discrepancies between results of calculations of Confirming certificates and results of calculations carried out by the Independent financial adviser for the reporting months, to the Lender and to Liable persons.

6. In the case of non-receipt of all documents listed in clause 1 and 2 of Terms and Conditions, for each of the Reporting month in the relevant Control period:

6.1.	Independent financial adviser during the period of testing carried out in accordance with clause 5 of Terms and Conditions, shall immediately send a requirement containing a list of not received documents, to Liable persons.

6.2.	The Borrower shall, within 3 (Three) business days from the date of receipt of the requirement with a list of not received documents from the Independent financial adviser, ensure the provision of specified in requirements documents from the Mechel OAO to the Independent financial adviser and the Lender.

6.3.	In the case of non-receipt from the Mechel OAO of all the documents listed in this clause 6.1 of Conditions of requirements, the Independent financial adviser at the end of the date specified in clause 6.2 of Terms and Conditions, shall immediately send a requirement containing a list of not received documents, to the Lender and Liable persons.

7. Upon receipt of a preliminary conclusion in accordance with clauses 3 or 5 of the Terms (hereinafter - the “Preliminary conclusion”) from the Independent financial adviser / Deputy General Director:

7.1.	The Lender may, within 3 (Three) working days from the date of receipt of the preliminary conclusion from the Independent financial adviser / Deputy General Director, provide the Independent financial adviser / Deputy General Director and the Mechel OAO with its explanations and objections regarding received preliminary conclusion attaching supporting documents;

7.2.	The Lender may, within 3 (Three) business days from the date of receipt of the preliminary conclusion from the Independent financial adviser / Deputy General Director, provide the Mechel OAO representation of its explanations and objections regarding received preliminary conclusion attaching supporting documents, to Independent financial adviser / Deputy General Director;

7.3.	Independent financial adviser and / Deputy General Director shall send the Lender and Liable persons final conclusion about presence / absence of discrepancies between results of calculations of Confirming certificates and results of calculations carried out by the Independent financial adviser / Deputy General Director (hereinafter referred to as “Final conclusion”):

(a)	not later than 3 (Three) business days from the date of receipt of explanations and objections from the Lender and / or the Mechel Group, or

(b)	on the 6 (Sixth) business day from the date of receipt by Mechel OAO from the Independent Financial Adviser / Deputy General Director, a preliminary conclusion specified in clause 5 of Terms and Conditions - if the Independent financial adviser / Deputy General Director has not received explanations and objections to the preliminary conclusion from the Lender and / or Mechel OAO.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

8. When in the Reporting month Free Monetary funds of the Mechel Group have been identified in the amount of more than 100,000,000 (One hundred million) rubles, the Borrower’s obligation to repay the principal debt (loan debt) under the Agreement, becomes urgent to fulfill in terms of amount of the Free Monetary funds of the Mechel Group in proportion to the loan debt (principal debt) under the Agreement, in the total credit debt of the Mechel Group to Lenders - Cash-sweep participants on the last day of the Reporting month. The obligation having become urgent to fulfill, is enforceable by the Borrower to the Lender within 10 (Ten) business days from the date of sending to the Lender Final conclusions of the Independent financial adviser / Deputy General Director, about discrepancy between results of calculations in Confirming Certificates and results of calculations carried out by the Independent financial adviser / Deputy General director.

9. The Borrower provides and ensures provision from the side of the Mechel Group and all companies of the Mechel Group to the Independent financial adviser / Deputy General Director, of financial control function over the Mechel Group:

(i) Verification of the Financial model of the Mechel Group for technical correctness and validity of laid down preconditions, including development of recommendations for correcting prerequisites (Bank-Case development), performed by the Independent financial adviser annually.

(ii) monthly / quarterly monitoring of financial and operating activities of the Mechel Group, including:

•	analysis of the fact of the past month to the fact of the previous month;

•	analysis of the fact of the past month to the plan of the previous month;

•	analysis of corrections of plans for long-term Financial model of the Mechel Group;

•	analysis of performance of covenants under agreements of Lender banks.

(iii) Monthly / quarterly inspection of concluded transactions (including but not limited to sale of finished products, procurement of goods / services, receipt / delivery of loans / bills) to suit market conditions and economic feasibility, including random checks of primary documentation (contracts, invoices, payment orders) at the request of the Lender and / or the Independent financial adviser.

(iv) Monthly / quarterly monitoring of transactions with related parties to show suitability to market conditions and economic feasibility, including random checks of primary documents (contracts, invoices, payment orders) at the request of the Lender and / or the Independent financial adviser.

(v) Monthly / quarterly monitoring of primary documents confirming the amount of Compulsory payments.

The Borrower shall ensure that Mechel OAO makes audit of the annual consolidated financial statements of Mechel OAO by international standards. Audit of international reporting must be carried out by an auditor of PricewaterhouseCoopers, E&Y, Deloitte or KPMG before repayment of debts to the Lender.

10. For financial control purposes in accordance with clause 9 of Terms and Conditions the Borrower shall provide a report of the Independent financial adviser from the side of Mechel OAO to the Lender no later than the 25th day of the first month of each calendar quarter, and not later than the 25th day of each calendar month - a report of the Deputy General Director containing information in accordance with clause (i) - (v) of clause 9 of Terms and Conditions

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

11. The Borrower shall, before March 31, 2016, conclude / provide conclusion of an agreement between Mechel OAO and the Independent financial adviser, providing implementation of functions stipulated by Terms and Conditions, by the Independent financial adviser, and to ensure coordination with the Lender of conditions of the agreement with the Independent financial adviser. At the same time, taking into account proposals of the Independent financial adviser, conditions can be changed by agreement of the Parties.

12. The Borrower shall provide / ensure the provision of all necessary information (access to information) to carry out its (their) obligations under the Terms and Conditions, from the side of the Mechel Group to the Independent financial adviser / Deputy General Director.

Signatures of Parties

Lender:	Borrower:

Senior Managing Director - Head of the Credit and Project Finance Division of the Credit Department of Sberbank PJSC	General Director of MC Mechel Mining OOO

A.Yu. Goncharenko	P.V. Shtark
L.S.	L.S.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Appendix No.5 to Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Appendix No. 7 to Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

List of Non-key assets for disposal

No.	Name of Asset	Location	Identification of asset
1	Share of 100% of the share capital of the Bratsk Ferroalloy Plant (BFP LLC)	665716 Russian Federation, Irkutsk region, Bratsk, Central residential district, P 01 11 01 00	PSRN 1033800845760; TIN 3804028227
2	91.45% of the share capital of the Beloretsk Metallurgical Plant OAO (BMC OAO)	453502 Russian Federation, Republic of Bashkortostan, Beloretsk, 1 Blyuhera Street	PSRN 1020201623716; TIN 0256006322
3	93.76% of the share capital of the Urals Stampings Plant (Urals Stampings Plant OAO)	456440 Russian Federation, Chelyabinsk region, Chebarkul, 7 Dzerzhinskogo Street	PSRN 1027401141240; TIN 7420000133
4	90.00% of the share capital of the Izhstal OAO (Izhstal OAO)	426006 Russian Federation, Republic of Udmurtia, Izhevsk, 6 Novoazhimova Street	PSRN 1021801435325; TIN 1826000655
5	90.04% of the share capital of the KGOK OAO (KGOK OAO)	665651 Irkutsk region, Russian Federation, Zheleznogorsk-Ilim, 9A / 1 Ivashchenko Street	PSRN 1023802658714; TIN 3834002314
6	72.14% of the share capital of the Kuzbass Power Sales Company OAO (Kuzbassenergosbyt OAO)	650036 Kemerovo region, Kemerovo, 90/4 Prospekt Lenina	PSRN 1064205110133
7	99.52% of the share capital of the Moscow Coke and Gas Plant OAO (Moskoks OAO)	142703 Moscow Region, Vidnoe, 13 Belokamennoye Highway	PSRN 1025000657660
8	100% of the share capital of the UAB “Mechel Nemunas” (Mechel Nemunas)	Kaunas, 83 R. Kalantos Street, LT-52308, Lithuania	PSRN 111790066
9	93.35% of the share capital of the Vyartsilya Hardware Plant CJSC (Vyartsilya Hardware Plant CJSC)	186757 Republic of Karelia, Sortavala, urban type settlement Vyartsilya, 1 Zavodskaya Street	PSRN 1021000941785
10	84.10% of the share capital of the Southern Urals Nickel Plant OAO (Yuzhuralnickel OAO)	462424 Orenburg region, Orsk, 1 Prizavodskaya Street	PSRN 1025601931410
11	Land plot of 13.41 hectares, owned by Mechel Service LLC (Mechel Service LLC)	Russian Federation, Moscow region, Vidnoe, 13 Belokamennoye highway	cadastral number 50:21:0020102:368
12	Share of 100% of the share capital of the Port Mechel Temryuk LLC (Port Mechel Temryuk LLC)	353500 Russia, Krasnodar region, Temryuk district, port “Temryuk”	PSRN 1082352000521; TIN 2352042694
13	90.36% of the share capital of the Port Kambarka OAO (Port Kambarka OAO)	427958 Republic of Udmurtia, Kambarsky District, village Kama, 2 Nizhnekamskaya Street	PSRN 1021800717839

Signatures of Parties

Lender:	Borrower:

Senior Managing Director - Head of the Credit and Project Finance Division of the Credit Department of Sberbank PJSC	General Director of MC Mechel Mining OOO

A.Yu. Goncharenko	P.V. Shtark
L.S.	L.S.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Appendix No.6 to Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Conditions of termination of the Additional Agreement

1. On the basis of Articles 157, 327.1 of the Civil Code of the Russian Federation, the Parties put termination of rights and obligations of the Parties under this Additional Agreement, dependent on occurrence of any of the following circumstances:

a) non-receipt by the Lender in the period until March 31, 2016 (inclusive) payments from the Mechel Group companies to repay overdue debt to the Lender on interest, fees, penalties and repayment of the Lender’s expenses for payment of state fee for examination cases by courts of arbitration in the amount (in rubles or US dollars) equivalent to 3.3 billion (Three billion three hundred million) rubles, in accordance with Appendix No.5 to the Agreement;

b) non-transfer until 30 April, 2016 (inclusive), by the Mechel Group companies that are lessees of Sberbank Leasing JSC, monetary funds in the total amount of 900,000,000 (Nine hundred million) rubles (including amounts transferred starting from 19.11.2015) in favor of Sberbank Leasing JSC in account of full compensation of legal costs in court cases with Sberbank Leasing JSC, as well as in account of performance of obligations established by international agreements on arbitration cases;

c) failure of conclusion until March 31, 2016 (inclusive) of the agreement of cession by the Lender, and non-receipt of payment on it (in rubles or US dollars) in total equivalent to 31,500,000,000 (Thirty-one billion five hundred million) rubles at the Bank of Russia exchange rate on the date of payment for ceded rights (claims) or part of the rights (claims) to Southern Kuzbass OAO, belonging to the Lender on one or more Agreements on opening of a non-revolving credit facility No.5593 dated 09.10.2012, No.5594 dated 09.10.2012, No.8507 dated 09.10.2012, No.8508 dated 09.10.2012, made between the Lender and Southern Kuzbass OAO, taking into account global agreements concluded between the Lender and of Southern Kuzbass OAO in the process of judicial review of arbitration cases No. A40-187413/15, A40-187451/15, A40-187412/15, A40-187416/15;

d) occurrence, in the period from the date of signing of the Additional Agreement on March 31, 2016 (inclusive), of delay in the payment of interest under the Agreement, payable in accordance with the procedure specified in Article 4 of the Agreement (as amended in the Additional Agreement), of more than 10 (Ten) business days;

e) occurrence of legal disputes under Agreements on opening of a non-revolving credit line No. 5593 dated 09.10.2012, No. 5594 dated 09.10.2012, No. 8507 dated 09.10.2012, No. 8508 dated 09.10.2012, concluded between the Lender and Southern Kuzbass OAO, initiated by the Mechel Group companies and / or any third party (including on appeal of approved settlement agreements in the framework of arbitration proceedings claims No. A 40-187413/15, A40-187451/15, A-40-187412/15, A40-187416/15 and previously adopted legal acts in arbitration cases No. A40-159782/2014, A40-25992/2015, A40-47254/2015);

f) adoption of judicial decisions about invalidation of any of the obligations of the Mechel Group companies to the Lender on any of credit agreements / contracts on opening of a credit line / agreements / contracts of pledge / surety agreements concluded between them.

2. In the event of occurrence of any listed in clause 1 of this Appendix No. 6 to the Additional Agreement circumstances, rights and obligations of the Parties under the Additional Agreement terminate on expiry of 10 (Ten) calendar days from the date of the Lender’s written notice to the Borrower.

3. Inclusion of conditions listed in clause 1 of this Appendix No. 6 to the Additional Agreement, is an compulsory condition of conclusion of the Additional Agreement between the Lender and the Borrower.

4. In case of termination of rights and obligations of the Parties under this Additional Agreement, conditions of the Agreement No. 5593 on opening of a non-revolving credit facility dated October 9, 2012 in the version in force until conclusion of the Additional Agreement between the Parties, is applied to legal relations between the Parties.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012

Signatures of Parties

Lender:	Borrower:

Senior Managing Director - Head of the Credit and Project Finance Division of the Credit Department of Sberbank PJSC	General Director of MC Mechel Mining OOO

A.Yu. Goncharenko	P.V. Shtark
L.S.	L.S.

Additional Agreement No. 7 dated March 4, 2016 to

Non-Revolving Credit Facility Agreement No. 5593 dated October 9, 2012